Exhibit 10.3

Execution Version

AMENDMENT AGREEMENT

This AMENDMENT AGREEMENT, dated as of December 15, 2011 (this “Amendment”), to the Original Credit Agreement (as defined below) and the Reaffirmation Documents (as defined below), is entered into by and among FORESIGHT ENERGY LLC, a Delaware limited liability company (“Borrower”), certain subsidiaries of the Borrower signatory hereto, the Original Required Lenders (as defined below), the banks and financial institutions whose names appear on the signature pages hereto (each individually, a “New Lender” and collectively, the “New Lenders”) and CITIBANK, N.A., as Administrative Agent and Collateral Agent (the “Agent”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Amended and Restated Credit Agreement as defined below.

PRELIMINARY STATEMENTS:

(1) The Borrower is party to that certain Credit Agreement dated as of August 12, 2010 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time immediately prior to the Amendment Effective Date (as defined below), the “Original Credit Agreement,” and with the Lenders party thereto prior to the Amendment Effective Date being the “Original Lenders” and together with the New Lenders, the “Lenders”) with the Agent, as administrative agent and as collateral agent for the Lenders thereunder and the other parties referred to therein, pursuant to which the Lenders extended or committed to extend credit to the Borrower;

(2) The Borrower has requested that the Lenders extend credit to the Borrower in the form of Revolving Credit Commitments in an initial aggregate principal amount of $400,000,000, the proceeds of which will be used for working capital and other general corporate purposes of the Borrower and its Subsidiaries.

(3) The Borrower has requested that the Lenders approve an amendment and restatement of the Original Credit Agreement in accordance with the form of the Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) attached as Exhibit A hereto;

(4) The Borrower has requested that the Lenders approve an amendment of the Pledge and Security Agreement, dated as of August 12, 2010, among the Borrower, the Subsidiaries party thereto from time to time and Citibank, N.A., as collateral agent (the “Security Agreement”) and the Subsidiary Guaranty, dated as of August 12, 2010, among Subsidiaries party thereto (the “Guaranty” and together with the Security Agreement and the other Collateral Documents, the “Reaffirmed Documents”) in accordance with Section 7 hereto.

(5) Pursuant to Section 10.01 of the Original Credit Agreement, no amendment or waiver of any provision of the Original Credit Agreement, nor consent to any departure by any Borrower or any other Person from such provisions, shall be effective unless in writing signed by and approved by each Original Lender or the Required Lenders (the “Original Required Lenders”) (as the case may be) and the Borrower, and such consent shall include any L/C Issuer to the extent that its rights are affected;

(6) Each New Lender shall, by executing and delivering this Amendment, be deemed to have become a party to the Original Credit Agreement as a Lender thereunder and shall have the rights and obligations of a Lender thereunder including, without limitation, the right to vote on amendments to the Amended and Restated Credit Agreement;

(7) Upon the occurrence of the Amendment Effective Date (as hereinafter defined), each of the Lenders shall have the interest(s) shown opposite its name on Schedules I to the Original Credit Agreement (as amended hereby); and

(8) To effect the forgoing in accordance with the terms of the Original Credit Agreement, and upon satisfaction of the conditions set forth herein, the Agent, the Original Required Lenders, the New Lenders, the Borrower and the other Loan Parties have each agreed, subject to the terms and conditions stated below, to amend and restate the Original Credit Agreement and amend certain other Loan Documents as set forth herein.

NOW THEREFORE in consideration of the premises and in order to induce the Lenders to extend credit and other financial accommodations to the Borrower pursuant to the Amended and Restated Credit Agreement and the other Loan Documents or otherwise, which the Guarantors hereby agree have benefited and shall continue to benefit the Guarantors and their respective shareholders, directly or indirectly, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Agent, the Lenders, the Borrower and the other Loan Parties hereby covenant and agree as follows:

SECTION 1. Amendment and Restatement of Original Credit Agreement. The Original Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, hereby amended and restated in its entirety as set forth in the form of Amended and Restated Credit Agreement attached as Exhibit A hereto (the “Amendment Effective Date”).

SECTION 2. Signature Pages to Amended and Restated Credit Agreement. With respect to the Borrower, the signature page hereto in respect of the Borrower shall be deemed for all purposes to be a signature page to the Amended and Restated Credit Agreement. With respect to any Lender or agent, the signature pages hereto delivered by such Lender or agent shall be deemed for all purposes to be signature pages to the Amended and Restated Credit Agreement. As of the Amendment Effective Date, the signature pages of the Original Credit Agreement are hereby amended to conform to the signature pages hereto.

SECTION 3. Reference to and Effect on the Loan Documents.

(a) On and after the Amendment Effective Date, each reference in the Original Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Original Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Original Credit Agreement, shall mean and be a reference to the Original Credit Agreement, as amended, restated and modified by this Amendment.

(b) The Original Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended and modified by this Amendment are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents to the extent provided in the Collateral Documents.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender, any L/C Issuer, any Swing Line Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(d) The Loan Parties agree that this Amendment shall be a Loan Document for all purposes of the Amended and Restated Credit Agreement and the other Loan Documents.

(e) Nothing contained in this Amendment, the Amended and Restated Credit Agreement or any other Loan Document shall constitute or be construed as a novation of any of the Obligations.

SECTION 2. Conditions of Effectiveness. This Amendment shall become effective as of the Amendment Effective Date when, and only when, the following conditions have been satisfied:

(a) The Agent’s receipt of the following, each of which shall be originals or electronic copies unless otherwise specified, each properly executed by a duly authorized officer of the signing Loan Party, each dated the Amendment Effective Date (or, in the case of certificates of governmental officials, a recent date before the Amendment Effective Date) and each in form and substance reasonably satisfactory to the Agent:

(i) executed counterparts of this Amendment executed by the Original Required Lenders, the New Lenders, the Borrower and the Agent;

(ii) certified copies of the resolutions of the board of directors or equivalent governing body of each Loan Party approving this Amendment to which it is or is to be a party and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to this Amendment and each Loan Document to which it is a party;

(iii) a copy of the certificate of the Secretary of State of the jurisdiction of incorporation or formation, as the case may be, of each Loan Party, dated reasonably near the Amendment Effective Date, certifying (A) as to a true and correct copy of the charter, article of formation, or such other constitutive document on file in such Secretary’s office and (B) that (1) such amendments are the only amendments to such Loan Party’s constitutive documents on file in such Secretary’s office, (2) such Loan Party has paid all franchise taxes to the date of such certificate and (3) such Loan Party is duly incorporated or formed and in good standing or presently subsisting under the laws of the State of the jurisdiction of incorporation or formation;

(iv) a certificate of each Loan Party signed on behalf of such Loan Party by its President or a Vice President and its Secretary, any Assistant Secretary or a duly authorized person, dated the Amendment Effective Date (the statements made in which certificate shall be true on and as of the Amendment Effective Date), certifying as to (A) the absence of any amendments to the charter or applicable constitutive documents of such Loan Party since the date of the Secretary of State’s certificate referred to in Section 4(a)(iii) above, (B) a true and correct copy of the bylaws, limited liability company agreement, or partnership agreement of such Loan Party as in effect on the date on which the resolutions referred to in Section 4(a)(iii) above were adopted and on the Amendment Effective Date and (C) the due incorporation or formation and good standing or valid existence of such Loan Party as a corporation, limited liability company or partnership organized or formed under the laws of the jurisdiction of its incorporation or formation and the absence of any proceeding for the dissolution or liquidation of such Loan Party;

(v) a certificate of the Secretary, an Assistant Secretary or a duly authorized person of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign each Loan Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder;

(vi) a certificate signed by a Responsible Officer, or a duly authorized person, of the Borrower certifying that the conditions specified in Sections 4.02(a) and (b) of the Amended and Restated Credit Agreement have been satisfied;

(vii) the executed opinion of Cahill Gordon & Reindel LLP, special New York counsel to the Loan Parties, addressed to the Agent and each Lender, substantially as to the matters set forth, mutatis mutandis, in Exhibit H to the Original Credit Agreement.

(b) The New Lenders shall have received, to the extent requested, on or before the date which is five (5) Business Days prior to the Amendment Effective Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations including the PATRIOT Act.

(c) (x) Any fees, costs and expenses required to be paid on or before the Amendment Effective Date to the Agent or any Arranger (i) pursuant to any fee or engagement letters or (ii) otherwise for which invoices have been received at least one Business Day prior to the Amendment Effective Date and (y) an amendment fee to each Original Lender that has executed this Amendment Agreement by the Amendment Effective Date in an aggregate amount equal to 0.25% of such Original Lender’s Commitment immediately prior to the Amendment Effective Date, in each case shall have been paid.

(d) Unless waived by the Agent, the Borrower shall have paid all reasonable fees, charges and disbursements of counsel to the Agent (directly to such counsel if requested by the Agent) to the extent invoiced at least one Business Day prior to the Amendment Effective Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing and customary post-closing proceedings included in such invoices (provided, that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Agent).

(e) The conversions, payments and repayments specified in Section 6 below shall have been completed and made, as applicable.

SECTION 3. Confirmation of Representations and Warranties.

(a) The Borrower hereby represents and warrants that all representations and warranties contained in Article V of the Amended and Restated Credit Agreement and each other Loan Document (other than the Amended and Restated Credit Agreement) to which it is a party are true and correct in all material respects on and as of the date hereof, provided that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date, and provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(b) Each Loan Party (other than the Borrower) hereby represents and warrants, on and as of the date hereof, that the representations and warranties contained in the Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof; provided that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date, and provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(c) Each Loan Party (other than the Borrower) represents and warrants, on and as of the date hereof, that (a) it has the requisite power to execute and deliver this Amendment, and all corporate or other action required to be taken by it for the due and proper authorization, execution, delivery and performance of this Amendment and the consummation of the transactions contemplated hereby has been duly and validly taken and (b) this Amendment has been duly authorized, executed and delivered by it.

(d) Each Loan Party (other than the Borrower) hereby acknowledges that it has been provided with a copy of each of the Amended and Restated Credit Agreement and the other Loan Documents.

(e) Each Loan Party hereby represents and warrants that, on and as of the date hereof, no event has occurred and is continuing that constitutes a Default.

SECTION 4. Reallocation of Revolving Loans.

(a) Upon the Amendment Effective Date and the increase in the Revolving Credit Commitment of the New Lenders as contemplated hereby, the New Lenders shall make Revolving Credit Loans to the Borrower and the Borrower shall prepay outstanding Revolving Credit Loans with the proceeds thereof in an amount such that, after giving effect to such prepayment, the percentage of the Revolving Credit Loans held by each Original Lender and each New Lender will equal the percentage of the aggregate Revolving Credit Commitments of all Lenders represented by such Lender’s Revolving Credit Commitment after giving effect to the increase in the Revolving Credit Commitments as contemplated hereby. The Borrower shall pay accrued interest on the Revolving Credit Loans being prepaid and any other amounts payable to any Lender in accordance with Section 3.05 of the Amended and Restated Credit Agreement.

(b) Upon the Amendment Effective Date and the increase in the Revolving Credit Commitments as contemplated hereby, (i) each Original Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to the New Lender, and the New Lender will automatically and without further act be deemed to have assumed, a pro rata portion of such Original Lenders’ participations under the Credit Agreement in outstanding Letters of Credit and Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (A) participations under the Credit Agreement in Letters of Credit and (B) participations under the Amended and Restated Credit Agreement in Swing Line Loans held by each Lender will equal the percentage of the aggregate Revolving Credit Commitments held by such Lender after giving effect to the increase in the Revolving Credit Commitments as contemplated hereby.

SECTION 5. Reaffirmation.

(a) Each Loan Party hereby acknowledges, confirms and agrees that: (i) each of the Reaffirmed Documents to which it is a party has been duly executed and delivered by such Loan Party, and each of the Reaffirmed Documents is and shall remain in full force and effect as of the date hereof, and (ii) the agreements and obligations of such Loan Party contained in the Reaffirmed Documents constitute the legal, valid and binding obligations of such Loan Party, enforceable against it in accordance with their respective terms, and as of the date hereof such Loan Party has no valid defense to the enforcement of such obligations.

(b) Each Loan Party hereby acknowledges, confirms and agrees that (i) the Collateral Agent, on behalf of the Secured Parties, has and shall continue to have valid, enforceable and to the extent provided in the Security Agreement perfected first-priority liens upon and security interests in the Collateral (as defined in the Security Agreement) heretofore granted to the Collateral Agent, on behalf of the Secured Parties, pursuant to the Security Agreement and (ii) any other security interests, pledges, assignments or liens granted to the Collateral Agent pursuant to any Loan Document shall continue to be valid, enforceable first-priority liens and security interests, subject, in each case, only to Permitted Liens.

(c) Each Loan Party hereby acknowledges, confirms and agrees that the Secured Obligations shall constitute obligations which are secured by the Security Agreement and guaranteed by the Guaranty.

SECTION 6. Amendment of Reaffirmation Documents.

(a) The Security Agreement is, effective as of the Amendment Effective Date, hereby amended as follows:

(i) The definition of “Secured Hedge Agreement” is hereby amended by replacing the phrase “the Borrower” with “any Loan Party”; and

(ii) The definition of “Maximum First Lien Amount” is hereby amended by replacing the proviso thereto, in its entirety, with the following:

“provided, that the aggregate amount of Obligations under Permitted Secured Commodity Swap Contracts that are secured by the Collateral shall not exceed an aggregate amount equal to the greater of (i) if the Consolidated Net Leverage Ratio (as defined in the Credit Agreement) at the time such Permitted Secured Commodity Swap Contract became entitled to a Lien on the Collateral was equal to or greater than 2.00:1.00, the greater of (A) $10,000,000 and (B) 0.75% of Tangible Assets and (ii) if the Consolidated Net Leverage Ratio at the time such Permitted Secured Commodity Swap Contract became entitled to a Lien on the Collateral was less than 2.00:1.00, the greater of (A) $25,000,000 and (B) 2.0% of Tangible Assets (as defined in the Credit Agreement); provided, further, that such Liens shall be subject to the terms of the Collateral Documents and the Intercreditor Agreement.”

(b) The Guaranty is, effective as of Amendment Effective Date, hereby amended as follows:

(i) Section 5(b) is hereby replaced in its entirety with the following language:

“SUBMISSION TO JURISDICTION. EACH OF THE UNDERSIGNED IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK

COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT OF ANY SECURED PARTY TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY GUARANTOR OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.”

SECTION 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 8. Expenses. The Borrower agrees to reimburse the Agent for its reasonable and documented out-of-pocket costs and expenses incurred in connection with this Amendment, including all legal fees.

SECTION 9. Miscellaneous. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective authorized officers as of the date first above written.

FORESIGHT ENERGY LLC

By:	/s/ Michael J. Beyer
Name: Michael J. Beyer
Title: President

ADENA RESOURCES, LLC

FORESIGHT COAL SALES LLC

FORESIGHT ENERGY FINANCE CORPORATION

FORESIGHT SUPPLY COMPANY LLC HILLSBORO ENERGY LLC

MACOUPIN ENERGY LLC

OENEUS LLC (D/B/A SAVATRAN LLC)

SITRAN LLC

SUGAR CAMP ENERGY, LLC

WILLIAMSON ENERGY, LLC

By:	/s/ Michael J. Beyer
Name: Michael J. Beyer
Title: President

[Signature Page]

CITIBANK, N.A. as Agent

By:	/s/ Justin S. Tichauer
Name: Justin S. Tichauer
Title: Vice President

[Signature Page]

CITIBANK, N.A. as an Original Lender

By:	/s/ Justin S. Tichauer
Name: Justin S. Tichauer
Title: Vice President

[Signature Page]

MORGAN STANLEY BANK, N.A., as an Original Lender

By:	/s/ Dmitriy Barskiy
	Name:	Dmitriy Barskiy
	Title:	Authorized Signatory

[Signature Page]

RAYMOND JAMES BANK, FSB as a New Lender

By	/s/ Alexander L. Rody
	Name:	Alexander L. Rody
	Title:	Senior Vice President

[Signature Page]

JPMORGAN CHASE BANK, N.A. as an Original Lender

By	/s/ Brian Knapp
	Name:	Brian Knapp
	Title:	Vice President

[Signature Page]

PNC Bank, National Association as an Original Lender

By	/s/ Richard C. Munsick
	Name:	Richard C. Munsick
	Title:	Senior Vice President

[Signature Page]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK as an Original Lender

By	/s/ Matthias Guillet
	Name:	Matthias Guillet
	Title:	Director

By	/s/ Joseph Philbin
	Name:	Joseph Philbin
	Title:	Director

[Signature Page]

UBS LOAN FINANCE LLC as an Original Lender

By	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director

By	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director

[Signature Page]

UNION BANK, N.A. as an Original Lender

By	/s/ Richard G. Reeves
	Name:	Richard G. Reeves
	Title:	Senior Vice President

[Signature Page]

SOCIÉTÉ GENÉRALE as an Original Lender

By	/s/ Daniel Ota
	Name:	Daniel Ota
	Title:	Director

[Signature Page]

DEUTSCHE BANK TRUST COMPANY AMERICAS as a New Lender

By	/s/ Marcus M. Tarkington
	Name:	Marcus M. Tarkington
	Title:	Director

By	/s/ Michael Getz
	Name:	Michael Getz
	Title:	Vice President

[Signature Page]

BARCLAYS BANK PLC as a New Lender

By	/s/ Vanessa A. Kurbatskiy
	Name:	Vanessa A. Kurbatskiy
	Title:	Vice President

[Signature Page]

Branch Banking and Trust Company as a New Lender

By	/s/ Roger E Searls
	Name:	Roger E Searls
	Title:	Vice President

[Signature Page]

Goldman Sachs Bank USA as a New Lender

By	/s/ Mark Walton
	Name:	Mark Walton
	Title:	Authorized Signatory

[Signature Page]

Royal Bank of Canada as a New Lender

By:	/s/ P.K. Shields
	Name:	P.K. Shields
	Title:	Authorized Signatory

[Signature Page]

Stifel Bank & Trust as a New Lender

By	/s/ John H. Phillips
	Name:	John H. Phillips
	Title:	Executive Vice President

[Signature Page]

EXHIBIT A

Amended and Restated Credit Agreement

Attached.

Execution Version

$400,000,000

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of August 12, 2010

Amended and Restated

as of December 15, 2011

among

FORESIGHT ENERGY LLC,

as Borrower,

CITIBANK, N.A.,

as Administrative Agent, Collateral Agent and Swing Line Lender,

Each L/C Issuer Party Hereto,

The Lenders Party Hereto,

and

CITIGROUP GLOBAL MARKETS INC.,

PNC CAPITAL MARKETS LLC, and

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK,

as Joint Lead Arrangers and Joint Lead Book Managers

PNC CAPITAL MARKETS LLC and

THE HUNTINGTON NATIONAL BANK,

as Co-Syndication Agents

and

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK,

as Documentation Agent

Table of Contents

		Page
	ARTICLE I
	DEFINITIONS AND ACCOUNTING TERMS
1.01	Defined Terms	1
1.02	Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:	33
1.03	Accounting Terms.	33
1.04	Times of Day	34
1.05	Letter of Credit Amounts	34
1.06	Compliance with Certain Covenants	34
1.07	Amendment and Restatement of Original Credit Agreement	34

	ARTICLE II
	THE COMMITMENTS AND CREDIT EXTENSIONS

2.01	The Revolving Credit Loans	34
2.02	Borrowings, Conversions and Continuations of Loans	35
2.03	Letters of Credit.	36
2.04	Swing Line Loans	42
2.05	Prepayments	44
2.06	Termination or Reduction of Commitments	45
2.07	Repayment of Loans	45
2.08	Interest	45
2.09	Fees	46
2.10	Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.	47
2.11	Evidence of Debt.	47
2.12	Payments Generally; Administrative Agent’s Clawback	47
2.13	Sharing of Payments by Lenders	49
2.14	Incremental Facilities	49
2.15	Cash Collateral	52
2.16	Defaulting Lenders	52
2.17	Refinancing Amendments; Maturity Extension	54

	ARTICLE III
	TAXES, YIELD PROTECTION AND ILLEGALITY

3.01	Taxes	56
3.02	Illegality	58
3.03	Inability to Determine Rates	58
3.04	Increased Costs; Reserves on Eurocurrency Rate Loans	59
3.05	Compensation for Losses	60
3.06	Mitigation Obligations; Replacement of Lenders	60
3.07	Survival	61

	ARTICLE IV
	CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01	Conditions of Initial Credit Extension	61
4.02	Conditions to all Credit Extensions	64

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		Page
	ARTICLE VII
	NEGATIVE COVENANTS

7.01	Liens	82
7.02	Indebtedness	84
7.03	Investments	85
7.04	Fundamental Changes	87
7.05	Dispositions	87
7.06	Restricted Payments	88
7.07	Change in Nature of Business	89
7.08	Transactions with Affiliates	89
7.09	Burdensome Agreements	90
7.10	Use of Proceeds	90
7.11	Financial Covenants.	90
7.12	Intentionally Omitted	91
7.13	Intentionally Omitted	91
7.14	Amendments of Organization Documents	91
7.15	Accounting Changes	91
7.16	Prepayments, Etc. of Indebtedness	91
7.17	Amendment, Etc. of Related Documents and Indebtedness	92
7.18	Limitation on Negative Pledge Clauses	92
7.19	Swap Contracts. Enter into any Swap Contracts other than in the ordinary course of business for non-speculative purposes and consistent with sound business practice	93

	ARTICLE VIII
	EVENTS OF DEFAULT AND REMEDIES

8.01	Events of Default	93
8.02	Remedies Upon Event of Default	95
8.03	Application of Funds	95

	ARTICLE IX
	ADMINISTRATIVE AGENT

9.01	Appointment and Authority	96
9.02	Rights as a Lender	96
9.03	Exculpatory Provisions. No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, no Agent:	96
9.04	Reliance by Administrative Agent and Collateral Agent	97
9.05	Delegation of Duties	98
9.06	Resignation of Administrative Agent and Collateral Agent	98
9.07	Non-Reliance on Agents and Other Lenders	98
9.08	No Other Duties, Etc	99
9.09	Administrative Agent May File Proofs of Claim	99
9.10	Collateral and Guaranty Matters	99
9.11	Indemnification	100
9.12	Intercreditor Agreement; Consent	100
9.13	No Novation	100

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-iv-

SCHEDULES

I	Commitments and Applicable Lending Office
II	L/C Issuers
1.01(a)	Subsidiary Guarantors
1.01(b)	Coal Mining Agreements
1.01(c)	Coal Supply Agreements
1.01(d)	Mines and Mining Facilities and Related Properties
1.01(e)	Mining Leases
1.01(f)	Material Contracts
1.01(h)	Restructuring Transactions
1.01(i)	NRP Dispositions
1.01(j)	Existing Mortgages
4.01(c)	Disclosed Litigation
5.03	Approvals, Consents, Authorizations
5.08(a)	Existing Liens
5.08(b)	Real Property and Mortgaged Properties
5.09	Environmental Matters
5.14	Subsidiaries and Other Equity Investments; Loan Parties
5.18(a)	Intellectual Property Matters
5.21	Labor Matters
7.02(b)	Existing Indebtedness
7.03	Existing Investments
7.08	Affiliate Transactions
7.18	Negative Pledges
10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS1

Form of

A	Borrowing Notice
B	Swing Line Loan Notice
C	Note
D	Compliance Certificate
E	Assignment and Assumption
F	Subsidiary Guaranty
G	Mortgage
H	Opinion of Cahill Gordon & Reindel LLP, New York counsel to the Loan Parties
I	Opinion of Bailey & Glasser LLP, corporate counsel to the Loan Parties
J	Perfection Certificate
K	Opinion Relating to Mortgages

[1]	Exhibits attached hereto are those delivered on the Original Effective Date.

-v-

AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) is entered into as of December 15, 2011, among FORESIGHT ENERGY LLC, a Delaware limited liability company (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and CITIBANK, N.A., as Administrative Agent, Collateral Agent and Swing Line Lender, each L/C Issuer from time to time party hereto, CITIGROUP GLOBAL MARKETS INC., PNC CAPITAL MARKETS LLC (“PNC”) and CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK (“Crédit Agricole”), as Joint Lead Arrangers and Joint Lead Book Managers, PNC and THE HUNTINGTON NATIONAL BANK, as Co-Syndication Agents, and Crédit Agricole, as Documentation Agent.

PRELIMINARY STATEMENTS:

WHEREAS, the Borrower, the Lenders party thereto, Citibank, N.A., as administrative agent and collateral agent, and the other parties thereto are parties to that certain Credit Agreement dated as of August 12, 2010 (as amended prior to the date hereto, the “Original Credit Agreement”);

WHEREAS, the Borrower has requested that the Original Credit Agreement be amended and restated as provided herein and that, from and after the Amendment Effective Date, (a) the Lenders extend credit in the form of Revolving Credit Loans at any time and from time to time during the Availability Period, in an aggregate principal amount at any time outstanding not in excess of $400,000,000 or the aggregate amount of Revolving Credit Commitments in effect from time to time, (b) the Swing Line Lender extend credit at any time and from time to time during the Availability Period in the form of Swing Line Loans, in an aggregate principal amount at any time outstanding not in excess of $25,000,000, and (c) the L/C Issuers issue Letters of Credit in an aggregate face amount at any time outstanding not in excess of $125,000,000; and

WHEREAS, the Lender Parties have indicated their willingness to so amend and restate the Original Credit Agreement, and to extend such credit, and the L/C Issuers have indicated their willingness to issue Letters of Credit, in each case on the terms and subject to the conditions set forth herein, including the granting of security interests in the Collateral pursuant to the Collateral Documents and the making of the guarantees pursuant to the Subsidiary Guaranty.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Accounting Change” means changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

“Acquired Assets” has the meaning specified in the definition of “Permitted Acquisition”.

“Acquired Entity” has the meaning specified in the definition of “Permitted Acquisition”.

“Additional Lender” has the meaning specified in Section 2.14(d).

“Additional Permitted Secured Indebtedness” means Indebtedness or Obligations of a Loan Party that is (a) expressly permitted to be incurred pursuant to Section 7.02(k) hereof, (b) permitted to be secured by a Lien on the Collateral pursuant to Section 7.01(a) and (c) designated as additional secured Indebtedness of the Borrower intended to be secured by a Lien on the Collateral.

“Additional Revolving Facility Commitments” has the meaning specified in Section 2.14(a).

“Adjustment Date” means the date of receipt by the Administrative Agent of the financial statements for the most recently completed fiscal quarter furnished pursuant to Section 6.01 and the Compliance Certificate with respect to such financial statements furnished pursuant to Section 6.02 commencing with the financial statements and Compliance Certificate delivered for the third full fiscal quarter occurring after the Original Effective Date.

“Administrative Agency Fee Letter” means that Administrative Agency Fee Letter dated as of August 12, 2010, between the Borrower and the Administrative Agent.

“Administrative Agent” means Citibank, N.A., in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” has the meaning specified in Section 10.02(c).

“Agents” means, collectively, the Administrative Agent and the Collateral Agent.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Credit Agreement.

“All-In Yield” means, as to any Indebtedness, the yield thereon, whether in the form of interest rate, margin, OID, interest rate floors, up-front fees, or otherwise; provided that OID and up-front fees shall be equated to interest rate assuming a 4-year life to maturity; provided further that “All-In Yield” shall not include arrangement fees, structuring fees, commitment fees, underwriting fees or other fees not paid to all lenders of any such Indebtedness.

“Amendment Agreement” means the Amendment Agreement dated as of the Amendment Effective Date, among the Borrower, the Subsidiary Guarantors in existence on the Amendment Effective Date, the Administrative Agent and the Lenders party thereto.

“Amendment Effective Date” means December 15, 2011.

“Amendment Transaction” means the amendment and restatement of the Original Credit Agreement and the transactions contemplated thereby.

“Applicable Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Facility represented by such Lender’s Revolving Credit Commitment (if any) at such time. If the Commitment of each Lender to make Revolving Credit Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Revolving Credit Commitments have expired, then the Applicable Percentage of each Lender in respect of the Revolving Facility shall be determined based on the Applicable Percentage of such Lender in respect of the Revolving Facility most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender in respect of the Revolving Facility is set forth on Schedule I hereto or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means, from time to time, the following percentages per annum, based upon the Consolidated Net Leverage Ratio as set forth below:

	Applicable Rate
Level	Consolidated Net Leverage Ratio	Eurocurrency Rate Loans and Letters of Credit	Base Rate Loans	Commitment Fee
I	< 2.00:1.00	3.00%	2.00%	0.50%
II	≥ 2.00:1.00 but < 2.50:1.00	3.25%	2.25%	0.50%
III	≥ 2.50:1.00 but < 3.00:1.00	3.50%	2.50%	0.50%
IV	≥ 3.00:1.00 but < 4.00:1.00	3.75%	2.75%	0.50%
V	≥ 4.00:1.00	4.00%	3.00%	0.625%

provided, that (a) the Applicable Rate will be determined as of the last day of the immediately preceding fiscal quarter; provided, that from the Original Effective Date until the third date following the date on which the Administrative Agent receives the Borrower’s Compliance Certificate for the fiscal quarter ending September 30, 2011, the Applicable Rate will be set at Level IV, (b) the Applicable Rate determined for any Adjustment Date (including the first Adjustment Date) shall remain in effect until a subsequent Adjustment Date for which the Consolidated Net Leverage Ratio falls within a different level, and (c) if the financial statements and related Compliance Certificate for any fiscal period are not delivered by the date due pursuant to Sections 6.01 and 6.02, the Applicable Rate shall be those set forth in Level V until the date of delivery of such financial statements and Compliance Certificate, after which the Applicable Rate shall be based on the Consolidated Net Leverage Ratio set forth in such Compliance Certificate.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger Fee Letter” means that certain Arranger Fee Letter dated as of August 12, 2010, among the Borrower, Citigroup and PNC.

“Arrangers” means, collectively, (a) Citigroup Global Markets Inc., in its capacity as a joint lead arranger and joint book manager, (b) PNC Capital Markets LLC, in its capacity as a joint lead arranger and joint book manager, and (c) Crédit Agricole Corporate and Investment Bank, in its capacity as a joint lead arranger and joint book manager.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender Party and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b) or the definition of “Eligible Assignee”), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, in respect of any Capital Lease Obligations of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2010, and the related consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

“Auto-Reinstatement Letter of Credit” has the meaning specified in Section 2.03(b)(iv).

“Availability Period” means the period from and including the Original Effective Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Revolving Credit Commitments pursuant to Section 2.06, and (c) the date of termination of the Commitment of each Lender to make Revolving Credit Loans and of the obligation of any L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the Eurocurrency Rate plus 1% and (c) the rate of interest announced publicly by Citibank, N.A. in New York, New York, from time to time, as Citibank, N.A.’s prime rate. The “prime rate” is a rate set by Citibank, N.A. based upon various factors, including Citibank, N.A.’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Citibank, N.A. shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means any Loan that bears interest based on the Base Rate.

“Black Lung Act” means the Black Lung Benefits Act of 1972, 30 U.S.C. §§ 901, et seq., the Federal Mine Safety and Health Act of 1977, 30 U.S.C. §§ 801, et seq., the Black Lung Benefits Reform Act of 1977, Pub. L. No. 95-239, 92 Stat. 95 (1978), and the Black Lung Benefits Amendments of 1981, Pub. L. No. 97-119, Title 11, 95 Stat. 1643, in each case as amended.

“Black Lung Liability” means any liability or benefit obligations related to black lung claims and benefits under the Black Lung Act, and liabilities and benefits related to pneumoconiosis, silicosis, exposure to isocyanates or other lung disease arising under any federal or state law, including any Mining Law.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a Revolving Credit Borrowing, an L/C Borrowing, a Swing Line Borrowing or a borrowing under an Incremental Revolving Facility or New Term Loan Facility, as the context may require.

“Borrowing Notice” means a notice of (a) a Revolving Credit Borrowing, (b) a conversion of Revolving Credit Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Business” has the meaning specified in Section 5.09(a).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurocurrency Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market.

“Capital Expenditures” means, for any Person for any period, the sum of, without duplication, all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto in accordance with GAAP, reflected as additions to property, plant or equipment on a balance sheet of such Person; provided, that Capital Expenditures for the Borrower and its Subsidiaries shall not include Permitted Acquisitions during such period. For purposes of this definition, the purchase price of equipment that is purchased substantially concurrently with the trade-in of existing equipment with the proceeds of any non-ordinary course asset sales (provided, that the purchase is made within 180 days after the sale) or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount by which such purchase price exceeds the credit granted by the seller of such equipment for the equipment being traded in at such time, the proceeds of such asset sale or the amount of such insurance proceeds, as the case may be.

“Capital Lease Obligations” means, with respect to any Person, as of any date of determination, the aggregate liability of such Person under Financing Leases reflected on a balance sheet of such Person under GAAP as of such date of determination; provided, however, that “Capital Lease Obligations” shall not include any former operating leases which are treated as capital leases solely as a result of any change in GAAP from that in effect as of the Amendment Effective Date.

“Cash Collateral Account” means a blocked, interest bearing deposit account of one or more of the Loan Parties at Citibank, N.A. in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner reasonably satisfactory to the Administrative Agent.

“Cash Collateralize” has the meaning specified in Section 2.15(b).

“Cash Equivalents” means any of the following types of Investments:

(a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof having maturities of not more than 24 months from the date of acquisition thereof; provided, that the full faith and credit of the United States is pledged in support thereof;

(b) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $500,000,000, in each case with maturities of not more than twelve months from the date of acquisition thereof;

(c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a), (b), and (f) entered into with any financial institution meeting the qualifications specified in clause (b) above;

(d) commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 270 days from the date of acquisition thereof;

(e) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Borrower);

(f) readily marketable direct obligations issued by any state or commonwealth of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 12 months or less from the date of acquisition;

(g) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated within the top three categories by S&P or Moody’s; and

(h) shares of investments companies registered under the Investment Company Act of 1940, substantially all of the investments of which are one or more of the types of securities described in clauses (a) through (g) of this definition.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that, at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement.

“Change in Law” means the occurrence, after the Amendment Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request or directive (whether or not having the force of law) by any Governmental Authority required to be complied with by any Lender; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the day enacted, adopted, issued or implemented.

“Change of Control” means:

(a) an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than a Permitted Holder, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 35% or more of the total voting power of the Voting Stock of the Borrower or any Parent on a fully-diluted basis and (ii) the Permitted Holders are not the beneficial owners of a larger percentage of the voting power of such Voting Stock than such person or group; or

(b) the majority of the seats (other than vacant seats) on the board of directors or equivalent governing body of the Borrower or such Parent cease to be occupied by Persons who either (i) were members of the board of directors or equivalent governing body of the Borrower or such Parent on the Amendment Effective Date or (ii) were nominated for election by the board of directors (or committee thereof) or such equivalent governing body of the Borrower or such Parent, as applicable, or by one or more of the Permitted Holders.

“Citigroup” means Citigroup Global Markets Inc. and its successors.

“Coal Act” means the Coal Industry Retiree Health Benefit Act of 1992, 26 U.S.C. §§ 9701, et seq., as amended.

“Coal Mining Agreements” means each contract or agreement to which the Borrower or any or its Subsidiaries is a party providing for the operation, administration, development, mining or maintenance of any Mining Facilities owned, operated or leased by the Borrower or any of its Subsidiaries, including those set forth on Schedule 1.01(b) hereto.

“Coal Supply Agreements” means each contract or agreement to which the Borrower or any of its Subsidiaries is a party with an initial term of more than one year providing for the sale, supply or transfer of coal or coal products from mines owned or operated by the Borrower or any of its Subsidiaries, including those set forth on Schedule 1.01(c) hereto.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all of the “Collateral” and “Mortgaged Property” referred to in the Collateral Documents and all of the other property that is under the terms of the Collateral Documents, subject to Liens in favor of the Collateral Agent for the benefit of the Secured Parties as security for the Obligations.

“Collateral Agent” means Citibank, N.A. and its successors or assigns.

“Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreements, the Mortgages, the Perfection Certificate, each of the mortgages, collateral assignments, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 6.12, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties as security for the Obligations.

“Commitment” means, with respect to any Lender Party, such Lender Party’s Revolving Credit Commitment, Incremental Revolving Credit Commitment, New Term Loan Commitment, L/C Commitment or Swing Line Commitment, as the context may require.

“Commodity Hedge Counterparty” means a Person that is a counterparty to any Commodity Swap Contract other than any Hedge Bank, any Loan Party or any Affiliate of any Loan Party.

“Commodity Swap Contract” means a Swap Contract relating to a commodity (but excluding, for the avoidance of doubt, any Swap Contract relating to interest rate exposure or currency risk or exposure).

“Common Stock” means, with respect to any Person, Voting Stock issued by such Person that is not entitled to any preference on dividends or distributions, upon liquidation or otherwise.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Consolidated” means, when used to modify a financial term, test, statement or report of a Person, the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of such Person or its Subsidiaries.

“Consolidated Cash Interest Charges” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the sum of all interest expense and letter of credit fees and commissions of the Borrower and its Subsidiaries in connection with borrowed money or other extensions of credit, in each case to the extent treated as interest in accordance with GAAP and payable in cash.

“Consolidated EBITDA” means, as of the last day of any period, Consolidated Net Income for such period:

(a) plus, without duplication, the following for such Person and its Subsidiaries for such period to the extent deducted in calculating Consolidated Net Income:

(i) federal state, local and foreign income tax expense for such period,

(ii) non-cash compensation expense,

(iii) losses on discontinued operations,

(iv) Consolidated Interest Expense,

(v) depreciation, depletion and amortization of property, plant, equipment and intangibles,

(vi) debt extinguishment costs and expenses (including, without limitation, any costs or expenses in connection with the Transaction),

(vii) other non-cash charges (including, without limitation, (x) non-cash minority interest expense consisting of income attributable to minority interests of third parties in any non-wholly owned Subsidiary (except to the extent of dividends paid on Equity Interests held by third parties) and (y) FASB ASC 360-10 writedowns, but excluding any non-cash charge which requires an accrual of, or a cash reserve for, anticipated cash charges for any future period),

(viii) the excess, if any, of reclamation and remediation obligation expenses determined in accordance with GAAP over reclamation and remediation obligations cash payments (it being understood that reclamation and remediation obligation expenses may not be added back under any other clause in this definition),

(ix) the amount of any unusual or non-recurring restructuring or similar charges (which, for avoidance of doubt, shall include retention, severance, systems establishment costs or excess pension, Other Post-Employment Benefits, black lung settlement, curtailment or other excess charges); provided, that, any determination of whether a charge is unusual or non-recurring shall be made by the Borrower’s chief financial officer (or person acting in a similar capacity) pursuant to such officer’s good faith judgment;

(x) transaction costs, fees and expenses in connection with any acquisition or issuance of Indebtedness or Equity Interests (whether or not successful) by the Borrower or any of its Subsidiaries; and

(xi) any net losses of any Subsidiary to the extent such net loss would otherwise be required to be capitalized according to GAAP;

provided, that, with respect to any Subsidiary of such Person, the foregoing such items will be added only to the extent and in the same proportion that such Subsidiary’s net income was included in calculating Consolidated Net Income;

(b) minus, without duplication, the following for such Person and its Subsidiaries for such period to the extent added in calculating Consolidated Net Income:

(i) federal state, local and foreign income tax benefit for such period,

(ii) gains on discontinued operations,

(iii) all non-cash items increasing Consolidated Net Income for such Person for such period (including, without limitation, the accretion of sales or purchase contracts),

(iv) the excess, if any, of asset retirement obligations cash payments over asset retirement obligations expenses determined in accordance with GAAP (it being understood that asset retirement cash payments need not be added back under any other clause in this definition),

(v) all cash payments actually made by such Person and its Subsidiaries during such period relating to non-cash charges that were added back in determining Consolidated EBITDA in any prior period, and

(vi) all unusual or non-recurring gains.

“Consolidated Funded Indebtedness” means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments and Obligations in respect of Disqualified Equity Interests, (b) all direct obligations arising under standby letters of credit (other than with respect to Designated Letters of Credit) and similar instruments to the extent drawn and not reimbursed by the Borrower, (c) all obligations in respect of the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business and not overdue for more than ninety (90) days, and (ii) obligations under coal leases which may be terminated at the discretion of the lessee), (d) Attributable Indebtedness in respect of Capital Lease Obligations other than Excluded Sale-Leaseback Obligations, (e) amounts due under Permitted Securitization Programs (whether or not on the balance sheet of the Borrower or its Subsidiaries) and (f) the Swap Termination Value (excluding for this purpose clause (b) of such definition) that is due and payable by the Borrower and its Subsidiaries under any Swap Contract that has been closed out.

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of the four prior consecutive fiscal quarters ending as of the date of the financial statements most recently delivered by the Borrower pursuant to Section 6.01(a) or (b), as applicable, to (b) Consolidated Cash Interest Charges for such period.

“Consolidated Interest Expense” means, for the Borrower and its Subsidiaries on a consolidated basis, Consolidated Cash Interest Charges plus, to the extent incurred, accrued or payable by the Borrower or any of its Subsidiaries, without duplication: (a) interest expense attributable to Financing Leases, (b) imputed interest with respect to Attributable Indebtedness, (c) amortization of debt discount and debt issuance costs, (d) capitalized interest, (e) non-cash interest expense, (f) any of the above expenses with respect to Indebtedness of another Person Guaranteed by the Borrower and its Subsidiaries or secured by a Lien on the assets of the Borrower and its Subsidiaries and (g) any interest, premiums, fees, discounts, expenses and losses on the sale of accounts receivable (and any amortization thereof) payable by the Borrower and of its Subsidiaries in connection with any Permitted Securitization Program, and any yields or other charges or other amounts comparable to, or in the nature of, interest payable by the Borrower or any of its Subsidiaries under any Permitted Securitization Program. Consolidated Interest Expense shall be determined for any period after giving effect to any net payments made or received and costs incurred by the Borrower or any of its Subsidiaries with respect to any related interest rate Swap Contracts.For the avoidance of doubt, for purposes of this definition, any non-cash interest attributable to any Excluded Sale-Leaseback Obligations shall be excluded.

“Consolidated Net Income” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the net income (or net loss) of the Borrower and its Subsidiaries for that period, determined in accordance with GAAP” (after reduction for minority interests in Subsidiaries); provided, that the following (without duplication) will be excluded in computing Consolidated Net Income:

(a) the net income (or loss) of the Borrower and its Subsidiaries, except to the extent of dividends or other distributions actually paid in cash to the Borrower and its Subsidiaries during such period;

(b) the net income (or loss) of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of its net income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived;

(c) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to asset sales, other dispositions or the extinguishment of debt, in each case other than in the ordinary course of business;

(d) any net after-tax extraordinary gains or losses; and

(e) the cumulative effect of a change in accounting principles.

“Consolidated Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness minus the sum of all Unrestricted Cash, Cash Equivalents and short-term marketable debt securities of any Loan Party that in the aggregate exceed $20,000,000 as of the date of the financial statements most recently delivered by the Borrower pursuant to Section 6.01(a) or (b), as applicable, to (b) Consolidated EBITDA for the period of the four consecutive fiscal quarters ending as of the date of such financial statements.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Crédit Agricole” has the meaning specified in the introductory paragraph hereto.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Cumulative Net Income Amount” means, as of any date of determination, an amount, not less than zero, determined on a cumulative basis to be equal to (a) 50% of Consolidated Net Income (excluding the impact (positive or negative) of sales contract accretion) of the Borrower and its Subsidiaries arising after December 31, 2010 minus (b) the sum of (i) the aggregate amount of Investments made pursuant to Section 7.03(r)(i), (ii) the aggregate amount of Restricted Payments made pursuant to Section 7.06(d) and (iii) prepayments, redemptions, purchases, defeasances or other satisfaction of any Indebtedness pursuant to Section 7.16(b)(ii) since the Amendment Effective Date.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

“Defaulting Lender” means, in the reasonable discretion of the Administrative Agent, any Lender that (a) has failed to (i) fund all or any portion of its Loans within three Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer, any Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within three Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any L/C Issuer or Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lenders’ obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Designated Letters of Credit” means letters of credit issued in the ordinary course of business with respect to mine reclamation, workers’ compensation and other employee benefit liabilities.

“Disclosed Litigation” has the meaning specified in Section 4.01(c).

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments and all outstanding Letters of Credit), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Maturity Date; provided, that, if such Equity Interests are issued pursuant to a plan for the benefit of employees of the Borrower or any of its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by the Borrower or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary of the Borrower that is organized under the laws of the United States or any state thereof or the District of Columbia, other than any such Subsidiary that is a Subsidiary of a Foreign Subsidiary.

“Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) except in the case of an assignee of any Loan held by any Arranger or any of its Affiliates, the Administrative Agent and except in the case where the assignee is a Lender, an Affiliate of a Lender or an Approved Fund, (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed) and (iii) in the case of an assignment of a Revolving Credit Commitment, (a) the L/C Issuers, such approval not to be unreasonably withheld or delayed and (b) the Swing Line Lender, such approval not to be unreasonably withheld or delayed; provided that, notwithstanding the foregoing, no consent shall be required if the assignee is a Lender, an Affiliate of a Lender or an Approved Fund; and provided, further, that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates or Subsidiaries or any natural person.

“Environment” means ambient and indoor air, surface water and groundwater (including potable water and navigable water and wetlands), the land surface or subsurface strata or sediment, and natural resources such as flora and fauna.

“Environmental Audit” has the meaning specified in Section 6.14(a).

“Environmental Laws” means any and all current and future federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, and concessions and grants issued by a Governmental Authority or common law causes of action applicable to the Properties or the Borrower’s or any of its Subsidiaries’ operations relating to pollution or protection of the Environment and of human health (to the extent related to exposure to Hazardous Materials) including SMCRA and MSHA, and those relating to the generation, treatment, storage, transportation, handling, Release and threat of Release of Hazardous Materials, acid mine drainage and Reclamation; provided, that “Environmental Laws” do not include any laws relating to worker or retiree benefits, including benefits arising out of occupational diseases.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, clean-up, corrective or remedial or response action, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries resulting from or based upon or arising under any applicable Environmental Law, including (a) a violation of any Environmental Law, (b) the Release or threatened Release of any Hazardous Materials into the Environment, (c) Reclamation or (d) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permits” means any and all permits, licenses, registrations, certifications, notifications, approvals and any other authorization required under any applicable Environmental Law (including, without limitation, those necessary under any applicable Environmental Laws for the construction, maintenance and operation of any coal mine or related processing facilities or Reclamation).

“Equity Contribution Agreement” means that certain Contribution Agreement among Foresight Reserves, LP and the Borrower, dated as of August 12, 2010, pursuant to which Foresight Reserves, LP agrees to contribute and invest not less $100,000,000 in the Borrower.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Equity Proceeds Amount” means, as of any date of determination, an amount, not less than zero, determined on a cumulative basis to be equal to (a) the aggregate net cash proceeds received from the issuance and sale of Qualified Equity Interests of the Borrower or capital contribution to the Borrower, including by way of issuance of its Disqualified Equity Interests or Indebtedness to the extent since converted into Qualified Equity Interests of the Borrower since the Original Effective Date minus (b) the sum of (i) the aggregate amount of Investments made pursuant to Section 7.03(r)(ii), (ii) the aggregate amount of Restricted Payments made pursuant to Section 7.06(i) and (iii) prepayments, redemptions, purchases, defeasances or other satisfaction of any Indebtedness pursuant to Section 7.16(b)(iii) since the Amendment Effective Date.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with a Loan Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by a Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization or insolvent (within the meaning of Section 4245 of ERISA) or a determination has been made that a Multiemployer Plan is in “endangered” or “critical” status within the meaning of Section 432 of the Code or Section 305 of ERISA; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Loan Party or any ERISA Affiliate; or (g) conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any Plan; or (h) a determination that any Plan is in “at risk” status (within the meaning of Section 303 of ERISA) has been made.

“Eurocurrency Rate” means:

(i) for any Interest Period with respect to a Eurocurrency Rate Loan, the rate per annum equal to (i) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or such other commercially available source providing quotations of BBA LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or, (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by Citibank, N.A.’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two London Banking Days prior to the commencement of such Interest Period; and

(ii) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) BBA LIBOR, at approximately 11:00 a.m., London time determined two London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Citibank, N.A.’s London Branch to major banks in the London interbank Eurodollar market at their request at the date and time of determination.

“Eurocurrency Rate Loan” means any Loan that bears interest at a rate based on the Eurocurrency Rate.

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Mining Leases” means the Franklin Mining Lease and the Ruger Mining Lease.

“Excluded Sale-Leaseback Obligations” means obligations in respect of sale leaseback transactions between any of the Borrower or its Subsidiaries and certain Affiliates of the Borrower entered into in the ordinary course of business and that would be characterized as sale leaseback transactions solely because of the continuing involvement of such Affiliate in mining related to such leases.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document described in clauses (a) through (e) and clause (i) of the definition thereof, (a) branch profits taxes or similar taxes or taxes imposed on or measured by its net income and franchise taxes imposed on it (in each case, however denominated), as a result of a present or former connection between the Administrative Agent, such Lender or such L/C Issuer (or such other recipient) and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent, such Lender, or such L/C Issuer (or such other recipient) having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Loan Document), (b) other than in the case of an assignee pursuant to a request by the Borrower under Section 10.13, any United States federal withholding tax that is imposed on amounts payable to such recipient under any Laws in effect at the time such recipient becomes a party hereto or, with respect to any additional interest in a Loan acquired after becoming a party hereto, the date such additional interest was acquired (or designates a new Lending Office), except to the extent that such recipient (or its assignor, if any) was entitled, at the time of the designation of a new Lending Office (or assignment) to receive additional amounts from Borrower with respect to such withholding tax pursuant to Section 3.01(a), (c) any United States federal withholding tax that is imposed under FATCA, (d) any United States federal backup withholding tax, (e) any tax resulting from a Lender’s failure to comply with Section 3.01(e) or (f) any interest, penalties or additions to tax in respect of the foregoing.

“Existing Indebtedness” has the meaning specified in Section 7.02(b).

“Existing Mortgages” means each of the mortgages granted by a Loan Party pursuant to the Original Credit Agreement, as may be amended from time to time, as more particularly set forth on Schedule 1.01(j) attached hereto.

“Extension” has the meaning specified in Section 2.17(b).

“Extension Notice” has the meaning specified in Section 2.17(b).

“Extraordinary Receipt” means any cash received by the Borrower or any of its Subsidiaries as proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings) or condemnation awards (and payments in lieu thereof).

“Facility” means the initial Revolving Facility, any tranche pursuant to an Extension or any Incremental Facility or Other Revolving Credit Commitments, as the context may require.

“Fair Market Value” means, as of any date of determination, the value that would be attributed to the Securitization Assets by an independent and unaffiliated third party purchasing the Securitization Assets in an arm’s-length sale transaction as of such date, as determined in good faith by the Borrower.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Citibank, N.A. on such day on such transactions as determined by the Administrative Agent.

“Fee Letters” means (a) the Arranger Fee Letter, (b) the Administrative Agency Fee Letter and (c) such other fee letters as may be entered into by the Borrower and the Lenders and designated by the Borrower and such Lender as a Loan Document hereunder.

“Financing Lease” means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

“Foreign Lender” means, with respect to the Borrower, any Lender that is organized under the laws of a jurisdiction other than the United States, any state thereof or the District of Columbia.

“Foreign Subsidiary” means a Subsidiary that is organized under the laws of a jurisdiction other than the United States or any state thereof or the District of Columbia and any Subsidiary thereof.

“Foresight Reserves, L.P. Partnership Agreement” means the Amended and Restated Limited Partnership Agreement of Foresight Reserves, LP, a Delaware limited partnership and the direct parent of the Borrower, dated as of September 21, 2007.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations in respect of Letters of Credit issued by such L/C Issuer, other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms of this Agreement, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms of this Agreement.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, that are applicable to the circumstances as of the date of determination.

“Governmental Authority” means the government of the United States or any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to the extent the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation in order to induce the creation of such obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, reimbursement obligations under letters of credit and any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee shall not include (i) indemnification or reimbursement obligations under or in respect of Surety Bonds or Designated Letters of Credit or (ii) endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor Subsidiary” means any direct or indirect Domestic Subsidiary of the Borrower, whether currently existing or hereafter acquired or created; provided, that such term shall not include any Subsidiary (a) to the extent (but only so long as) it is prohibited by the terms of any Contractual Obligation (including, in the case of any

Subsidiary that is not wholly-owned, directly or indirectly, by a Loan Party, pursuant to its Organization Documents) from guaranteeing the Obligations or any other obligations or liabilities guaranteed pursuant to the terms of the Subsidiary Guaranty (it being understood that, for purposes of this definition, the terms of any Contractual Obligation shall be deemed to prohibit such Guarantee if it would constitute a breach or default under or result in the termination of or require the consent of any Person (other than the Borrower or any of its Subsidiaries, or the Administrative Agent or the Lenders in their respective capacities as such) under the security, agreement, instrument or other undertaking giving rise to such Contractual Obligation); provided, further, that such Contractual Obligation is or was not created in contemplation of this definition; and provided, further, that upon the request of the Administrative Agent, the Borrower shall use commercially reasonable efforts and shall take (or cause to be taken) all reasonable actions necessary or desirable to remedy any such limitations or restrictions in the execution of the Subsidiary Guaranty by such Subsidiary or (b) that is acquired as part of a Permitted Acquisition and is not required to comply with the provisions of Section 6.12 of this Agreement or Section 7.2 of the Security Agreement pursuant to the requirements of the definition thereof.

“Hazardous Materials” means (i) any explosive or radioactive substances or wastes and (ii) any hazardous or toxic substances, materials or wastes, regulated as such or as a pollutant or contaminant under any applicable Environmental Law, including, without limitation, asbestos-containing materials, polychlorinated biphenyls, toxic mold, greenhouse gases, urea-formaldehyde insulation, gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or by-products of breakdown products of petroleum or any coal ash, coal combustion by-products or waste, boiler slag, scrubber residue or flue desulphurization residue.

“Hedge Bank” means any Person that, at the time it enters into a Secured Hedge Agreement (including, without limitation, any Commodity Swap Contract), is a Lender or an Affiliate of a Lender, in its capacity as a party to such Secured Hedge Agreement.

“Honor Date” shall have the meaning specified in Section 2.03(c)(i).

“Increase Effective Date” has the meaning specified in Section 2.14(d).

“Incremental Amendment” has the meaning specified in Section 2.14(e).

“Incremental Facilities” has the meaning specified in Section 2.14(a).

“Incremental L/C Issuer” has the meaning specified in Section 2.14(b).

“Incremental Lender” means any Incremental Revolving Lender, any New Revolving Lender and any New Term Lender, as the context may require.

“Incremental Revolving Credit Commitments” has the meaning specified in Section 2.14(a).

“Incremental Revolving Credit Loan” means any Loan made by an Incremental Revolving Lender under an Incremental Revolving Facility or any Loan made by a New Revolving Lender under the Revolving Credit Facility.

“Incremental Revolving Facility” has the meaning specified in Section 2.14(a).

“Incremental Revolving Facility Commitments” has the meaning specified in Section 2.14(a).

“Incremental Revolving Lenders” has the meaning specified in Section 2.14(b).

“Incremental Swing Line Lender” has the meaning specified in Section 2.14(b).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all Obligations of such Person for borrowed money and all Obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all Obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments issued for the account of such Person;

(c) net Obligations of such Person under any Swap Contract;

(d) all Obligations of such Person to pay the deferred purchase price of property or services (other than trade liabilities not overdue for more than 90 days incurred in the ordinary course of business and payable in accordance with customary practices);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) Capital Lease Obligations;

(g) Disqualified Equity Interests of such Person,

(h) all Guarantee Obligations of such Person in respect of any Indebtedness of such Person; and

(i) all indebtedness and other payment Obligations referred to in clauses (a) through (h) above of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, to the extent such person is liable therefor as a result of such Person’s ownership interest in such entity or otherwise, except (other than in the case of general partner liability) to the extent that the terms of such Indebtedness expressly provide that such person is not liable therefor. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capital Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Taxes” means Taxes other than Excluded Taxes and Other Taxes.

“Indemnified Party” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“IPO” means the first underwritten public offering by the Borrower (or a Public Parent) of its Equity Interests pursuant to a registration statement filed with the SEC in accordance with the Securities Act with gross receipts of not less than $50,000,000.

“Incremental Cap” has the meaning specified in Section 2.14(a).

“Intercreditor Agreement” means an intercreditor agreement entered into after the Original Effective Date in connection with any Loan Party’s granting of any Lien pursuant to Section 7.01(a), 7.01(o) or 7.01(p), among the Collateral Agent, the Administrative Agent, the applicable Commodity Hedge Counterparty (or an agent on its behalf), any agent representing holders of Additional Permitted Secured Indebtedness or any Senior Representative representing holders of Permitted Senior Notes, if any, in form and substance acceptable to the Administrative Agent and containing customary and market terms, which agreement will set forth the relative rights and priorities in respect of the Liens on the Collateral created under the Collateral Documents.

“Intellectual Property Security Agreement” has the meaning specified in the Security Agreement.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date (or, if sooner, the date on which the Obligations become due and payable pursuant to Section 8.02); provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

“Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months or, to the extent available to all Lenders making such Eurocurrency Rate Loans, nine or twelve months thereafter, as selected by the Borrower in its Borrowing Notice; provided, that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the Maturity Date.

“Investment” means, as to any Person, any loan or advance to such Person, any purchase or other acquisition of any Equity Interest or Indebtedness or the assets comprising a division or business unit or a substantial part of all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation (or similar transaction) and any arrangement pursuant to which the investor incurs Indebtedness of the types referred to in clause (h) or (i) of the definition of “Indebtedness” in respect of such Person.

“Investment Grade Rating” shall mean a rating equal to or higher than Baa3 (or equivalent) by Moody’s and BBB- (or equivalent) by S&P, or an equivalent rating by any other nationally recognized statistical rating agency selected by the Borrower and reasonably acceptable to the Administrative Agent.

“IP Rights” has the meaning specified in Section 5.18.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the applicable L/C Issuer and the Borrower (or any Subsidiary) or in favor of the applicable L/C Issuer and relating to any such Letter of Credit.

“Joint Venture” means any Person (other than a Subsidiary) in which the Borrower and its Subsidiaries collectively hold an ownership interest.

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Other Revolving Credit Loan or any Other Revolving Credit Commitment, in each case as extended in accordance with this Agreement from time to time.

“Laws” means, as to any Person, collectively, all international, foreign, Federal, state and local laws, statutes, treaties, rules, regulations, ordinances, codes, and determinations of arbitrators or courts or other Governmental Authorities, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including Mining Laws.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.

“L/C Commitment” means, as to any L/C Issuer, the amount set forth under the caption “L/C Commitment” opposite such L/C Issuer’s name on Schedule I hereto, or, as the case may be, opposite such caption in the Assignment and Assumption pursuant to which such L/C Issuer becomes an L/C Issuer under this Agreement, as applicable. The aggregate amount of the L/C Commitments as of the Amendment Effective Date is $125,000,000.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means (a) each of the banks listed on Schedule II hereto acting through any of its Affiliates or branches, in its capacity as an issuer of Letters of Credit hereunder and (b) any other Eligible Assignee or Revolving Lender that may become an L/C Issuer pursuant to Section 10.06(c) or 10.06(i), respectively, with respect to Letters of Credit issued by such L/C Issuer. Each L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates or branches of such L/C Issuer, in which case the term “L/C Issuer” shall include any such Affiliate or branch with respect to Letters of Credit issued by such Affiliate or branch.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.05. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“L/C Sublimit” means an amount equal to the lesser or (a) $125,000,000 and (b) the unused Aggregate Commitments. The L/C Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Lender” has the meaning specified in the introductory paragraph hereto and shall include any Incremental Lender or any Lender that may become a party hereto pursuant to an Assignment and Assumption, and, as the context may require, includes the Swing Line Lender.

“Lender Party” means any Lender, any L/C Issuer, and any Swing Line Lender.

“Lending Office” means, as to any Lender Party, the office or offices of such Lender Party specified as its “Lending Office” opposite its name on Schedule I hereto or in the Assignment and Assumption pursuant to which it became a Lender, as the case may be, the office or offices of such Lender Party described as such in such Lender Party’s Administrative Questionnaire, or such other office or offices as a Lender Party may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means any letter of credit issued hereunder.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by any L/C Issuer.

“Letter of Credit Expiration Date” means the day that is thirty (30) Business Days prior to the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(i).

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Financing Lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Revolving Credit Loan, Swing Line Loan or a L/C Advance and includes any Incremental Revolving Credit Loan and any New Term Loan.

“Loan Documents” means, collectively, (a) this Agreement and the Amendment Agreement, (b) the Notes, (c) the Subsidiary Guaranty, (d) the Collateral Documents, (e) each Issuer Document, (f) to the extent in effect, the Intercreditor Agreement, (g) each Secured Hedge Agreement, (h) each Secured Cash Management Agreement, (i) the Fee Letters and (j) each other document that is deemed in writing by the Borrower and the Administrative Agent to constitute a Loan Document.

“Loan Parties” means, collectively, the Borrower and each Subsidiary Guarantor.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Management Agreement” means the Management and Services Agreement dated as of August 1, 2010, between the Borrower and Foresight Management, LLC, pursuant to which Foresight Management, LLC performs management, advisory, operational and employment services for the Borrower.

“Material Adverse Effect” means a material adverse effect upon (a) the business, assets, operations, property, condition (financial or otherwise) or material agreements of the Borrower and its Subsidiaries, taken as a whole, (b) the ability of the Borrower or the Subsidiary Guarantors to perform their respective obligations under the Loan Documents or (c) the validity or enforceability of this or any of the other Loan Documents or the rights or remedies of the Agents or the Lenders hereunder or thereunder.

“Material Contract” means, with respect to any Person, each contract (a) to which such Person is a party involving the aggregate consideration payable to or by such Person of $2,000,000 or more in any fiscal year or (b) the loss of which would reasonably be expected to have a Material Adverse Effect, including those set forth on Schedule 1.01(f) hereto.

“Material Leased Real Property” means real property leased by any Loan Party having a fair market value reasonably estimated by the Borrower to be in excess of $2,000,000.

“Material Owned Real Property” means real property owned by any Loan Party having a fair market value reasonably estimated by the Borrower to be in excess of $2,000,000.

“Maturity Date” means August 12, 2014; provided, however, that if such date is not a Business Day, the Maturity Date shall be the immediately preceding Business Day.

“Mining Financial Assurances” has the meaning specified in Section 5.10.

“Mines” means each mining complex described on Schedule 1.01(d) hereto that are owned, leased or operated by the Borrower and its Subsidiaries, and each additional parcel or tract of real property acquired by any Loan Party pursuant to a Permitted Acquisition after the Original Effective Date.

“Mining Facilities” means the Mines and the related facilities and assets.

“Mining Laws” means any and all applicable current or future domestic or foreign, federal, state or local (or any subdivision) statutes, ordinances, orders, rules, regulations, judgments, governmental authorizations, or any other requirements of Governmental Authorities relating to surface or subsurface mining operations and activities. Mining Laws shall include, but not be limited to, the Federal Coal Leasing Amendments Act, 30 U.S.C. §§ 181 et seq., the Black Lung Act and the Coal Act, each as amended, and any comparable state and local laws or regulations.

“Mining Leases” means each contract, agreement or lease to which any Loan Party is a party granting such Loan Party an interest in coal from the property that is the subject of such contract, lease or agreement, including those set forth on Schedule 1.01(e) hereto.

“Mining Title” means an undivided fee simple title to the real property interest (including interests in surface and/or coal mining rights) or a leasehold interest in an undivided interest in the real property interest (including interests in surface and/or coal mining rights) together with no less than those real properties, easements, licenses, privileges, rights and appurtenances as are necessary to mine, remove, process and transport coal in the manner operated at such time.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means each of the Existing Mortgages and any deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages and leasehold deeds of trust in substantially the form of Exhibit G (with such changes as may be reasonably satisfactory to the Collateral Agent and its counsel to account for local law matters) covering the properties listed on Schedule 5.08(b) (together with the Assignments of Leases and Rents referred to therein and each other mortgage delivered pursuant to Section 6.12), in each case as amended, restated, supplemented or otherwise modified from time to time.

“MSHA” means the Mining Safety and Health Act of 1977, 30 U.S.C. §§ 801 et seq., as amended.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which a Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“New Revolving Lender” means any Additional Lender or Lender providing (a) Additional Revolving Facility Commitments under the Revolving Facility pursuant to Section 2.14(a) or (b) Revolver Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.17; provided that each Additional Lender shall be subject to the approval of the Administrative Agent and, if such Additional Lender will provide an Incremental Revolving Credit Loan, an Incremental Revolving Credit Commitment or any Other Revolving Credit Commitment, each L/C Issuer and the Swing Line Lender (such approval in each case not to be unreasonably withheld or delayed) and the Borrower.

“New Term Lenders” has the meaning specified in Section 2.14(c).

“New Term Loan Commitments” has the meaning specified in Section 2.14(c).

“New Term Loan Facility” has the meaning specified in Section 2.14(a).

“New Term Loans” has the meaning specified in Section 2.14(a).

“Nonconsenting Lender” has the meaning specified in Section 10.13.

“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iii).

“Non-Reinstatement Deadline” has the meaning specified in Section 2.03(b)(iv).

“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Revolving Credit Loans or Swing Line Loans, as the case may be, made by such Lender, substantially in the form of Exhibit C.

“NRP Dispositions” means (i) sale leaseback transactions in accordance with the agreements entered into in the ordinary course of business and as set forth on Schedule 1.01(i), pursuant to which Natural Resource Partners LP or any of its Affiliates acquires assets from the Borrower or any of its Affiliates, which assets are leased back to any Subsidiary Guarantor and (ii) other transactions made pursuant to that certain Restricted Business Contribution Agreement, dated as of January 4, 2007, by and among Christopher Cline, Foresight Reserves LP, Adena Minerals, LLC, Natural Resource Partners LP, NRP (GP) LP, GP Natural Resource Partners LLC and NRP (Operating) LLC.

“Obligations” means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding under Debtor Relief Laws. Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, participation fees, charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

“OID” has the meaning set forth in Section 2.14(b).

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Credit Agreement” has the meaning specified in the preliminary statements hereto.

“Original Effective Date” means August 12, 2010.

“Other Revolving Credit Commitments” means one or more classes of revolving credit commitments hereunder or extended Revolving Credit Commitments or Revolving Credit Commitments that result from a Refinancing Amendment.

“Other Revolving Credit Facility” means, at any time, the aggregate amount of the Other Revolving Credit Commitments and the Other Revolving Credit Loans.

“Other Revolving Credit Loans” means the Revolving Credit Loans made pursuant to any Other Revolving Credit Commitment.

“Other Taxes” means all present or future stamp or documentary taxes or any other intangible, mortgage recording or similar excise or property taxes, charges or similar levies (and interest, fines, penalties and additions related thereto) arising from any payment made hereunder or under any other Loan Document described in clauses (a) through (e) and clause (i) of the definition thereof or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document described in clauses (a) through (e) and clause (i) of the definition thereof.

“Outstanding Amount” means (a) with respect to any Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Loans, as the case may be, occurring on such date; (b) with respect to Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments of such Swing Line Loans occurring on such date; and (c) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Overnight Rate” means, for any day, the greater of (a) the Federal Funds Rate and (b) an overnight rate determined by the Administrative Agent, the applicable L/C Issuer, or the applicable Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation.

“Parent” means any direct or indirect parent company of the Borrower.

“Participant” has the meaning specified in Section 10.06(e).

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, signed into law October 26, 2001, as amended.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any successor thereto.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by a Loan Party or any ERISA Affiliate or to which a Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Perfection Certificate” means, with respect to any Loan Party, a certificate substantially in the form of Exhibit J hereto, completed and supplemented with the schedules and attachments contemplated thereby and duly executed by an authorized officer of such Loan Party.

“Permitted Acquisition” shall mean the acquisition by the Borrower or any Subsidiary of all or substantially all the assets of a Person or line of business of such person (referred to herein as the “Acquired Assets”), or all of the Equity Interests of a Person (referred to herein as the “Acquired Entity”); provided, that (a) such acquisition was not preceded by an unsolicited tender offer for such Equity Interests by, or proxy contest initiated by the Borrower or any of its Subsidiaries; (b) the Acquired Entity or the Acquired Assets, as applicable, shall be engaged in a Similar Business as conducted during the current and most recently concluded calendar year; (c) at the time of such transaction (i) both before and after giving effect thereto, no Event of Default or Default shall have occurred and be continuing; (ii) the Borrower would be in compliance on a Pro Forma Basis with the covenants set forth in Section 7.11 as of the most recently completed fiscal quarter ending prior to such transaction for which the financial statements and certificates required by Sections 6.01(a) or (b) were required to be delivered, including giving pro forma effect to such transaction and to any other event occurring after such period as to which pro forma recalculation is appropriate (including any other transaction described in this definition occurring after such period) as if such transaction (and the occurrence or assumption of any Indebtedness in connection therewith) had occurred as of the first day of such period; and (iii) for so long as the Consolidated Net Leverage Ratio after giving effect to such acquisition is equal to or greater than 3.50:1.00, the aggregate of the cash consideration paid (excluding cash consideration paid with the proceeds of equity issuances after the Original Effective Date) in connection with such acquisition and any related acquisitions pursuant to this definition (including any Indebtedness of the Acquired Entity that is assumed by the Borrower or any Subsidiary in connection with such acquisition) shall not exceed in the aggregate, $50,000,000; (d) the Borrower and the Subsidiaries shall not incur or assume any Indebtedness in connection with such acquisition, except as permitted by Section 7.02; (e) the Borrower shall comply, and shall cause the Acquired Entity, if any, to comply, with the applicable provisions of Section 6.12 of this Agreement and Section 7.2 of the Security Agreement; provided that the requirements of this clause (e) shall not apply to the extent that (i) the Consolidated Net Leverage Ratio after giving effect to such acquisition is less than 3.50:1.00 and (ii) the aggregate amount of cash consideration invested in Acquired Entities that are not required to comply with the provisions of Section 6.12 and Section 7.2 of the Security Agreement since the Amendment Effective Date does not exceed $50,000,000 and (f) at least 5 Business Days prior to the proposed date of consummation of the transaction, the Borrower shall deliver to the Administrative Agent (i) an officer’s certificate certifying that such transaction complies with this definition (which shall have attached thereto reasonably detailed backup data and calculations showing such compliance) and (ii) all such other information and data relating to the transaction or the Person or business to be acquired as may be reasonably requested by the Administrative Agent.

“Permitted Holder” means any of the following persons (A) (i) Chris Cline and his children and other lineal descendants; (ii) the spouses or former spouses, widows or widowers and estates of any of the Persons referred to in clause (i) above; (iii) any trust having as its sole beneficiaries one or more of the persons listed in clauses (i) and (ii) above; and (iv) any Person a majority of the voting power of the outstanding Capital Stock of which is owned by one or more of the Persons referred to in clauses (i), (ii) or (iii) above, (B) Riverstone Holdings LLC and its respective affiliates (other than any portfolio company) and (C) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided, that, in the case of such group and without giving effect to the existence of such group or any other group, such persons referenced in clauses (A) and (B) above, collectively, have beneficial ownership of more than 50% of the total voting power of the voting units or stock of the Borrower or any of its direct or indirect parent companies.

“Permitted Liens” means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies which are not yet due and payable or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP; (b) materialmen’s, mechanics’, carriers’, workmen’s, construction and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations and that are not overdue for a period of more than 60 days which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained in the books of the Person; (c) pledges or deposits in the ordinary course of business to secure obligations under Mining Laws or similar legislation or to secure public or statutory obligations; (d) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business and Liens on assets to secure obligations under surety bonds obtained as required in connection with the entering into of new federal coal leases; (e) Liens securing judgments (or the payment of money not constituting a Default under Section 8.01(h) or securing appeal or other surety bonds related to such judgments; (f) Liens set forth as exceptions to the Lender’s title insurance policies or to the title opinions delivered pursuant to the Original Credit Agreement (“Original Mortgage Policies”) or the Liens set forth as exceptions to the Mortgage Policies or title opinions delivered in accordance with Section 6.12 or 6.19 hereof and an amendment, replacement, extension, renewal, supplement or other modification of any such Lien; and (g) easements, covenants, conditions, rights of way, zoning restrictions and other similar encumbrances which, in the aggregate, in any case do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person and do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes.

“Permitted Secured Commodity Swap Contract” means any Commodity Swap Contract entered into with a Commodity Hedge Counterparty by any Loan Party and which provides that the obligations of such Loan Party are to be secured (in whole or in part) by a Lien on the Collateral; provided, that the Commodity Hedge Counterparty party thereto shall have become a party with the Collateral Agent, the Administrative Agent and any other relevant parties, to the Intercreditor Agreement.

“Permitted Securitization Program” means any receivables securitization program pursuant to which the Borrower or any of its Subsidiaries sells accounts receivable and related receivables; provided that, with respect to any Permitted Securitization Program involving a Securitization Subsidiary, (a) such Permitted Securitization Program must qualify as a “Securitization” hereunder, (b) the Investment made by the Borrower or any Subsidiary in such Securitization Subsidiary must be no greater than is customary for transactions of this type of similar sizes and (c) the Seller’s Retained Interest and all proceeds thereof shall constitute Collateral hereunder and all necessary steps to perfect a security interest in such Seller’s Retained Interest in the Collateral are taken by the Borrower or applicable Subsidiary.

“Permitted Senior Notes” means any secured or unsecured Indebtedness incurred by the Borrower in the form of one or more series of senior notes; provided that (i) if such senior notes are secured, such Indebtedness is secured by the Collateral on a pari passu or junior basis (but without regard to the control of remedies) with the Obligations under the Loan Documents and is not secured by any property or assets of the Borrower or any Subsidiary other than the Collateral, (ii) such Indebtedness does not mature or have scheduled amortization or payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (other than customary offers to repurchase upon a change of control, asset sale or casualty event prior to the Latest Maturity Date), (iii) the security agreements relating to such Indebtedness are substantially the same as or not materially more restrictive, taken as a whole, to the Borrower or the Subsidiary Guarantors than the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (iv) such Indebtedness is not guaranteed by any Subsidiaries other than the Subsidiary Guarantors, (v) the Weighted Average Life to Maturity of such Indebtedness shall be no shorter than that of any then existing Revolving Facility, (vi) if such senior notes are secured, a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to the Intercreditor Agreement or another intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent and (vii) the terms of such Indebtedness (except as otherwise provided in clauses (ii) and (iv) above and pricing, optional prepayment or redemption terms), are not materially more restrictive, taken as a whole, than the terms of this Agreement, unless reasonably satisfactory to the Administrative Agent.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by a Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, by any ERISA Affiliate.

“Platform” has the meaning specified in Section 6.02.

“Pledged Debt” has the meaning specified in Section 1.1 of the Security Agreement.

“Pledged Equity Interests” has the meaning specified in Section 1.1 of the Security Agreement.

“PNC” has the meaning specified in the introductory paragraph hereto.

“Pro Forma Basis” means, for purposes of calculating the financial covenants set forth in Section 7.11, that with respect to any acquisition or disposition described in Section 1.03(c), such acquisition or disposition shall be deemed to have occurred as of the first day of the most recent four fiscal quarter period preceding the date of such acquisition or disposition for which the Borrower has delivered financial statements pursuant to Section 6.01. In connection with the foregoing, (a) with respect to any acquisition, income statement items attributable to the Person or property or assets acquired shall be included to the extent relating to any period applicable in such calculations to the extent (i) such items are not otherwise included in such income statement items for the Borrower and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section 1.01, (ii) such items are supported by financial statements or other information reasonably satisfactory to the Administrative Agent and (iii) any Indebtedness incurred or assumed by the Borrower or any Subsidiary (including the Person, property or assets acquired) in connection with such acquisition and any Indebtedness of the Person, property or assets acquired which is not retired in connection with such acquisition (A) shall be deemed to have been incurred as of the first day of the most recent four fiscal quarter period preceding the date for such acquisition and (B) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the most recent four fiscal quarter period preceding the date of such acquisition for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; (b) with respect to any disposition, income statement items attributable to the Person or property or assets being disposed of shall be excluded to the extent relating to any period applicable in such calculations in accordance with the foregoing principles applicable to acquisitions, mutatis mutandis; and (c) with respect to any acquisition, adjustments to reflect operating expense reductions and other operating improvements or synergies reasonably expected to result from such acquisition, taking into account, in the case of any acquisition, factually supportable and identifiable cost savings and operating expense reductions as if such cost savings or operating expense reductions were realized on the first day of the respective period; provided that (x) such actions are taken, committed to be taken or expected to be taken no later than twelve (12) months after the date of such acquisition, (y) no such amounts shall be duplicative of any other amounts, whether through a pro forma adjustment or otherwise, with respect to such period and (z) the amount of such cost savings and synergies added pursuant to this clause (c) for any consecutive four fiscal quarter period shall not exceed 10% of Consolidated EBITDA for such period (determined prior to including such cost savings and synergy) to the extent that the Borrower delivers to the Administrative Agent (i) a certificate of a Financial Officer of the Borrower setting forth such operating expense reductions and other operating improvements or synergies and (ii) information and calculations supporting in reasonable detail such estimated operating expense reductions and other operating improvements or synergies.

“Production Payments” means with respect to any Person, all production payment obligations and other similar obligations with respect to coal and other natural resources of such Person that are recorded as a liability or deferred revenue on the financial statements of such Person in accordance with GAAP.

“Properties” means any facilities and properties currently or formerly owned, leased or operated by the Borrower or any of its Subsidiaries.

“Property Interest” means an interest of any kind in any property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Prudent Operating Practice” means the mining practices, methods and acts that would be employed by a reasonable and prudent mining operator having assets and operations similar in size and scope to the Borrower and its Subsidiaries, using mining equipment and techniques in the conduct of diligent and safe mining operations with due regard for all applicable requirements of Laws.

“Public Lender” has the meaning specified in Section 6.02.

“Public Parent” means any Person that has issued its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering) and which Controls the Borrower (including by virtue of being the managing member of the Borrower).

“Qualified Equity Interests” means all Equity Interests of a Person other than a Disqualified Equity Interest.

“Reclamation” means the reclamation and restoration of land, water and any future, current, abandoned or former mines, and of any other environment affected by such mines, as required pursuant to SMCRA, any other Environmental Law or any Environmental Permit.

“Refinanced Revolver Debt” has the meaning specified in the definition of Revolver Refinancing Indebtedness.

“Refinancing Amendment” means an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower executed by each of (a) the Borrower, (b) the Administrative Agent and (c) each Additional Lender and Lender that agrees to provide any portion of the Revolver Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.17.

“Refinancing Indebtedness” has the meaning specified in Section 7.02(c).

“Register” has the meaning specified in Section 10.06(d).

“Related Documents” means any Material Contracts, Coal Mining Agreements, Coal Supply Agreements and Mining Leases and shall include the Management Agreement, the Specified Equipment Financing Documents and the Equity Contribution Agreement.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, leaching or migration of any Hazardous Material in or into the Environment (including the abandonment or disposal of any barrels, tanks, containers or receptacles containing any Hazardous Material), or in, into or out of any vessel or facility, including the movement of any Hazardous Material through the air, soil, subsoil, surface, water, ground water, rock formation or otherwise.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Loans (other than a Swing Line Loan), a Borrowing Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition) and (b) aggregate unused Commitments; provided, that the unused Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Requirement of Law” means as to any Person, the Organization Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means the chief executive officer, president, or any vice president of the Borrower or, with respect to financial matters, the chief financial officer or treasurer of the Borrower.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the Borrower’s stockholders, partners or members (or the equivalent Person thereof).

“Restricting Information” has the meaning specified in Section 10.07(b).

“Restructuring Transactions” means the corporate restructuring steps specified on Schedule 1.01(h) to the Original Credit Agreement which were consummated prior to the Original Effective Date.

“Revolver Refinancing Indebtedness” means Indebtedness incurred pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, existing Revolving Credit Loans and/or Other Revolving Credit Loans and related Revolving Credit Commitments and/or Other Revolving Credit Commitments, as applicable, hereunder (including any successive Revolver Refinancing Indebtedness (“Refinanced Revolver Debt”); provided that (i) such extending, renewing or refinancing Indebtedness and the unused portions of Revolving Credit Commitments or Other Revolving Credit Commitments is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Revolver Debt (and, in the case of Refinanced Revolver Debt consisting, in whole or in part, of unused Revolving Credit Commitments or Other Revolving Credit Commitments, the amount thereof), (ii) such Indebtedness has a later maturity than the Refinanced Revolver Debt, (iii) the terms and conditions of such Indebtedness (except as otherwise provided in clause (ii) above and optional prepayment or redemption terms), if not consistent with the terms of the existing Revolving Facility, (A) will be as agreed between the Borrower and the lenders party to such Refinanced Revolver Debt and (B) other than with respect to pricing and fees, shall not be more restrictive than the terms of the existing Revolving Facility unless the Lenders under the Revolving Facility also receive the benefit of the more restrictive terms (without any consent being required), (iv) such Refinanced Revolver Debt shall be repaid, defeased or satisfied and discharged, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, on the date such Revolver Refinancing Indebtedness is issued, incurred or obtained, and to the extent that such Refinanced Revolver Debt consists, in whole or in part, of Revolving Credit Commitments or Other Revolving Credit Commitments (or Revolving Credit Loans, Other Revolving Credit Loans or Swing Line Loans incurred pursuant to any Revolving Credit Commitments or Other Revolving Credit Commitments), such Revolving Credit Commitments or Other Revolving Credit Commitments, as applicable, shall be terminated, and all accrued fees in connection therewith shall be paid, on the date such Revolver Refinancing Indebtedness is issued, incurred or obtained and (v) the aggregate committed principal amount of any Refinanced Revolver Debt when taken together with the Revolving Credit Commitments and any Other Revolving Credit Commitments then in effect shall not exceed the aggregate outstanding commitments under the Revolving Facility and any Other Revolving Commitments immediately prior to giving effect to such Refinanced Revolver Debt.

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Facility and Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Revolving Credit Lenders” means Lenders providing Revolving Credit Commitments under the Revolving Facility.

“Revolving Credit Loan” has the meaning specified in Section 2.01.

“Revolving Credit Commitment” means, as to each Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth under the caption “Revolving Credit Commitment” opposite such Lender’s name on Schedule I hereto, or, as the case may be, opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted including pursuant to Section 2.14(a) or Section 2.17 from time to time in accordance with this Agreement. The aggregate amount of the Commitments as of the Amendment Effective Date is $400,000,000.

“Revolving Facility” means, at any time, the aggregate amount of the Lenders’ Revolving Credit Commitments at such time.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw- Hill Companies, Inc., and any successor thereto.

“SCH Completion” means the time at which the Sugar Camp and Hillsboro mines have both completed the initial pass of the coal face with their longwall systems, as certified in writing by the Borrower.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between the Borrower and any Cash Management Bank.

“Secured Hedge Agreement” means any Swap Contract (including any Commodity Swap Contract) permitted under Article VII that is entered into by and between any Loan Party and any Hedge Bank.

“Secured Parties” means, collectively, each Agent, each Lender, each L/C Issuer, each Hedge Bank and each Cash Management Bank.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization” means any transaction or series of transactions entered into by the Borrower or any of its Subsidiaries pursuant to which the Borrower or such Subsidiary, as the case may be, sells, conveys, assigns, grants an interest in or otherwise transfers to a Securitization Subsidiary, Securitization Assets (and/or grants a security interest in such Securitization Assets transferred or purported to be transferred to such Securitization Subsidiary) without recourse other than pursuant to Standard Securitization Undertakings, and which Securitization Subsidiary finances the acquisition of such Securitization Assets with (a) cash, (b) the issuance to the Borrower of Seller’s Retained Interests or an increase in such Seller’s Retained Interests, or (c) proceeds from the sale or collection of Securitization Assets.

“Securitization Assets” means any accounts receivable owed to the Borrower or any Subsidiary (whether now existing or arising or acquired in the future) arising in the ordinary course of business from the sale of goods or services, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable or other receivables, all proceeds of such accounts receivable and other assets (including contract rights) which are of the type customarily transferred or in respect of which security interests are customarily granted in connection with securitizations of accounts receivable and which are sold, transferred or otherwise conveyed by the Borrower or a Subsidiary to a Securitization Subsidiary.

“Securitization Subsidiary” means a wholly owned Subsidiary of the Borrower or any of its Subsidiaries to which the Borrower or any of its Subsidiaries, sells, conveys, transfers or grants a Lien in Securitization Assets, which wholly owned Subsidiary is formed for the limited purpose of effecting one or more Securitizations involving the Securitization Assets and related activities.

“Security Agreement” means that certain Pledge and Security agreement, dated as of August 12, 2010, by and among the Collateral Agent and each of the Grantors (as defined therein) party thereto, together with each other pledge and security agreement and pledge and security agreement supplement delivered pursuant to Section 6.12, in each case as amended, restated, supplemented or otherwise modified from time to time.

“Seller’s Retained Interest” means the debt or equity interests held by the Borrower or any of its Subsidiaries in a Securitization Subsidiary to which Securitization Assets have been transferred, including any such debt or equity received as consideration for or as a portion of the purchase price for the Securitization Assets transferred, or any other instrument through which the Borrower or any of its Subsidiaries has rights to or receives distributions in respect of any residual or excess interest in the Securitization Assets.

“Senior Notes” means the 9.625% senior unsecured notes of the Borrower and Foresight Energy Corporation due 2017 issued pursuant to the Senior Notes Indenture as in effect on the Original Effective Date in an aggregate principal amount not to exceed $400,000,000.

“Senior Notes Indenture” means the Indenture, dated as of August 12, 2010, among the Borrower, Foresight Energy Corporation, the subsidiaries party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.

“Senior Notes Offering” means the issuance of the Senior Notes.

“Senior Representative” means, with respect to any series of Permitted Senior Notes, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Similar Business” means coal production, coal mining, coal gasification, coal liquifaction, other BTU conversions, coal brokering, coal transportation, mine development, coal supply contract restructurings, ash disposal, environmental remediation, Reclamation, coal and coal bed methane exploration, production, marketing, transportation and distribution and other related businesses, and activities of the Borrower and its Subsidiaries as of the Amendment Effective Date and any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

“SMCRA” means the Surface Mining Control and Reclamation Act of 1977, 30 U.S.C. §§1201 et seq., as amended.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Equipment Financing Documents” means (a) that certain $97.8 million equipment financing agreement, dated as of January 5, 2010, among Sugar Camp Energy, LLC, as borrower, and Foresight Reserves, L.P., as guarantor, and Calyon Deutschland Neiderlassung Einer Franzoossischen Societé Anonyme and Crédit Agricole Corporate and Investment Bank, as administrative agent, (b) that certain $89.3 million equipment financing agreement, dated as of May 14, 2010, among Hillsboro Energy LLC, as borrower and guarantor, and Foresight Reserves, L.P., as guarantor, and Crédit Agricole Corporate and Investment Bank, as administrative agent and (c) any collateral documents, guarantees, and other agreements entered into pursuant to terms of each thereof.

“Standard Securitization Undertakings” means representations, warranties, covenants, repurchase obligations and indemnities entered into by the Borrower or any Subsidiary which are customary for a seller or servicer of assets transferred in connection with a Securitization.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantors” means, collectively, the subsidiaries of the Borrower listed on Schedule 1.01(a), and each other Guarantor Subsidiary of the Borrower that guarantees the Obligations pursuant to Section 6.12.

“Subsidiary Guaranty” means the certain Guarantee made by the Subsidiary Guarantors in favor of the Secured Parties, substantially in the form of Exhibit F, together with each other guaranty and guaranty supplement delivered pursuant to Section 6.12.

“Sugar Camp II Mining Complex” means the second spread of longwall mining equipment and associated infrastructure installed at the Sugar Camp Mining Complex referred to in Schedule 1.01(d) relating to the development of the second mining unit.

“Surety Bonds” means surety bonds obtained by the Borrower or any Subsidiary in the ordinary course of business consistent with past practice and the indemnification or reimbursement obligations of the Borrower or such Subsidiary in connection therewith.

“Swap Contract” means any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any valid netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means Citibank, N.A., in its capacity as provider of Swing Line Loans, any other Revolving Lender that may become a Swing Line Lender pursuant to Section 10.06(i) and, as the context may require, includes any Incremental Swing Line Lender.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $25,000,000 and (b) the unused Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Tangible Assets” means at any date, with respect to any Person, (a) the sum of all amounts that would, in accordance with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of such Person at such date minus (b) the sum of all amounts that would, in accordance with GAAP, be set forth opposite the captions “goodwill” or other intangible categories (or any like caption) on a consolidated balance sheet of such Person on such date.

“Tax Distributions” means, with respect to any taxable period during which the Borrower is treated as a partnership or disregarded entity for U.S. federal income tax purposes, distributions to each Person who holds Equity Interests of the Borrower, in an amount equal to the product of (a) such Person’s allocable share of the net taxable income of the Borrower for such taxable period (including any additional taxable income resulting from any audit adjustment and any items of income, gain, loss or deduction included in the Borrower’s taxable income as a result of holding any Equity Interest of a Subsidiary); and (b) the maximum combined U.S. federal, state and local income tax rate applicable to any direct or indirect owner of the Borrower for such period, as determined under the Foresight Reserves, L.P. Partnership Agreement as in effect on the Original Effective Date. For purposes of clause (a) above, the net taxable income of the Borrower shall be determined without regard to any adjustments to the tax basis of any assets of the Borrower that arise (i) pursuant to section 743 of the Code or (ii) in connection with any transfer of Equity Interests in the Borrower to a Public Parent in connection with an IPO, whether pursuant to Section 1012 of the Code or otherwise.

“Tax Receivable Agreement” means any agreement entered into by a Public Parent in connection with an IPO pursuant to which such Public Parent is obligated to make payments in respect of certain tax benefits deemed realized by such Public Parent.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Threshold Amount” means $30,000,000.

“Total Outstandings” means, without duplication, the aggregate Outstanding Amount of all Revolving Credit Loans, Incremental Revolving Credit Loans, New Term Loans, Swing Line Loans and L/C Obligations.

“TRA Distributions” means, with respect to any annual period for which TRA Payments are payable under a Tax Receivable Agreement, pro rata distributions to each Person who holds Equity Interests of the Borrower, in amounts such that Public Parent receives payments under Section 7.06(f) in respect of such annual period in an aggregate amount equal to the sum of (i) Public Parent’s actual aggregate U.S. federal, state and local income taxes for such annual period attributable to the taxable income of the Borrower (for the avoidance of doubt, determined by taking into account any adjustments to the tax basis of any assets of the Borrower that arise under Section 743 of the Code or in connection with any transfer of Equity Interests in the Borrower to Public Parent in connection with an IPO), and (ii) any TRA Payments payable by the Public Parent in respect of such annual period or any prior annual period.

“TRA Early Termination Payment” means any accelerated lump sum amount payable by a Public Parent under a Tax Receivable Agreement by reason of any early termination of such Tax Receivable Agreement or otherwise, to the extent such amount exceeds the amount that would have been payable under such Tax Receivable Agreement in the absence of such acceleration.

“TRA Payment” means any amount payable by a Public Parent under a Tax Receivable Agreement, other than any TRA Early Termination Payment.

“Transaction” means, collectively, (a) the entering into by the Loan Parties of the Loan Documents to which they are a party, (b) the Senior Notes Offering, (c) the refinancing of existing outstanding indebtedness of the Loan Parties and (d) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided, that if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“UCP” means the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unrestricted Cash” means cash or Cash Equivalents of the Borrower or any of its Subsidiaries that would not appear as “restricted” on a consolidated balance sheet of the Borrower and its Subsidiaries.

“Unused Amount” has the meaning specified in Section 7.06(g).

“U.S. Loan Party” means any Loan Party that is organized under the laws of one of the states of the United States.

“Voting Stock” means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or person performing similar functions) of such Person, even if the right to so vote has been suspended by the happening of such a contingency.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03 Accounting Terms.

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b) Changes in GAAP. If at any time any Accounting Change or any other change as permitted by Section 7.15 would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such Accounting Change as if such Accounting Change has not been made (subject to the approval of the Required Lenders); provided, that until so amended, all financial covenants, standards, and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred.

(c) Pro Forma Basis Calculation. Notwithstanding the foregoing, the parties hereto acknowledge and agree that all calculations of the Consolidated Interest Coverage Ratio and the Consolidated Net Leverage Ratio for purposes of determining compliance with Section 7.11(a) and (b) shall be made on a Pro Forma Basis.

1.04 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.05 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.06 Compliance with Certain Covenants. For purposes of determining compliance with the covenants set forth in Sections 7.01(o), 7.01(p), 7.02(e), 7.02(k), 7.02(q), 7.03(k), 7.03(l), and 7.03(m) that permit the incurrence of certain Liens, Indebtedness or Investments, with reference to maximum Consolidated Net Leverage Ratio levels, such covenants will be measured as of the incurrence date of any such permitted Lien, Indebtedness or Investment. The Loan Parties shall not be deemed to be in Default of such covenants following the incurrence thereof solely by virtue of the fact that the then current Consolidated Net Leverage Ratio level is not within the Consolidated Net Leverage Ratio level required for the incurrence of such Lien, Indebtedness or Investment; provided, that, the Borrower and its Subsidiaries (a) were in compliance with the applicable Consolidated Net Leverage Ratio for such covenant at the time of incurrence of such Lien, Indebtedness or Investment, (b) are otherwise in compliance with the Consolidated Net Leverage Ratio covenant set forth in Section 7.11 and (c) no other Default or Event of Default shall have occurred and be continuing.

1.07 Amendment and Restatement of Original Credit Agreement. This Agreement amends and restates the Original Credit Agreement, and on and after the date hereof, each reference in any Loan Document to “the Credit Agreement,” “therein,” “thereof,” “thereunder” or words of similar import when referring to the Original Credit Agreement shall mean, and shall hereafter be a reference to, the Original Credit Agreement, as amended and restated by this Agreement.

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01 The Revolving Credit Loans. Subject to the terms and conditions set forth herein, each Lender with a Revolving Credit Commitment severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate principal amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (a) the Total Outstandings shall not exceed the Revolving Facility, and (b) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment. Within the limits of each Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Revolving Credit Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

2.02 Borrowings, Conversions and Continuations of Loans.

(a) Each Borrowing (other than a Swing Line Borrowing or any Revolving Credit Borrowing pursuant to Section 2.03(c)), each conversion of Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Rate Loans or of any conversion of Eurocurrency Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans; provided, however, that if the Borrower wishes to request Eurocurrency Rate Loans having an Interest Period other than one, two, three, or six months or, to the extent available to all Lenders making such Eurocurrency Rate Loans, nine or twelve months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m., three Business Days before the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Borrowing Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a minimum principal amount of $500,000 or a whole multiple of $250,000 in excess thereof. Each Borrowing Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Borrowing Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation of Eurocurrency Rate Loans, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Borrowing Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Eurocurrency Rate Loan.

(b) Following receipt of a Borrowing Notice in respect of the Revolving Facility, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage under the Revolving Facility of the Revolving Credit Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Revolving Credit Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Borrowing Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Citibank, N.A. with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date a Borrowing Notice with respect to a Revolving Credit Borrowing is given by the Borrower, there are L/C Advances or an L/C Borrowing outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any Unreimbursed Amounts in respect thereof, and second, shall be made available to the Borrower as provided above.

(c) Unless the Lenders are compensated for any losses under Section 3.05, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurocurrency Rate Loans if the Required Lenders or the Administrative Agent so notify the Borrower.

(d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Citibank N.A.’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Revolving Credit Borrowings, all conversions of Loans from one Type to the other, and all continuations of Revolving Credit Loans as the same Type, there shall not be more than twelve (12) Interest Periods in effect hereunder.

2.03 Letters of Credit.

(a) The Letter of Credit Commitments. (i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Original Effective Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower or any Subsidiary, and to amend or extend Letters of Credit previously issued by it in accordance with Section 2.03(b), and (2) to honor drawings under the Letters of Credit, in each case, in an aggregate principal amount not to exceed at any time outstanding the lesser of (x) the L/C Sublimit at such time and (y) such L/C Issuer’s L/C Commitment at such time; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or any Subsidiary and any drawings thereunder; provided, that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Outstandings shall not exceed the Revolving Facility, (y) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment and (z) the aggregate Outstanding Amount of all L/C Obligations relating to Letters of Credit issued by the relevant L/C Issuer shall not exceed the L/C Commitment of such L/C Issuer at such time. Each request by the Borrower or any Subsidiary for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. Subject to the limitations and conditions set forth herein, Letters of Credit may be issued on the Original Effective Date in an aggregate amount not to exceed $50,000,000.

(ii) No L/C Issuer shall issue any Letter of Credit if:

(A) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

(B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless either (x) all the Revolving Credit Lenders have approved such expiry date or (y) the Borrower and the applicable L/C Issuer shall have entered into arrangements reasonably satisfactory to such L/C Issuer for the cash collateralization on the Letter of Credit Expiration Date in favor of such L/C Issuer of such Letter of Credit, it being understood and agreed by the parties hereto that from and after the Letter of Credit Expiration Date, the provisions of this Section 2.03 and all other provision under the Loan Documents with respect to Letters of Credit, including without limitation, Section 2.03(c), shall not apply to any such Letter of Credit issued in reliance on this clause (y) and no Lender shall be entitled to any of the cash collateral provided to the applicable L/C Issuer in respect thereof.

(iii) No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Original Effective Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Original Effective Date and which such L/C Issuer in good faith deems material to it;

(B) the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer;

(C) except as otherwise agreed by the Administrative Agent and such L/C Issuer, such Letter of Credit is in an initial stated amount less than $250,000, in the case of a commercial Letter of Credit, or $500,000, in the case of a standby Letter of Credit;

(D) such Letter of Credit is to be denominated in a currency other than Dollars;

(E) subject to Section 2.03(b)(iv), such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

(F) a default of any Lender’s obligations to fund under Section 2.03(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless such L/C Issuer has entered into satisfactory arrangements with the Borrower or such Lender to eliminate such L/C Issuer’s risk with respect to such Lender.

(iv) No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would not have any obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(v) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and such L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to such L/C Issuers.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit. (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by such L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and such L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the applicable L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the applicable L/C Issuer may reasonably require. Additionally, the Borrower shall furnish to the applicable L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the applicable L/C Issuer or the Administrative Agent may reasonably require.

(ii) Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Unless such L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.

(iii) If the Borrower so requests in any applicable Letter of Credit Application, an L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided, that any such Auto-Extension Letter of Credit must permit the applicable L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, the Borrower shall not be required to make a specific request to the applicable L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the applicable L/C Issuer shall not permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a)), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date from the Administrative Agent or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the applicable L/C Issuer not to permit such extension.

(iv) If the Borrower so requests in any applicable Letter of Credit Application, an L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that permits the automatic reinstatement of all or a portion of the stated amount thereof after any drawing thereunder (each, an “Auto-Reinstatement Letter of Credit”). Unless otherwise directed by the applicable L/C Issuer, the Borrower shall not be required to make a specific request to the applicable L/C Issuer to permit such reinstatement. Once an Auto-Reinstatement Letter of Credit has been issued, except as provided in the following sentence, the Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to reinstate all or a portion of the stated amount thereof in accordance with the provisions of such Letter of Credit. Notwithstanding the foregoing, if such Auto-Reinstatement Letter of Credit permits the applicable L/C Issuer to decline to reinstate all or any portion of the stated amount thereof after a drawing thereunder by giving notice of such non-reinstatement within a specified number of days after such drawing (the “Non-Reinstatement Deadline”), the applicable L/C Issuer shall not permit such reinstatement if it has received a notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Reinstatement Deadline from the Administrative Agent or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied (treating such reinstatement as an L/C Credit Extension for purposes of this clause) and, in each case, directing the applicable L/C Issuer not to permit such reinstatement.

(v) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Borrower and the Administrative Agent thereof. The Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing by no later than one Business Day following delivery to the Borrower of notice of any payment by such L/C Issuer under a Letter of Credit, provided that such notice is delivered by 1:00 p.m., New York City time on such date, or, if such notice is not delivered by such time, then on the immediately succeeding Business Day (each such date, an “Honor Date”). If the Borrower fails to so reimburse such L/C Issuer by the time set forth in the preceding sentence, the applicable L/C Issuer shall promptly notify the Administrative Agent of the Honor Date and the amount of the unreimbursed drawing (the “Unreimbursed Amount”). The Administrative Agent shall promptly notify each Revolving Lender thereof and of the amount of such Lender’s Applicable Percentage thereof. Any notice given by such L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided, that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the applicable L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to such L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at (A) the rate applicable to Base Rate Loans from the Honor Date to the date reimbursement is required pursuant to Section 2.03(c)(i) and (B) thereafter, the Default Rate. Each Lender’s payment to the Administrative Agent for the account of any L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse any L/C Issuer for any amount drawn under any Letter of Credit issued by such L/C Issuer, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the applicable L/C Issuer.

(v) Each Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse any L/C Issuer for amounts drawn under Letters of Credit issued by such L/C Issuer, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against any L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Borrowing Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the applicable L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Lender fails to make available to the Administrative Agent for the account of any L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the Overnight Rate, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of any L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(d) Repayment of Participations. (i) At any time after any L/C Issuer has made a payment under any Letter of Credit issued by it and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of cash collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of any L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the Borrower to reimburse each L/C Issuer for each drawing under each Letter of Credit and to repay each Unreimbursed Amount shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any L/C Issuer or any Lender, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit, except to the extent caused by such L/C Issuer’s gross negligence or willful misconduct;

(iv) any payment by such L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit, so long as such L/C Issuer shall have determined in the absence of gross negligence or willful misconduct, in good faith and in accordance with the standard of care specified in the Uniform Commercial Code of the State of New York, that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment appear on their face to be in conformity with such Letter of Credit;

(v) any payment made by such L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(vi) any other action taken or omitted to be taken by such L/C Issuer under or in connection with any Letter of Credit or the related drafts or documents, whether or not similar to any of the foregoing, if done in the absence of gross negligence or willful misconduct, in good faith and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly notify the applicable L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against any L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, no L/C Issuer shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. No L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. Notwithstanding anything to the contrary herein the Borrower may have a claim against any L/C Issuer, and any L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary or transferee of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Cash Collateral. (i) Upon the request of the Administrative Agent or any L/C Issuer (a) if such L/C Issuer has honored any full or partial drawing request under any Letter of Credit issued by it and such drawing has resulted in an L/C Borrowing, or (b) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. Upon the drawing of any Letter of Credit for which funds are on deposit in the Cash Collateral Account, such funds shall be applied, to the extent permitted under applicable Laws, to reimburse the applicable L/C Issuer for the amount of such drawing in accordance with Section 2.15.

(ii) Sections 2.05, 2.15 and 8.02(c) set forth certain additional requirements to deliver cash collateral hereunder.

(h) Applicability of ISP and UCP. Unless otherwise expressly agreed by any L/C Issuer and the Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP at the time of issuance shall apply to each commercial Letter of Credit.

(i) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate for Eurocurrency Rate Loans times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.05. Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Borrower shall pay directly to each L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at the rate per annum on the face amount drawn under each Letter of Credit issued by such L/C Issuer at the rate specified in Section 2.09(c) or such other rate as separately agreed in writing among the Borrower and such L/C Issuer, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the first Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.05. In addition, the Borrower shall pay directly to each L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of each L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(k) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(l) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

2.04 Swing Line Loans.

(a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, to make loans (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day during the Availability Period in an aggregate principal amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the Revolving Facility at such time, and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender at such time, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations at such time, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans at such time shall not exceed such Lender’s Commitment, and provided further that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $250,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds.

(c) Refinancing of Swing Line Loans. (i) The Swing Line Lender at any time in its sole and absolute discretion may, and in any event on the fifth Business Day after such Swing Line Loan is made, shall request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding or, in the case of any request given with respect to Swing Line Loans which have been outstanding for five (5) Business Days, the amount of such outstanding Swing Line Loans. Such request shall be made in writing (which written request shall be deemed to be a Borrowing Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Borrowing Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Borrowing Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Borrowing Notice, whereupon, subject to Section 2.04(c)(ii), each Swing Line Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations. (i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05 Prepayments.

(a) Optional. (i) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay such Loans in whole or in part without premium or penalty; provided, that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans and (2) on the date of prepayment of Base Rate Loans; (B) any prepayment of Eurocurrency Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof; and (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $250,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurocurrency Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the Revolving Facility). If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.

(ii) The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided, that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $250,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(b) Mandatory. (i) If the Administrative Agent notifies the Borrower at any time that the Total Outstandings at such time exceed the Aggregate Commitments then in effect, then, within two Business Days after receipt of such notice, the Borrower shall prepay Loans and/or the Borrower shall Cash Collateralize the L/C Obligations in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 105% of the Aggregate Commitments then in effect; provided, however, that, subject to the provisions of Section 2.03(g)(ii), the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b) unless after the prepayment in full of the Loans the Total Outstandings exceed the Aggregate Commitments then in effect.

(ii) Prepayments of the Revolving Facility made pursuant to this Section 2.05(b), first, shall be applied ratably to the L/C Borrowings and the Swing Line Loans, second, shall be applied ratably to the outstanding Revolving Credit Loans, and, third, but only in the case of prepayments under clause (i) above, shall be used to Cash Collateralize the remaining L/C Obligations; and, in the case of prepayments of the Revolving Facility required pursuant to clause (i) or (ii) of this Section 2.05(b), the amount remaining, if any, after the prepayment in full of all L/C Borrowings, Swing Line Loans and Revolving Credit Loans outstanding at such time and, in the case of clause (i) above, the Cash Collateralization of the remaining L/C Obligations in full may be retained by the Borrower for use in the ordinary course of its business. Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held in the Cash Collateral Account shall be applied (without any further action by or notice to or from the Borrower or any other Loan Party) to reimburse the L/C Issuer or the Lenders, as applicable.

2.06 Termination or Reduction of Commitments.

(a) Optional. The Borrower may, upon notice to the Administrative Agent, terminate the Commitments or the Swing Line Sublimit, or from time to time permanently reduce the Revolving Credit Commitments or the Swing Line Sublimit; provided, that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. three Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Swing Line Sublimit exceeds the amount of the Aggregate Commitments, such Swing Line Sublimit shall be automatically reduced by the amount of such excess.

(b) Mandatory. The Revolving Credit Commitments shall be automatically and permanently reduced on each date on which the prepayment of Revolving Credit Loans is required to be made under Section 2.05(b)(i) by an amount equal to the amount of such prepayment.

(c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Swing Line Sublimit or the Revolving Credit Commitments under this Section 2.06. Upon any reduction of the Revolving Credit Commitments, the Revolving Credit Commitment of each Lender shall be reduced by such Lender’s Applicable Percentage of such reduction amount. All fees in respect of the Revolving Facility accrued until the effective date of any termination of the Revolving Facility shall be paid on the effective date of such termination.

2.07 Repayment of Loans.

(a) Revolving Credit Loans. The Borrower shall repay to the Lenders on the Maturity Date (or, if sooner, the date on which such principal becomes due and payable pursuant to Section 8.02) the aggregate principal amount of all Revolving Credit Loans outstanding on such date.

(b) Swing Line Loans. The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date.

2.08 Interest.

(a) Subject to the provisions of Section 2.08(b), (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b) (i) If any amount of principal or interest of any Loan (or any other Obligations) is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) Upon the request of the Required Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws

(iii) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09 Fees. In addition to certain fees described in Sections 2.03(i) and (j):

(a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a commitment fee equal to the Applicable Rate times the actual daily amount by which the Aggregate Commitments of all Lenders exceed the sum of (i) the Outstanding Amount of Revolving Credit Loans (excluding any Outstanding Amount of Swing Line Loans) and (ii) the Outstanding Amount of L/C Obligations, determined as of the last day of the immediately preceding fiscal quarter. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Original Effective Date, and on the Maturity Date (or, if sooner, the date on which the Obligations become due and payable pursuant to Section 8.02).

(b) Upfront Fee. The Borrower shall pay to the Administrative Agent, for the account of each Lender in accordance with its Applicable Percentage on the Original Effective Date, an upfront fee equal to a percentage of each Lender’s Commitment on the Original Effective Date as separately agreed in writing between the Borrower and each Lender on or prior to the Original Effective Date. The upfront fee shall be due and payable on the Original Effective Date.

(c) L/C Fronting Fee. The Borrower shall pay to each L/C Issuer a Letter of Credit fronting fee equal to 0.125% per annum of the amount available to be drawn under each outstanding Letter of Credit issued by each such L/C Issuer, payable to such L/C Issuer for its own account, quarterly in arrears, commencing on the Original Effective Date.

(d) Administrative Agency Fee. The Borrower shall pay to the Administrative Agent, for its own account, the fees specified in the Administrative Agency Fee Letter in the amounts and at the times specified therein.

(e) Other Fees. The Borrower shall pay to each Arranger, Lender or Agent, for its own account, such fees in the amounts and at the times specified in the Fee Letters. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10 Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

(a) All computations of interest for Base Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided, that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b) If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower or the Lenders determine that (i) the Consolidated Net Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Net Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or any L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or any L/C Issuer, as the case may be, under Section 2.03(c)(iii), 2.03(i) or 2.08(b) or under Article VIII. The Borrower’s obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.

2.11 Evidence of Debt.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender to the Borrower made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans to the Borrower in addition to such accounts or records. Each Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12 Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the Revolving Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurocurrency Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders and each such L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to the Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.13 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Parties at such time) of payment on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided, that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section 2.13 shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement, (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section 2.13 shall apply), (C) any payments pursuant to the Fee Letters, or (D) any payments made pursuant to Article III or Section 10.13.

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

2.14 Incremental Facilities.

(a) Provided (w) there exists no Default or Event of Default, (x) the Borrower shall be in compliance on a Pro Forma Basis with the covenants contained in Section 7.11, in each case recomputed as of the last day of the most-recently ended fiscal quarter of the Borrower for which financial statements are available, (y) the Borrower shall have delivered a certificate of a Responsible Officer to the effect set forth in clauses (w) and (x) above, together with reasonably detailed calculations demonstrating compliance with clause (x) above (which calculations shall, if made as of the last day of any fiscal quarter of the Borrower for which the Borrower has not delivered to the Administrative Agent the financial statements and Compliance Certificate required to be delivered by Section 6.01(a) or (b) and Section 6.02(b), respectively, be accompanied by a reasonably detailed calculation of Consolidated EBITDA and Consolidated Interest Expense for the relevant period) and (z) subject to the conditions set forth in clause (f) below, the Borrower may at any time or from time to time after the Amendment Effective Date, by written notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request (i) one or more tranches of new term loans (“New Term Loans”) under one or more new term facilities (the “New Term Loan Facility”), (ii) one or more increases in the total amount of the Revolving Credit Commitments (the “Additional Revolving Facility Commitments”) under the Revolving Facility, provided, that such Additional Revolving Facility Commitments shall be on the same terms as the existing Revolving Credit Commitments and in all respects shall become part of the Revolving Facility hereunder, or (iii) one or more new revolving credit commitments (the “Incremental Revolving Facility Commitments” and together with any Additional Revolving Facility Commitments, the “Incremental Revolving Credit Commitments”) under one or more additional revolving credit facilities (the “Incremental Revolving Facility” and together with any New Term Loan Facility, the “Incremental Facilities”). Notwithstanding anything to the contrary herein, the sum of (i) the aggregate principal amount of the Additional Revolving Facility Commitments, (ii) the aggregate principal amount of the Incremental Revolving Facility Commitments and (iii) the aggregate principal amount of all New Term Loan Facilities incurred after the Amendment Effective Date shall not exceed (x) $25,000,000 plus (y) on and after the SCH Completion date, an additional $100,000,000 (clauses (x) and (y) collectively, the “Incremental Cap”). Each Additional Revolving Facility Commitment and Incremental Revolving Facility shall be in a minimum principal amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof; provided that such amount may be less than $5,000,000 if such amount represents all the remaining availability under the Incremental Cap. Each new Term Loan Facility shall be in a minimum principal amount of $25,000,000 and integral multiples of $1,000,000 in excess thereof; provided that such amount may be less than $25,000,000 if such amount represents all the remaining availability under the Incremental Cap; provided that the Incremental Cap shall be reduced on a dollar-for-dollar basis by any Permitted Senior Notes issued pursuant to Section 2.14(g).

(b) The Incremental Revolving Facility (i) shall rank pari passu in right of payment and of security with the Revolving Facility, (ii) shall mature no earlier than the Maturity Date, (iii) shall have pricing as agreed between the Borrower and such lenders providing such Incremental Revolving Credit Commitments (the “Incremental Revolving Lenders”); provided that the pricing in respect thereof shall be consistent with then prevailing market rates, (iv) if the All-In-Yield related to any Incremental Revolving Facility exceeds the All-In-Yield relating to the Revolving Credit Loans immediately prior to the effectiveness of the applicable Incremental Revolving Facility by more than 0.25% per annum, the Applicable Rate relating to the Revolving Credit Loans shall be adjusted to be at least equal to the All-In-Yield relating to such Incremental Revolving Facility minus 0.25% per annum, (v) may provide for a new Letter of Credit sublimit to the extent approved in its sole discretion by such L/C Issuer (who may be the existing L/C Issuers) (an “Incremental L/C Issuer”) that has agreed to provide a new Letter of Credit commitment (an “Incremental L/C Commitment”), (vi) may provide for a new Swing Line sublimit to the extent approved in its sole discretion by the swing line lender (who may be the existing Swing Line Lender) that has agreed to provide such Incremental Swing Line Commitment (an “Incremental Swing Line Lender”) and (vii) shall otherwise have the same terms as the existing Revolving Facility.

(c) The New Term Loan Facility (i) shall rank pari passu in right of payment and of security with the Revolving Facility, (ii) shall have pricing as agreed between the Borrower and such lenders (the “New Term Lenders” and together with the Incremental Revolving Lenders and any Lender or Additional Lender providing Additional Revolving Facility Commitments, the “Incremental Lenders”) providing commitments in respect of such New Term Loans (the “New Term Loan Commitments”); provided that the pricing in respect thereof shall be consistent with then prevailing market rates, (iii) shall not mature earlier than the Maturity Date, (iv) the Weighted Average Life to Maturity of such New Term Loans shall be no shorter than the remaining average life to maturity of the Revolving Facility and (v) all other terms of such New Term Loans, if not consistent with the terms of the existing Revolving Facility, (A) will be as agreed between the Borrower and the New Term Lenders providing such New Term Loans and (B) other than with respect to pricing and amortization, shall not be more restrictive than the terms of any existing Revolving Facility unless the Lenders under the existing Revolving Facility also receive the benefit of the more restrictive terms (without any consent being required); provided that the terms of the New Term Loan Facility may include pro rata mandatory prepayment requirements for asset sales and other mandatory prepayment events;

(d) Each written notice from the Borrower pursuant to this Section 2.14 shall set forth the requested amount, proposed terms of the relevant New Term Loans or Incremental Revolving Facility and the proposed effective date for the making of such Incremental Facility or increase in the Revolving Facility (the “Increase Effective Date”). New Term Loans may be made, and Incremental Revolving Credit Commitments and Additional Revolving Facility Commitments may be provided, by any existing Lender (it being understood that no existing Lender will have an obligation to make a portion of any New Term Loan or of any Incremental Revolving Credit Commitments or Additional Revolving Facility Commitments) or by any other bank or other financial institution (any such other bank or other financial institution being called an “Additional Lender”); provided that (x) the Borrower shall first request any such New Term Loan, Incremental Revolving Credit Commitments or Additional Revolving Facility

Commitments from the existing Lenders prior to soliciting commitments from Additional Lenders and (y) any such Additional Lenders shall be reasonably acceptable to the Administrative Agent (who shall be presumed to decline such request if not affirmatively accepted within 10 Business Days from the date of such request). No existing Lender shall be obligated to provide any New Term Loans, Incremental Revolving Credit Commitments or Additional Revolving Facility Commitments, unless it so agrees.

(e) Commitments in respect of New Term Loans, Incremental Revolving Commitments and or Additional Revolving Facility Commitments shall become Commitments under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Incremental Lender, each Incremental L/C Issuer, if any, each Incremental Swing Line Lender, if any, and the Administrative Agent. The Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary, including any amendments to the Schedule I, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.14. The Administrative Agent may take any and all action as may be reasonably necessary to ensure all Revolving Credit Loans in respect of Additional Revolving Facility Commitments and Incremental Revolving Facility Commitments, when originally made, are included in each Borrowing of outstanding Revolving Credit Loans on a pro rata basis. The Borrower shall pay to the applicable Lender any costs of the type referred in Section 3.05 in connection with the foregoing. The Borrower will use the proceeds of the New Term Loans, Incremental Revolving Credit Commitments and or Additional Revolving Facility Commitments for general corporate purposes or any other purpose not prohibited hereby.

(f) Conditions to Effectiveness of Increase. As a condition precedent to any Incremental Amendment, the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.14, the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (B) no Default or Event of Default shall have occurred and be continuing. Within 90 days (as such period may be extended in the reasonable discretion of the Administrative Agent) after giving effect to any Incremental Amendment or issuance of Permitted Senior Notes pursuant to clause (g) below, the aggregate amount of Obligations specified in any Mortgage to be secured by the real property the subject of such Mortgage shall be equal to an amount that is at least $100,000,000 in excess of the sum of (x) the aggregate Revolving Credit Commitments plus (y) all amounts committed or outstanding under Incremental Facilities and Permitted Senior Notes issued in lieu thereof.

(g) Permitted Senior Notes. Provided that (x) no Default or Event of Default shall have occurred and be continuing, (y) the Borrower shall be in compliance on a Pro Forma Basis with the covenants contained in Section 7.11, in each case recomputed as of the last day of the most-recently ended fiscal quarter of the Borrower for which financial statements are available and (z) the Borrower shall have delivered a certificate of a Responsible Officer to the effect set forth in clauses (x) and (y) above, together with reasonably detailed calculations demonstrating compliance with clause (y) above (which calculations shall, if made as of the last day of any fiscal quarter of the Borrower for which the Borrower has not delivered to the Administrative Agent the financial statements and Compliance Certificate required to be delivered by Section 6.01(a) or (b) and Section 6.02(b), respectively, be accompanied by a reasonably detailed calculation of Consolidated EBITDA and Consolidated Interest Expense for the relevant period), the Borrower may at any time elect to utilize the Incremental Cap as then in effect, to issue Permitted Senior Notes in lieu of Incremental Facilities; provided that the Incremental Cap shall be reduced on a dollar-for-dollar basis by any such Permitted Senior Notes. Within 90 days (as such period may be extended in the reasonable discretion of the Administrative Agent) after giving effect to such issuance, the aggregate amount of Obligations specified in any Mortgage to be secured by the real property the subject of such Mortgage shall be equal to an amount that is at least $100,000,000 in excess of the sum of (x) the aggregate Revolving Credit Commitments and, without duplication, the Incremental Revolving Credit Commitments plus (y) all New Term Loans plus (z) all amounts committed or outstanding under the Permitted Senior Notes issued in lieu thereof.

(h) Conflicting Provisions. This Section shall supersede any conflicting provisions in Section 2.13 or 10.01.

2.15 Cash Collateral.

(a) Certain Credit Support Events. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent, such L/C Issuer or Swing Line Lender, the Borrower shall deliver to the Collateral Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b) Cash Collateralization. For purposes of Section 2.03, Section 2.05, this Section 2.15 and Section 8.02(c), “Cash Collateralize” means to pledge to the Collateral Agent and deposit in the Cash Collateral Account, for the benefit of the L/C Issuers and the Lenders (including the Swing Line Lender), as collateral for the L/C Obligations and Swing Line Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent, the L/C Issuers and the Swing Line Lenders (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Collateral Agent, for the benefit of the L/C Issuers and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash collateral shall be maintained in the Cash Collateral Account. If at any time the Collateral Agent determines that any funds held in the Cash Collateral Account are subject to any right or claim of any Person other than the Collateral Agent or that the total amount of such funds is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrower will, forthwith upon demand by the Collateral Agent, pay to the Collateral Agent, as additional funds to be deposited in the Cash Collateral Account, an amount sufficient to eliminate such deficiency, then held in the Cash Collateral Account that the Collateral Agent determines to be free and clear of any such right and claim.

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.15 or Sections 2.03(g), 2.05, 2.16 or 8.02(c) in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(v)) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.15 may be otherwise applied in accordance with Section 8.03), and (y) the Person providing Cash Collateral and the applicable L/C Issuer or applicable Swing Line Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.16 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to any L/C Issuer or any Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by any L/C Issuer or Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, any L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any L/C Issuer or Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that, if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.03(j).

(iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.03 and 2.04, the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Commitment of that non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Loans of that Lender.

(b) So long as any Lender is a Defaulting Lender, no L/C Issuer shall be required to issue or increase any Letter of Credit, and no Swing Line Lender shall be required to make any Swing Line Loans, unless it is reasonably satisfied that the related exposure will be 100% covered by the Commitments of the non-Defaulting Lenders or (i) in the case of any L/C Issuer, the provisions of Section 2.15(a) and Section 2.16(a)(ii) have been complied with and (ii) in the case of any Swing Line Lender, it is otherwise satisfied that the related exposure is mitigated to its reasonable satisfaction, and participating interests in any such newly issued or increased Letter of Credit and Swing Line Loans shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.16(a)(ii) (and Defaulting Lenders shall not participate therein).

(c) No Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 2.16, performance by the Borrower of its obligations hereunder shall not be excused or otherwise modified as a result of the operation of this Section 2.16. The rights and remedies against a Defaulting Lender under this Section 2.16 are in addition to any other rights and remedies which the Borrower, the Agents, any L/C Issuer, the Swing Line Lender or any Lender may have against such Defaulting Lender.

(d) Defaulting Lender Cure. If the Borrower, the Administrative Agent, any Swing Line Lender and any L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.16(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided, that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.17 Refinancing Amendments; Maturity Extension.

(a) Refinancing Amendment. At any time after the Amendment Effective Date, the Borrower may obtain, from any Lender or any New Revolving Lender, Revolver Refinancing Indebtedness in respect of all or any portion of the Revolving Credit Loans (and unused Revolving Credit Commitments) under this Agreement (which for purposes of this Section 2.17(a) will be deemed to include any then outstanding Other Revolving Credit Loans and Other Revolving Credit Commitments), in the form of Other Revolving Credit Loans or Other Revolving Credit Commitments, as the case may be, in each case pursuant to a Refinancing Amendment; provided that such Revolver Refinancing Indebtedness (i) will rank pari passu in right of payment and of security with the other Loans and Commitments hereunder, (ii) will have such pricing and fee terms as may be agreed by the Borrower and the Lenders thereof, (iii) will have a maturity date that is not prior to the maturity date of Revolving Credit Loans (or unused Revolving Credit Commitments) being refinanced and (iv) all other terms of such Revolver Refinancing Indebtedness, if not consistent with the terms of the Revolving Credit Loans (or unused Revolving Credit Commitments) being refinanced, (A) will be as agreed between the Borrower and the lenders party to such Refinancing Amendment and (B) other than with respect to pricing and fees, shall not be more restrictive than the terms of the Revolving Credit Loans (or unused Revolving Credit Commitments) being refinanced unless the remaining Lenders under the Revolving Credit Loans (or unused Revolving Credit Commitments) being partially refinanced also receive the benefit of the more restrictive terms (without any consent being required). The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Amendment Effective Date under Section 4.01 (other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent). Each Facility of Revolver Refinancing Indebtedness incurred under this Section 2.17 shall be in an aggregate principal amount that is not less than $25,000,000 and an integral multiple of $1,000,000 in excess thereof. Any Refinancing Amendment may provide for the issuance of Letters of Credit for the account of the Borrower, or the provision to the Borrower of Swing Line Loans, pursuant to any Other Revolving Credit Commitments established thereby, in each case on terms substantially equivalent to the terms applicable to Letters of Credit and Swing Line Loans under the Revolving Credit Commitments. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Revolver Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Revolving Credit Loans and Other Revolving Credit Commitments). Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.17(a). In addition, if so provided in the relevant Refinancing Amendment and with the consent of each L/C Issuer or each Swing Line Lender, as applicable, participations in Letters of Credit or Swing Line Loans, as applicable, expiring on or after the Maturity Date shall be reallocated from Lenders holding Revolving Credit Commitments to Lenders holding extended Revolving Credit Commitments in accordance with the terms of such Refinancing Amendment; provided, however, that such participation interests shall, upon receipt thereof by the relevant Lenders holding Revolving Commitments, be deemed to be participation interests in respect of such Revolving Commitments and the terms of such participation interests (including, without limitation, the commission applicable thereto) shall be adjusted accordingly.

(b) Maturity Extension. At any time after the Amendment Effective Date, the Borrower and any Lender may agree, by notice to the Administrative Agent (each such notice, an “Extension Notice”), to extend the maturity date of such Lender’s Revolving Credit Commitments to the extended maturity date specified in such Extension Notice (each, an “Extension”) and each group of Commitments/Loans as so extended, as well as the original Commitments/Loans not so extended, being a “tranche”; any extended Commitments/Loans shall constitute a separate tranche of Commitments/Loans from the tranche of Commitments/Loans from which they were converted); provided, that (i) the Borrower shall have offered to all Lenders under the relevant Facility the opportunity to participate in such extension on a pro rata basis, (ii) no Default shall exist at the time the Extension Notice is delivered to the Lenders, and no Default shall exist immediately prior to or after giving effect to the effectiveness of any Extension, (iii) there shall be no more than three separate maturity dates in effect for all Revolving Credit Commitments and Other Revolving Commitments at any one time, (iv) the Commitments or Loans subject to such Extension will have a maturity date that is at least 180 days after the Maturity Date, (v) if the aggregate principal amount of Commitments/Loans (calculated on the face amount thereof) in respect of which Lenders shall have accepted the relevant extension offer shall exceed the maximum aggregate principal amount of Commitments/Loans offered to be extended by the Borrower pursuant to such Extension Notice, then the Commitments/Loans of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such extension offer (vi) the All-In Yield with respect to the extended Loans and Commitments and fees may be different than the All-In Yield and fees for the then existing Loans and Commitments of such and (vii) all documentation in respect of such Extension shall be consistent with the foregoing. Within 90 days of the effectiveness of such Extension (or such longer period as may be agreed in the reasonable discretion of the Administrative Agent), the Borrower shall take all actions necessary or reasonably requested by the Administrative Agent to amend any then existing Mortgage in connection with such Extension, including an updated flood determination delivered pursuant to Section 6.19. With respect to all Extensions consummated by the Borrower pursuant to this Section 2.17(b), (x) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.05 and (y) any Extension Notice is required to be for a minimum amount of $25,000,000. The Lenders hereby irrevocably authorize the Administrative Agent and the Collateral Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary in order to establish new tranches or sub-tranches in respect of Commitments/Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section 2.17(b). In connection with any Extension, the Borrower shall provide the Administrative Agent at least five (5) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably, to accomplish the purposes of this Section 2.17(b). No Lender shall have any obligation to provide any such extension and each Lender may refuse to provide such extension in its absolute and sole discretion.

(c) Application. So long as the initial Revolving Credit Facility remains outstanding, all borrowings and prepayments shall be made ratably between such initial Revolving Credit Facility and any Other Revolving Credit Facilities (on a pro rata basis among the Lenders of each such Facility) (except, for the avoidance of doubt, payments of interest and fees at different rates under any Other Revolving Credit Facilities and related outstandings and repayment of the non-extending portion of the initial Revolving Credit Facility on the Maturity Date).

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on behalf of the Borrower hereunder or under any other Loan Document described in clauses (a) through (e) and clause (i) of the definition thereof shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided, that if the Borrower, any Subsidiary Guarantor or the Administrative Agent shall be required by applicable Laws to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after all such required deductions have been made, including deductions applicable to additional sums payable by the Borrower or any Subsidiary Guarantor under this Section 3.01(a), the Administrative Agent, any Lender or any L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable withholding agent shall make such deductions and (iii) the applicable withholding agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) Payment of Other Taxes by the Borrower. Without limiting the provisions of Section 3.01(a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, each Lender and each L/C Issuer, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes imposed on any payment to be made by or on account of any Obligation of the Borrower hereunder or under any other Loan Documents described in clauses (a) through (e) or (i) of the definition thereof or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) paid by the Administrative Agent, such Lender or such L/C Issuer or any of their respective Affiliates, as the case may be, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an L/C Issuer, shall be conclusive absent manifest error.

(d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or Subsidiary Guarantor to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Status of Lenders. (i) Each Lender shall deliver to the Borrower and to the Administrative Agent, upon the reasonable request of the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, (A) to determine whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) to determine, if applicable, the required rate of withholding or deduction and (C) to establish such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of any payments to be made to such Lender by the Borrower, any Subsidiary Guarantor or the Administrative Agent pursuant to any Loan Document or otherwise to establish such Lender’s status for withholding tax purposes in an applicable jurisdiction. Each Lender that is a “United States Person” as defined in section 7701(a)(30) of the Code shall deliver to the Borrower and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter as prescribed by applicable law or upon the reasonable request of the Borrower or Administrative Agent), two duly completed and executed copies of Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding.

(ii) Any Foreign Lender shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent or if any documentation previously delivered has expired or become obsolete, invalid or materially incorrect, but only if such Foreign Lender is legally entitled to do so), two copies of whichever of the following is applicable or any subsequent version thereof or successor thereto:

(A) duly completed and executed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(B) duly completed and executed copies of Internal Revenue Service Form W-8ECI relating to all payments to be received by such Foreign Lender hereunder or under any other Loan Document,

(C) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) or 871(h) of the Code, (A) a certificate to the effect that such Foreign Lender is not (1) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Borrower (or if the Borrower is a disregarded entity for U.S. Federal income tax purposes, of the owner of the Borrower) within the meaning of section 881(c)(3)(B) of the Code, or (3) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (B) duly completed copies of Internal Revenue Service Form W-8BEN, or

(D) where such Lender is a partnership (for U.S. federal income tax purposes) or otherwise not a beneficial owner (e.g., where such Lender has sold a participation), IRS Form W-8IMY (or any successor thereto) and all required supporting documentation (including, where one or more of the underlying beneficial owner(s) is claiming the benefits of the portfolio interest exemption, a certificate (in the form described in (iii) above) of such beneficial owner(s) (provided that, if the Foreign Lender is a partnership and not a participating Lender, the certificate from the beneficial owner(s) may be provided by the Foreign Lender on the beneficial owner(s) behalf)), or

(E) any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed and executed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(iii) In the event that, pursuant to Section 10.06(e), a Participant is claiming the benefits of this Section 3.01, such Participant shall provide the forms required above to the Lender from which the related participation was purchased, and if such Lender is a Foreign Lender, such Lender shall, promptly upon receipt thereof (but in no event later than the next scheduled payment under this Agreement) forward such documentation to the Borrower and the Administrative Agent, together with such additional forms as are required by law.

(iv) Without limiting the obligations of the Lenders set forth above regarding delivery of certain forms and documents to establish each Lender’s status for U.S. withholding tax purposes, each Lender agrees promptly to deliver to the Administrative Agent or the Borrower, as the Administrative Agent or the Borrower shall reasonably request, on or prior to the Effective Date, and in a timely fashion thereafter (including upon the expiration or obsolescence of any such forms or documents and promptly after the occurrence of any event requiring a change from the most recent forms previously delivered), such other documents and forms as would reduce or avoid any Indemnified Taxes or Other Taxes in respect of any payments to be made to such Lender by any Loan Party pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in such other jurisdiction; provided, that in such Lender’s reasonable judgment such documentation or forms would not materially prejudice such Lender. Each Lender shall promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any such claimed exemption or reduction. Notwithstanding any other provision of this Section 3.01(e), a Lender shall not be required to deliver any form, document or other information pursuant to this Section 3.01(e) that such Lender is not legally able to deliver.

(v) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and the Administrative Agent at the time or times prescribed by law and at such times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct or withhold from such payment. Solely for purposes of this clause (v), “FATCA” shall include any amendments made to FATCA after the date of the Agreement.

(f) Treatment of Certain Refunds. If the Administrative Agent, any Lender or any L/C Issuer receives a refund with respect to any Indemnified Taxes or Other Taxes for which additional amounts or indemnity payments are paid by the Borrower or any Subsidiary Guarantor, which in the sole discretion and good faith judgment of such Administrative Agent, Lender or L/C Issuer is allocable to such payments, it shall promptly pay such refund (but only to the extent of the Indemnified Taxes or Other Taxes paid by the Borrower or such Subsidiary Guarantor giving rise to such refund) to the Borrower, net of all out-of-pocket expenses of such Administrative Agent, the Lender or any L/C Issuer incurred in obtaining such refund (including any Taxes imposed with respect to such refund) as is determined by such Administrative Agent, Lender or L/C Issuer in good faith and in its sole discretion and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Borrower agrees to promptly return such amount (plus any penalties, interest or other charges imposed by the relevant Governmental Authority), net of any reasonable incremental additional costs, to the applicable Administrative Agent, Lender or L/C Issuer, as the case may be, if it receives written notice from the applicable Administrative Agent, Lender or L/C Issuer that such Administrative Agent, Lender or L/C Issuer is required to repay such refund. This subsection shall not be construed to require the Administrative Agent, any Lender or L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

3.02 Illegality. If any Lender determines that as a result of any Change in Law it becomes unlawful, or that any Governmental Authority asserts that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans, or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurocurrency Rate Loans or to convert Base Rate Loans to Eurocurrency Rate Loans, shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all such Eurocurrency Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03 Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof that (a) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan, or (b) the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurocurrency Rate Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurocurrency Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

3.04 Increased Costs; Reserves on Eurocurrency Rate Loans.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurocurrency Rate contemplated by Section 3.04(e)) or any L/C Issuer; or

(ii) impose on any Lender or any L/C Issuer or the London interbank market any other condition, cost or expense (other than (A) Indemnified Taxes or Other Taxes that are indemnified under Section 3.01 and (B) any Excluded Taxes) affecting this Agreement or Eurocurrency Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender or such L/C Issuer, the Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered; provided, that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic or regulatory manner) to designate a different Eurocurrency Rate lending office if the making of such designation would allow the Lender or its Eurocurrency Rate lending office to continue to perform its obligation to make Eurocurrency Rate Loans or to continue to fund or maintain Eurocurrency Rate Loans and avoid the need for, or reduce the amount of, such increased cost.

(b) Capital Requirements. If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital requirements has the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy), then from time to time, after submission to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or an L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section, describing the basis therefore and showing the calculation thereof in reasonable detail, and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within 30 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation, provided, that the Borrower shall not be required to compensate a Lender or an L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than 90-days prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Additional Reserve Requirements. The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 10 Business Days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender describing the basis therefor and showing the calculation thereof in reasonable detail. If a Lender fails to give notice 10 Business Days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable within 30 days from receipt of such notice.

3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any conversion, payment or prepayment of any Eurocurrency Rate Loan, and any conversion of a Base Rate Loan to a Eurocurrency Rate Loan, on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, or continue any Eurocurrency Rate Loan, or to convert a Base Rate Loan to a Eurocurrency Rate Loan, on the date or in the amount notified by the Borrower; or

(c) any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained, but excluding any loss of anticipated profits. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

3.06 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount or indemnification payment to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, if the Borrower is required to pay any additional amount or indemnification payment to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, if any Lender gives a notice pursuant to Section 3.02 or if any Lender is at such time a Defaulting Lender, then the Borrower may replace such Lender in accordance with Section 10.13.

3.07 Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01 Conditions of Initial Credit Extension. The effectiveness of this Agreement and the obligations of the Lender Parties to provide the initial commitments and Credit Extensions hereunder are subject to satisfaction of the following conditions precedent:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a duly authorized officer of the signing Loan Party, each dated the Original Effective Date (or, in the case of certificates of governmental officials, a recent date before the Effective Date) and each in form and substance reasonably satisfactory to the Administrative Agent:

(i) executed counterparts of this Agreement;

(ii) Notes executed by the Borrower in favor of each Lender requesting Notes;

(iii) Certified copies of the resolutions of the Board of Directors or equivalent governing body of each Loan Party approving the Transactions and the Loan Documents to which it is or is to be a party and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to the Transaction and each Loan Document to which it is a party;

(iv) A copy of the certificate of the Secretary of State of the jurisdiction of incorporation or formation, as the case may be, of each Loan Party, dated reasonably near the Original Effective Date, certifying (A) as to a true and correct copy of the charter, article of formation, or such other constitutive document on file in such Secretary’s office and (B) that (1) such amendments are the only amendments to such Loan Party’s constitutive documents on file in such Secretary’s office, (2) such Loan Party has paid all franchise taxes to the date of such certificate and (3) such Loan Party is duly incorporated or formed and in good standing or presently subsisting under the laws of the State of the jurisdiction of incorporation or formation;

(v) A certificate of each Loan Party signed on behalf of such Loan Party by its President or a Vice President and its Secretary or any Assistant Secretary, dated the Original Effective Date (the statements made in which certificate shall be true on and as of the Original Effective Date), certifying as to (A) the absence of any amendments to the charter or applicable constitutive documents of such Loan Party since the date of the Secretary of State’s certificate referred to in Section 4.01(a)(iv), (B) a true and correct copy of the bylaws, limited liability company agreement, or partnership agreement of such Loan Party as in effect on the date on which the resolutions referred to in Section 4.01(a)(iii) were adopted and on the Original Effective Date and (C) the due incorporation or formation and good standing or valid existence of such Loan Party as a corporation, limited liability company or partnership organized or formed under the laws of the jurisdiction of its incorporation or formation and the absence of any proceeding for the dissolution or liquidation of such Loan Party;

(vi) A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign each Loan Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder;

(vii) a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, (B) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the Original Effective Date, and (C) the absence of any event occurring and continuing, or resulting from the initial Credit Extension, that constitutes a Default;

(viii) certificates attesting to the Solvency of the Borrower and its Subsidiaries on a consolidated basis before and after giving effect to the Transaction, from its chief financial officer;

(ix) the executed opinion of Cahill Gordon & Reindel LLP, special New York counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit H and such other matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;

(x) the executed opinion of Bailey & Glasser LLP, corporate counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit I and such other matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;

(xi) evidence that all insurance required to be maintained pursuant to Section 6.07 has been obtained and is in effect, together with the certificates of insurance, naming the Collateral Agent, on behalf of the Lenders, as an additional insured or loss payee, as the case may be, under all insurance policies maintained with respect to the assets and properties of the Loan Parties that constitutes Collateral;

(xii) the Subsidiary Guaranty, substantially in the form of Exhibit F hereto and otherwise in form and substance reasonably satisfactory to the Administrative Agent executed by each Subsidiary Guarantor;

(xiii) The Security Agreement, duly executed by each Loan Party, together with:

(A) certificates representing the initial Pledged Equity Interest referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the initial Pledged Debt referred to therein, accompanied by note transfer powers indorsed in blank,

(B) proper financing statements in form appropriate for filing under the Uniform Commercial Code of all jurisdictions necessary in order to perfect and protect the first priority liens and security interests created under the Security Agreement, covering the Collateral described in the Security Agreement,

(C) copies of all lien search results, dated on or before the Effective Date all listing all effective financing statements filed in the jurisdictions referred to in clause (B) above that name any Loan Party as debtor, together with copies of such other financing statements,

(D) the Intellectual Property Security Agreement duly executed by each applicable Loan Party,

(E) evidence of the completion of all other recordings and filings of or with respect to the Security Agreement that the Collateral Agent may deem necessary or desirable in order to perfect and protect the security interest created thereunder,

(F) Perfection Certificate, duly executed by each Loan Party, and

(G) evidence that all other action that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement has been taken (including, without limitation, receipt of duly executed payoff letters, UCC-3 termination statements),

(xiv) such other assurances, certificates and documents as the Administrative Agent reasonably may require.

(b) There shall not have occurred, since December 31, 2009, a Material Adverse Effect.

(c) There shall exist no action, suit, investigation, litigation or proceeding affecting the Borrower or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect other than the matters described on Schedule 4.01(c) to the Original Credit Agreement (the “Disclosed Litigation”) or (ii) purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document or the consummation of the transactions contemplated hereby.

(d) The Borrower shall have received, substantially simultaneously with the occurrence of the Original Effective Date (upon the satisfaction or waiver of each other condition set forth in this Section 4.01), gross cash proceeds of not less than $400,000,000 from the issuance of the Senior Notes. The Senior Notes and the Senior Notes Indenture shall be on terms substantially similar in all material respects to those set forth in the description of Senior Notes provided to the Lenders prior to the Original Effective Date or otherwise reasonably satisfactory to the Required Lenders.

(e) The Arrangers shall have received copies of balance sheets, income statements, pro forma statements, projections, forecasts and other financial statements in form and substance satisfactory to the Arrangers, including, without limitation, (i) the audited Consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2009 and the related audited Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal year, (ii) the unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as at March 31, 2010 and the related unaudited Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such period and (iii) projections on a quarterly basis through the 2011 fiscal year and on an annual basis for the 2012, 2013 and 2014 fiscal years showing projected availability under the Revolving Facility.

(f) The Borrower shall have obtained ratings for the Revolving Facility from Moody’s and S&P satisfactory to the Arrangers.

(g) The Lenders shall have received, to the extent requested, on or before the date which is five (5) Business Days prior to the Original Effective Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations including the PATRIOT Act.

(h) The Administrative Agent shall have received satisfactory evidence that all outstanding Indebtedness of the Loan Parties (other than Existing Indebtedness permitted to remain outstanding under this Agreement) shall have been paid in full and terminated.

(i) Any fees, costs and expenses required to be paid on or before the Original Effective Date to the Administrative Agent, any Arranger or the Lenders (i) pursuant to the Fee Letters or (ii) otherwise for which invoices have been received at least one Business Day prior to the Original Effective Date shall have been paid.

(j) Unless waived by the Administrative Agent, the Borrower shall have paid all reasonable fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced at least one Business Day prior to the Original Effective Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing and customary post-closing proceedings included in such invoices (provided, that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

(k) The Administrative Agent shall have received satisfactory evidence that the Restructuring Transactions shall have been consummated and necessary corporate actions in order to effectuate the Restructuring Transactions shall have been taken and completed.

(l) The Administrative Agent shall have received fully executed copies of the Management Agreement and the Equity Contribution Agreement, in form and substance satisfactory to the Administrative Agent.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Original Effective Date specifying its objection thereto.

4.02 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Borrowing Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans) is subject to the following conditions precedent:

(a) The representations and warranties of (i) the Borrower contained in Article V and (ii) each Loan Party contained in each other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively.

(b) No Default or Event of Default shall have occurred and be continuing, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c) The Administrative Agent and, if applicable, the applicable L/C Issuer or the applicable Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Borrowing Notice requesting only a conversion of Loans to the other Type or a continuation of Eurocurrency Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and the Lenders that:

5.01 Existence, Qualification and Power. Each Loan Party (a) (i) is duly organized or formed and, validly existing and (ii) in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents and Related Documents to which it is a party and consummate the Transaction and the Amendment Transaction, and (c) is duly qualified and is licensed and, as applicable, in good standing, under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) and (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document and Related Document to which such Person is a party, (a) have been duly authorized by all necessary corporate or other organizational action, and (b) do not and will not (i) contravene the terms of any of such Person’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien (except for any Liens that may arise under the Loan Documents) under, or require any payment to be made under (A) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law, except in each case referred to in clause (b)(ii) or (c) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.03 Governmental Authorization; Other Consents. (a) No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority and (b) no material approval, consent, exemption, authorization, or other action by, or notice to, or filing with any other Person, in each case, is necessary or required in connection with (i) the execution, delivery or performance by any Loan Party of this Agreement or any other Loan Document or Related Document, or for the consummation of the Transaction and the Amendment Transaction, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents or (iii) the perfection of the Liens created under the Collateral Documents (including the first priority nature thereof), (x) except for those approvals, consents, exemptions, authorizations or other actions which have already been obtained, taken, given or made, as listed on Schedule 5.03 hereto, and are in full force and effect, (y) any filings required to perfect the Liens created under the Collateral Documents and (z) those landlord consents required with respect to the leasehold mortgages required to be delivered hereunder. All applicable waiting periods in connection with the Transaction and the Amendment Transaction have expired without any action having been taken by any Governmental Authority restraining, preventing or imposing materially adverse conditions upon the Transaction and the Amendment Transaction or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other Laws relating to or affecting creditors’ rights generally, general principles of equity, regardless of whether considered in a proceeding in equity or at law and an implied covenant of good faith and fair dealing.

5.05 Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements of the Borrower and its Subsidiaries (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other material liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including material liabilities for Taxes, material commitments and material Indebtedness.

(b) The unaudited consolidated balance sheet of the Borrower and its Subsidiaries dated September 30, 2011, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c) Since December 31, 2010, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d) The consolidated pro forma balance sheet of the Borrower and its Subsidiaries as at June 30, 2010, and the related consolidated pro forma statements of income and cash flows of the Borrower and its Subsidiaries for the six months then ended, certified by the chief financial officer or treasurer of the Borrower, copies of which have been furnished to the Administrative Agent, fairly present in all material respects the consolidated pro forma financial condition of the Borrower and its Subsidiaries as at such date and the consolidated pro forma results of operations of the Borrower and its Subsidiaries for the period ended on such date, in each case giving effect to the Transaction, all in accordance with GAAP.

(e) The consolidated forecasted balance sheet and statements of income and cash flows of the Borrower and its Subsidiaries delivered pursuant to Section 4.01 or Section 6.01(c) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable in light of the conditions existing at the time of delivery of such forecasts.

5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement, any other Loan Document, any Related Document or the consummation of the Transaction and the Amendment Transaction, or (b) except for Disclosed Litigation, as to which there is a reasonable possibility of an adverse determination and that could reasonably be expected to result in a Material Adverse Effect.

5.07 No Default. Neither the Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08 Ownership of Property; Liens; Investments, Etc.

(a) As of the Original Effective Date, each of the Loan Parties has good and marketable title (subject only to Permitted Liens) to the properties of the Loan Parties except when failure to have such title to property could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Loan Parties owns and has on the Original Effective Date good and marketable title or subsisting leasehold, easement or other real property interest (subject only to Permitted Liens and such other Liens as permitted by the Loan Documents) to, and enjoys on the Original Effective Date peaceful and undisturbed possession of, all such properties that are necessary for the present operation and conduct of its business, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no Liens of any nature whatsoever on any assets of any Loan Party other than: (i) Liens granted pursuant to this Agreement, (ii) other Liens in existence on the Original Effective Date as reflected on Schedule 5.08(a) and (iii) Permitted Liens and such other Liens as permitted by the Loan Documents. Each Loan Party has Mining Title (subject only to Permitted Liens and such other Liens as permitted by the Loan Documents) to all Mining Facilities covered by outstanding Governmental Approvals issued to such Loan Party to the extent necessary to conduct its business as currently conducted and to utilize such properties for their intended purpose. Schedule 1.01(d) hereto accurately describes in all material respects all Mining Facilities owned, leased or operated by the Borrower and its Subsidiaries as of the Original Effective Date and accurately describes in all material respects all properties that are required for the business and operations of the Loan Parties.

(b) Schedule 5.08(b) sets forth a complete and accurate list as of the Original Effective Date of the locations all of Material Owned Real Property or Material Leased Real Property held by the Borrower or any of its Subsidiaries, and in the case of any leases or subleases for the Mining Facilities, whether such lease, sublease or other instrument requires the consent of the landlord or counterparty thereunder or other parties thereto in order to grant the Liens on the Collateral to the Collateral Agent for the benefit of the Secured Parties and the other secured parties, if any, under the Security Agreement.

(c) To the best knowledge of the Borrower the legal description attached as Exhibit A to each Mortgage accurately and completely describes the Mortgaged Property intended to be covered thereby.

(d) Schedule 7.03 sets forth a complete and accurate list as of the Original Effective Date of all Investments held by the Borrower and any of its Subsidiaries on the Original Effective Date, showing as of the Original Effective Date the amount, obligor or issuer and maturity, if any, thereof.

5.09 Environmental Compliance. Except as disclosed on Schedule 5.09 or as otherwise could not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(a) None of the Borrower nor any of its Subsidiaries has received any written notice of violation, alleged violation, non-compliance, liability or potential liability under any Environmental Laws with regard to any of the Properties or the business operated by the Borrower or any of its Subsidiaries (the “Business”), or any prior business for which the Borrower has retained an Environmental Liability.

(b) Hazardous Materials have not been generated, stored, handled, transported or disposed of at, under, on or from the Properties by the Borrower or any of its Subsidiaries in violation of any applicable Environmental Law, or in a manner or to a location which could reasonably be expected to give rise to an Environmental Liability and, to the knowledge of the Borrower, Hazardous Materials have not been generated, stored, handled, transported or disposed of at, under, on or from the Properties by any Person other than the Borrower or any of its Subsidiaries in violation of any applicable Environmental Law, or in a manner or to a location which could reasonably be expected to give rise to an Environmental Liability.

(c) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened under any Environmental Law, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders under any Environmental Law with respect to the Properties or the Business to which the Borrower or any of its Subsidiaries is or, to the knowledge of the Borrower, will be named as a party or with respect to the Properties or the Business, and to the knowledge of the Borrower, no circumstances exist that could reasonably be expected to form the basis for such a proceeding or action against the Borrower or any of its Subsidiaries or the Business under any applicable Environmental Law.

(d) To the knowledge of the Borrower, there has been no Release or threat of Release of Hazardous Materials at, on, under or from the Properties, or arising from or related to the operations of the Borrower or any of its Subsidiaries in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably be expected to give rise to an Environmental Liability.

(e) The Borrower, each of its Subsidiaries, and the Business are in compliance with all applicable Environmental Laws, including all Environmental Permits, and all past non-compliances by the Borrower or its Subsidiaries have been resolved without ongoing obligations or costs.

(f) The Borrower and each of its Subsidiaries (i) hold all Environmental Permits (each of which is in full force and effect and is not subject to appeal, except in such instances where the requirement to hold an Environmental Permit is being contested in good faith by the Borrower or any of its Subsidiaries by appropriate proceedings diligently conducted) required for any of their current operations or for the current ownership, operation or use of the Business, including all Environmental Permits required for the coal mining-related operations of the Borrower or any of its Subsidiaries or, to the extent currently required, any pending construction or expansion related thereto; and (ii) have not received written notification or otherwise have knowledge that any Environmental Permit is about to be revoked, withdrawn or terminated.

(g) None of the Properties has any acid mine drainage which (i) constitutes a violation by the Borrower or any of its Subsidiaries of any applicable Environmental Law, or (ii) could reasonably be expected to give rise to an Environmental Liability.

5.10 Mining. The Borrower and each of its Subsidiaries has, in the amounts and forms required pursuant to Environmental Law, obtained all performance bonds and surety bonds, or otherwise provided any financial assurance required under any Environmental Law or Environmental Permit for Reclamation or otherwise (collectively, “Mining Financial Assurances”), except as could not reasonably be expected to result in a Material Adverse Effect.

5.11 Insurance. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies which may be Affiliates of the Borrower, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.

5.12 Taxes. The Borrower and its Subsidiaries have timely filed all U.S. federal, state and other tax returns and reports required to be filed, and have paid all U.S. federal, state and other Taxes, assessments, fees and other governmental charges levied or imposed (whether or not shown on such tax returns or reports) upon them or their properties, income or assets otherwise due and payable (other than those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP), except where the failure to do any of the foregoing could not reasonably be expected to result in a Material Adverse Effect; no tax Lien has been filed and no claim is being asserted or audit being conducted, with respect to any Tax, fee or other charge of the Borrower or any of its Subsidiaries, except for any of the foregoing that could not reasonably be expected to result in a Material Adverse Effect. There is no proposed tax assessment against the Borrower or any Subsidiary that could reasonably be expected to result in a Material Adverse Effect.

5.13 ERISA Compliance.

(a) Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state Laws (except that with respect to any Multiemployer Plan which is a Plan, such representation is deemed made only to the knowledge of the Borrower). With respect to each Pension Plan, no failure to satisfy the minimum funding standards of Sections 412 or 430 of the Code has occurred, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made.

(b) There are no pending or, to the knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Pension Plan that could reasonably be expected to have a Material Adverse Effect. There has been no nonexempt “prohibited transaction” (as defined in Section 406 of ERISA) or violation of the fiduciary responsibility rules with respect to any Plan that could reasonably be expected to result in a Material Adverse Effect.

(c) (i) Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no ERISA Event has occurred or is reasonably expected to occur; (ii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (iv) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

5.14 Subsidiaries; Equity Interests; Loan Parties. As of the Original Effective Date, the Borrower has no Subsidiaries other than those specifically disclosed in Schedule 5.14, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by each Loan Party in the percentages specified on Schedule 5.14 free and clear of all Liens except those created under the Collateral Documents or permitted by this Agreement and the other Loan Documents. Schedule 5.14 indicates which subsidiaries are Loan Parties as of the Original Effective Date showing (as to each Loan Party) the jurisdiction of its incorporation, the address of its principal place of business and its U.S. taxpayer identification number or, in the case of any non-U.S. Loan Party that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its incorporation.

5.15 Margin Regulations; Investment Company Act.

(a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Section 7.01, Section 7.04 or Section 7.05 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 8.01(e) will be margin stock.

(b) None of the Borrower, any Person Controlling the Borrower, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.16 Disclosure. No statement or information contained in this Agreement or any other Loan Document or any other document, certificate or statement furnished to the Agents, the Arrangers or the Lender Parties or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, taken as a whole, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. As of the Amendment Effective Date, there is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents or in any other documents, certificates and statements furnished to the Arrangers, the Agents and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

5.17 Compliance with Laws. The Borrower and each Subsidiary thereof is in compliance with the requirements of all Laws (including any zoning, building, ordinance, code or approval or any building or mining permits) and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.18 Intellectual Property; Licenses, Etc. The Borrower and each of its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, except where the failure to own or possess the right to use such IP Rights could not reasonably be expected to have a Material Adverse Effect. The use of such IP Rights by the Borrower or any Subsidiary does not infringe upon any rights held by any other Person, except for any infringement that could not reasonably be expected to have a Material Adverse Effect. Except as specifically disclosed in Schedule 5.18(a), no claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

5.19 Solvency. The Borrower and its Subsidiaries on a consolidated basis are, and after giving effect to the transactions contemplated by the Loan Documents and the incurrence of the Indebtedness and obligations being incurred in connection herewith and therewith, will be Solvent.

5.20 Casualty, Etc. As of the Original Effective Date, neither the businesses nor the properties of the Borrower or any of its Subsidiaries have been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.21 Labor Matters. Except as specifically disclosed on Schedule 5.21, there are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower or any of its Subsidiaries as of the Original Effective Date. As of the Original Effective Date, neither the Borrower nor any Subsidiary has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years that could reasonably be expected to result in a Material Adverse Effect.

5.22 Collateral Documents. As and when executed, delivered and recorded in the proper real estate filing or recording office, the provisions of the Collateral Documents are or will be effective to create in favor of the Collateral Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject to Permitted Liens and such other Liens as are permitted by the terms of the Loan Documents) on all right, title and interest of the Collateral owned by the Loan Parties and described therein. Except for filings contemplated hereby and by the Collateral Documents, no filing or other action will be necessary to perfect such Liens.

5.23 Use of Proceeds; Foreign Assets Control Regulations, Etc.

(a) The Borrower will use the proceeds of the Loans solely as provided for in Section 6.11.

(b) The use of the proceeds of the Loans and Letters of Credit by the Borrower will not violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(c) No Loan Party (i) is or will become a Person or entity described by section 1 of Executive Order 13224 of September 24, 2001 Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism (12 C.F.R. 595), and no Loan Party engages in dealings or transactions with any such Persons or entities; or (ii) is in violation of the PATRIOT Act.

5.24 Coal Act; Black Lung Act.

(a) The Borrower, each of its Subsidiaries and its “related persons” (as defined in the Coal Act) are (i) in compliance in all material respects with the Coal Act and any regulations promulgated thereunder and (ii) none of the Borrower, its Subsidiaries or its “related persons” (as defined in the Coal Act) has any liability under the Coal Act, except as disclosed in the Borrower’s financial statements which could reasonably be expected to have a Material Adverse Effect or with respect to premiums or other material payments required thereunder which have been paid when due.

(b) The Borrower and each of its Subsidiaries are in compliance in all material respects with the Black Lung Act, and neither the Borrower nor any of its Subsidiaries has either incurred any Black Lung Liability or assumed any other Black Lung Liability, except as could not reasonably be expected to have a Material Adverse Effect or with respect to which premiums, contributions or other material payments required thereunder that have been paid when due.

5.25 Related Documents. All (i) Coal Mining Agreements, (ii) Coal Supply Agreements, (iii) Mining Leases and (iv) Material Contracts to which any Loan Party is a party is in full force and effect as of the Original Effective Date and has not been amended or modified since the Original Effective Date except as could not reasonably be expected to result in a Material Adverse Effect or constitute a default under Section 7.17.

ARTICLE VI

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than in respect of contingent obligations, indemnities and expenses related thereto not then payable or in existence as of the later of the Maturity Date or the Letter of Credit Expiration Date), or any Letter of Credit shall remain outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01 and 6.02 (a) – (g)) cause each Subsidiary to:

6.01 Financial Statements. Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent:

(a) as soon as available, but in any event within 90 (or 105 with respect to the period ended December 31, 2010) after the end of each fiscal year of the Borrower (commencing with the fiscal year ended December 31, 2010), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and

(b) as soon as available, but in any event within 45 days (or 60 with respect to the period ended June 30, 2010 and September 30, 2010) after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (commencing with the fiscal quarter ended June 30, 2010), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, changes in shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

(c) As soon as available and in any event within 30 days after the end of each fiscal year, forecasts prepared by management of the Borrower, in a form consistent with the forecasts delivered pursuant to Section 4.01(e), of balance sheets, income statements and cash flow statements on a quarterly basis for the fiscal year following such fiscal year and on an annual basis for each fiscal year thereafter until the Maturity Date together with a line item budget for the each fiscal quarter and fiscal year.

6.02 Certificates; Other Information. Deliver to the Administrative Agent, in form and detail reasonably satisfactory to the Administrative Agent:

(a) concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants reporting on such financial statements and stating that in performing their audit nothing came to their attention that caused them to believe the Borrower failed to comply with the financial covenants set forth in Section 7.11, except as specified in such certificate;

(b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b) (commencing with the delivery of the financial statements for the fiscal quarter ended June 30, 2010), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower, which shall include detailed computations of the financial covenants;

(c) promptly after any request by the Administrative Agent, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by independent accountants in connection with the accounts or books of the Borrower or any of its Subsidiaries, or any audit of any of them;

(d) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to the Borrower’s stockholders (or stockholders of any Parent), and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the SEC or any Governmental Authority that may be substituted therefor, or with any national securities exchange.

(e) unless otherwise required to be delivered to the Lenders hereunder, promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

(f) as soon as available, but in any event prior to the date audited financial statements are required to be delivered, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably specify;

(g) promptly, and in any event within five Business Days after receipt thereof by the Borrower or any Subsidiary, copies of each material notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any material investigation or possible material investigation or other material inquiry by such agency regarding financial or other operational results of the Borrower or any Subsidiary;

(h) unless otherwise required to be delivered to the Lenders hereunder, not later than ten days after receipt thereof by the Borrower or any Subsidiary, copies of all notices of default, non-compliance or any other material matters (excluding those delivered pursuant to the relevant agreement in the ordinary course of business), material requests and other material documents (including amendments, waivers and other modifications) so received under or pursuant to any Related Document and, from time to time upon request by the Administrative Agent, such other information and reports regarding the Related Documents as the Administrative Agent may reasonably request;

(i) at the time the Borrower must deliver its annual audited financials under Section 6.01(a), a report supplementing Schedule 5.08(b), identifying all Material Owned Real Property and Material Leased Real Property acquired or disposed of by any Loan Party during such fiscal year; and

(j) promptly, such additional information regarding the business, financial, legal or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(b) or (d) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, that the Borrower shall notify the

Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of the documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(a) or (b). The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or any Arranger will make available to the Lender Parties materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to any Loan Party or their securities) (each, a “Public Lender”). The Borrower hereby agrees that (i) Borrower Materials that are to be made available on the Platform to Public Lenders shall be clearly and conspicuously marked “PUBLIC,” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lender Parties and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may contain sensitive business information and remains subject to the confidentiality undertakings of Section 10.07) with respect to the Borrower or any other Loan Party or its securities for purposes of United States Federal and state securities laws, (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information,” and (iv) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” In connection with the foregoing, each party hereto acknowledges and agrees that the foregoing provisions are not in derogation of their confidentiality obligations under Section 10.07.

6.03 Notices. Notify the Administrative Agent:

(a) promptly, of the occurrence of any Default or Event of Default;

(b) promptly, of any event which could reasonably be expected to have a Material Adverse Effect;

(c) of the occurrence of any ERISA Event that, individually, or in the aggregate, would be reasonably likely to have a Material Adverse Effect, as soon as possible and in any event within 30 days after the Borrower knows or has obtained notice thereof;

(d) of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof, including any determination by the Borrower referred to in Section 2.10(b);

(e) promptly after receipt of notice or knowledge of the Borrower thereof, of any action, suit, proceeding or claim alleging any Environmental Liability against or by the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect;

(f) promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any Governmental Authority affecting any Loan Party or any of its Subsidiaries of the type described in Sections 5.06, 5.10, 5.12, 5.13 and 5.24 that could reasonably be expected to have a Material Adverse Effect.

(g) promptly after receipt of notice or knowledge of the Borrower thereof, of (i) any accidents, explosions, implosions, collapses or flooding at or otherwise related to the properties that result in (A) any fatality or (B) the trapping of any Person in any mine for more than twenty-four hours and (ii) any casualty or condemnation events that could reasonably be expected to have a Material Adverse Effect;

(h) promptly after receipt of notice or knowledge of the Borrower thereof, of the issuance of any closure order pursuant to any Environmental Law or pursuant to any Environmental Permit that could reasonably be expected to directly or indirectly result in the closure or cessation of operation of any mine for a period of more than 5 consecutive days;

(i) of any information with respect to environmental matters as required by Section 6.14; and

(j) the occurrence of (x) the SCH Completion and (y) any event triggering any requirement under Section 6.12 with respect to any additional Subsidiary Guarantor or any additional Collateral.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.

6.04 Payment of Obligations. Pay and discharge as the same shall become due and payable (a) all Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary, except where failure to do so could not reasonably be expected to result in a Material Adverse Effect; (b) all lawful claims which, if unpaid, would by law become a Lien upon any material portion of the Collateral; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, except where failure to do so could not reasonably be expected to result in a Material Adverse Effect.

6.05 Preservation of Existence, Etc.; Activities of Foresight Energy Corporation.

(a) With respect to the Borrower and each of its Subsidiaries, (i) preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (ii) take all reasonable action to maintain in rights, privileges, permits, licenses and franchises necessary for the normal conduct of its business; and (iii) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

(b) With respect to Foresight Energy Corporation, to the extent it is a co-issuer of the Senior Notes, cause such Subsidiary not to hold any assets and not engage in any business or activity other than (i) maintaining its corporate existence, (ii) the performance of its obligations under the Loan Documents to which it is a party and the Senior Notes and (iii) activities directly related to the foregoing.

6.06 Maintenance of Properties. With respect to the Borrower and each of its Subsidiaries, maintain, operate, preserve and protect all of its properties and equipment necessary in the operation of the Mining Facilities in good working order and condition (ordinary wear and tear and damage by fire or other casualty or taking by condemnation excepted) in accordance with Prudent Operating Practice and in conformance in all material respects with Mining Laws, including, without limitation, the Coal Act, the Black Lung Act, SMCRA and MSHA, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.07 Maintenance of Insurance. Maintain with financially sound and reputable insurance companies which may be Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Borrower and its Subsidiaries will maintain or cause to be maintained (a) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, (b) liability insurance, (c) business interruption insurance, and (d) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as would be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses. Each such policy of insurance shall (i) name the Collateral Agent, on behalf of Secured Parties, as an additional insured thereunder as its interests may appear, (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, reasonably satisfactory in form and substance to the Collateral Agent, that names the Collateral Agent, on behalf of the Secured Parties, as the loss payee thereunder and provide for at least thirty days’ prior written notice to the Collateral Agent of any modification or cancellation of such policy.

6.08 Compliance with Laws. Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by the Borrower or any of its Subsidiaries by appropriate proceedings diligently conducted or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09 Books and Records. (a) Maintain proper books of record and account, in which in all material respects full, true and correct entries in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be.

6.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom (except to the extent (i) any such access is restricted by a Requirement of Law or (ii) any such agreements, contracts or the like are subject to a written confidentiality agreement with a non-Affiliate that prohibits the Borrower or any of its Subsidiaries from granting such access to the Administrative Agent or the Lenders; provided, that with respect to such confidentiality restrictions affecting the Borrower or any of its Subsidiaries, a Responsible Officer is made available to such Lender to discuss such confidential information to the extent permitted), and to discuss the business, finances and accounts with its officers and independent public accountants at such reasonable times during normal business hours and as often as may be reasonably desired; provided, that the Administrative Agent or such Lender shall give Borrower reasonable advance notice prior to any contact with such accountants and give the Borrower the opportunity to participate in such discussions.

6.11 Use of Proceeds. Use the proceeds of the Credit Extensions solely for working capital, capital expenditures and other general corporate purposes, including for the Transaction on the Original Effective Date and the Amendment Transaction.

6.12 Covenant to Guarantee Obligations and Give Security.

(a) Upon (x) the formation or acquisition of any new direct or indirect Guarantor Subsidiary by any Loan Party or (y) the acquisition of any property by any Loan Party (subject to the applicable limitations set forth in the Security Agreement) that is not already subject to a perfected first priority security interest (subject to Permitted Liens) in favor of the Collateral Agent for the benefit of the Secured Parties, the Borrower shall, in each case at the Borrower’s expense:

(i) within 45 days after such formation or acquisition, cause such Guarantor Subsidiary, to duly execute and deliver to the Administrative Agent a counterpart of the Subsidiary Guaranty, guaranteeing the other Loan Parties’ obligations under the Loan Documents;

(ii) within 45 days after such formation or acquisition, furnish to the Collateral Agent a description of the real and personal properties of the Loan Parties and their respective Guarantor Subsidiaries in detail satisfactory to the Collateral;

(iii) within 45 days after such formation or acquisition, furnish to the Administrative Agent a description of any Material Owned Real Property and Material Leased Real Property of such Guarantor Subsidiary, in detail reasonably satisfactory to the Administrative Agent;

(iv) within 45 days after such formation or acquisition, take, and cause such Guarantor Subsidiary to take, whatever action (including, without limitation, supplements to the Security Agreement, supplements to the Intellectual Property Security Agreements and other security and pledge agreements, in all such cases, as specified by and in form and substance reasonably satisfactory to the Administrative Agent (including delivery of all Pledged Equity Interests and Pledged Debt in and of such Guarantor Subsidiary, and other instruments representing the Pledged Equity Interests in certificated form accompanied by undated stock powers executed in blank or the Pledged Debt indorsed in blank to the extent required by the Security Agreement), in all such cases to the same extent that such documents and instruments would have been required to have been delivered by Persons that were Guarantor Subsidiaries on the Amendment Effective Date, securing payment of all the Obligations of such Guarantor Subsidiary under the Loan Documents;

(v) with respect to any Material Owned Real Property and Material Leased Real Property, upon the later to occur of (x) 60 days after such request, formation or acquisition and (y) delivery of the Compliance Certificate required to be delivered pursuant to Section 6.02(b), take, and cause such Guarantor Subsidiary or such parent to take, whatever action (including, without limitation, the recording of mortgages, assignments, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) as may be necessary or advisable in the reasonable opinion of the Administrative Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on the Material Owned Real Property and Material Leased Real Property, including without limitation delivery of each item set forth in Section 6.19 hereof (“Additional Mortgaged Property”);

(vi) contemporaneously with the delivery of such Collateral Documents required to be delivered to the Administrative Agent, upon the request of the Administrative Agent in its reasonable discretion, a signed copy of an opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent, as to the validity and enforceability of the agreements entered into pursuant to this Section 6.12 and as to such other related matters as the Administrative Agent may reasonably request, within 60 days after such formation or acquisition;

(vii) within the later to occur of (x) 45 days after such formation or acquisition of Material Owned Real Property or of Material Leased Real Property and (y) delivery of the Compliance Certificate required to be delivered pursuant to Section 6.02(b), cause such Guarantor Subsidiary to provide, the Administrative Agent with a legal description of all Material Owned Real Property and Material Leased Real Property, as applicable, from which any As-Extracted Collateral (as defined in the Security Agreement) will be severed or to which As-Extracted Collateral (as defined in the Security Agreement) otherwise relates, together with the name of the record owner of such Material Owned Real Property or Material Leased Real Property, as applicable, the county in which such Material Owned Real Property or Material Leased Real Property, as applicable, is located and such other information as may be necessary or desirable to file real property related financing statements or mortgages under Section 9-502(b) or 9-502(c) of the UCC or any similar legal requirements; and

(viii) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may reasonably deem necessary or desirable in perfecting and preserving the Liens of such mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and security agreements as required under the terms of the Loan Documents.

(b) The time periods set forth in this Section 6.12 may be extended upon the request of the Borrower, if the Borrower and the Loan Parties are diligently pursuing same, in the reasonable discretion of the Administrative Agent. Any documentation delivered pursuant to this Section 6.12 shall constitute a Loan Document hereunder and any such document creating or purporting to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties shall constitute a Collateral Document hereunder.

(c) The foregoing requirements of Section 6.12(a) shall not apply to (i) those assets over which the granting of security interests in such assets would be prohibited by contract, applicable law or regulation not overridden by the UCC or with respect to the assets of any non wholly owned subsidiary, the organizational documents of such non wholly owned subsidiary; provided that, at the request of the Collateral Agent, the Borrower shall use its commercially reasonable efforts to obtain the applicable consents to such pledge and security interest, (ii) payroll, tax and other trust accounts, (iii) motor vehicles and other assets subject to certificates of title, (iv) with respect to any interests in respect of a Foreign Subsidiary, liens or pledges in excess of 66.6% of the voting capital stock of any “first-tier” Foreign Subsidiary (v) assets described in Section 2.2 of the Security Agreement and (vi) those assets as to which the Administrative Agent and the Borrower reasonably determine that the cost of obtaining such security interest or perfection thereof are excessive in relation to the benefit to the Lenders of the security to be afforded thereby.

(d) Notwithstanding anything to the contrary in this Section 6.12, with respect to any Material Leased Real Property required to be encumbered with a first priority Mortgage pursuant to with paragraphs (a)(v) or (a)(vii) of this Section 6.12, (i) the Borrower shall use commercially reasonable efforts to obtain (y) (1) a memorandum of lease in recordable form with respect to such leasehold interest, executed and acknowledged by the lessor of such leasehold interest, or (2) evidence that the applicable lease with respect to such leasehold interest or a memorandum thereof has been recorded in all places necessary, in the Administrative Agent’s reasonable judgment, to give constructive notice to third-party purchasers of such leasehold interest, and (z) any lessor consent or approval of such Mortgage as may be required pursuant to the terms of the applicable lease with respect to such leasehold interest; and (ii) if the Borrower shall fail to obtain the documents referred to in clauses (y) or (z) above with respect to any such leasehold interest, after using commercially reasonable efforts to do so, the Borrower shall have no further obligation to comply with paragraphs (a)(v) or (a)(vii) of this Section 6.12 with respect to the applicable Material Leased Real Property. As used in this Section 6.12(d), “commercially reasonable efforts” shall require the Borrower to commence the matter referred to with diligence and in a manner consistent with customary business practices, but shall not require that the Borrower commence litigation or expend any sums of money except such sums as may be required to compensate a lessor for reasonable expenses in reviewing the applicable documentation (including reasonable legal fees in connection with such review). The Borrower shall promptly, upon request, provide the Administrative Agent with a report in reasonable detail summarizing the commercially reasonable efforts undertaken to obtain the items referenced in this Section 6.12(d).

6.13 Compliance with Environmental Laws.

(a) Comply, and use commercially reasonable efforts to cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws, Environmental Permits and maintain all material Mining Financial Assurances and obtain, to the extent necessary based on its current operations, and renew all Environmental Permits for its operations and properties, except in such instances in which (i) the requirement of an Environmental Permit is being contested in good faith by the Borrower or any of its Subsidiaries by appropriate proceedings diligently conducted or (ii) the failure to so comply, obtain or renew could not reasonably be expected to have a Material Adverse Effect, and (b) undertake and perform any investigation, study, sampling, testing, response action, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties as required under, and in accordance with the requirements of all applicable Environmental Laws, except in such instances in which (i) the requirement to undertake or perform is being contested in good faith by the Borrower or any of it Subsidiaries by appropriate proceedings diligently conducted or (ii) the failure to so undertake or perform could not reasonably be expected to have a Material Adverse Effect.

6.14 Preparation of Environmental Reports.

(a) If an Event of Default occurs under Section 5.09 or Section 6.13 following notice thereof to the Borrower without Borrower undertaking diligent efforts to correct it, or if the Administrative Agent at any time during the term of this Agreement reasonably believes that there exists a violation of applicable Environmental Laws by the Borrower or any Environmental Liability, in each case which could reasonably be expected to materially impair the value, use or transferability of any Mortgaged Property or otherwise could reasonably be expected to result in a Material Adverse Effect, then the Borrower shall, at the reasonable request of the Administrative Agent, provide to the Lenders within 60 days after such request, at the expense of the Borrower, an environmental audit and/or assessment report for any of its properties or facilities which is the subject of any such Event of Default, violation or Environmental Liability (an “Environmental Audit”). An Environmental Audit may include, where appropriate, soil, air, surface water and groundwater sampling and testing. The Environmental Audit shall be prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent. The Environmental Audit will, as relevant, indicate the presence or absence of any such violation, and/or the presence, absence, Release or threat of Release of Hazardous Materials and shall include the estimated cost of any compliance, removal, remedial or other action required under any applicable Environmental Law to correct any such Event of Default, or violation, and/or to address any such Environmental Liability.

(b) Promptly notify the Administrative Agent of or, as soon as practicable after receipt thereof, deliver to the Administrative Agent copies of any and all material written communications and material documents concerning:

(i) any non-compliance with Environmental Laws or Environmental Permits by the Borrower or any of its Subsidiaries that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

(ii) (A) any occurrence or discovery of any Release or threatened Release required to be reported to any Governmental Authority under applicable Environmental Law that could reasonably expected to have a Material Adverse Effect, or (B) any remedial actions taken by the Borrower or any of its Subsidiaries in respect of any such Release or threatened Release.

(c) Promptly notify the Administrative Agent of or, as soon as practically after receipt thereof, deliver to the Administrative Agent copies of any Phase I or Phase II Environmental Site Assessment or environmental compliance audit conducted by or on behalf of the Borrower for any real property owned, leased or operated by the Borrower or any of its Subsidiaries, in each case that are conducted after the Original Effective Date or were not previously provided to the Administrative Agent.

6.15 Further Assurances. Promptly upon reasonable request by the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and reregister any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable law, subject the Borrower’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, and (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder.

6.16 Compliance with Terms of Leaseholds and Related Documents.

(a) Make all payments and otherwise perform all obligations in respect of all leases of real property and Mining Leases to which the Borrower or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

(b) Make all payments and otherwise perform in all obligations in respect of all Related Documents, keep such Related Documents in full force and effect and not allow such Related Documents to lapse or be terminated or any rights to renew such Related Documents to be forfeited or cancelled, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

6.17 Certain Long Term Liabilities and Environmental Reserves. To the extent required by GAAP, maintain adequate reserves for (a) future costs associated with any lung disease claim alleging pneumoconiosis or silicosis or arising out of exposure or alleged exposure to coal dust or the coal mining environment, (b) future costs associated with retiree and health care benefits, (c) future costs associated with Reclamation of disturbed acreage, removal of facilities and other closing costs in connection with its mining operations and (d) future costs associated with other potential Environmental Liabilities.

6.18 Maintenance of Ratings. Use commercially reasonable efforts to maintain at all times (a) corporate family ratings from Moody’s and corporate credit ratings from S&P and (b) ratings for the Facilities from Moody’s and S&P. The Borrower will promptly notify the Administrative Agent in the event of a downgrade in any of the foregoing ratings.

6.19 Real Estate Collateral Requirements.

(a) With respect to each Additional Mortgaged Property subject to Section 6.12(a)(v), Borrower shall deliver the following:

(i) evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered on or before the date set forth in Section 6.12(a)(v) in form suitable for filing or recording, in all filing or recording offices that the Administrative Agent may in its reasonably determination deem necessary or desirable in order to create a valid first and subsisting Lien (subject to Permitted Liens) on the property described therein in favor of the Collateral Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid;

(ii) fully paid American Land Title Association Lender’s Extended Coverage title insurance policies (the “Mortgage Policies”) covering the Loan Party’s title and interest in the surface rights on which improvements are located in form and substance, with reasonable endorsements (the cost of such endorsement being included in such determination of reasonableness) and in an amount reasonably acceptable to the Administrative Agent, issued, coinsured and reinsured by title insurers reasonably acceptable to the Administrative Agent, insuring the Mortgages to be valid first and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics’ and materialmen’s Liens) and encumbrances, excepting only Permitted Liens, and providing for such other affirmative insurance as the Administrative Agent reasonably may deem necessary or desirable;

(iii) (x) American Land Title Association/American Congress on Surveying and mapping form surveys of the immediate surface area surrounding the opening of each Mine and Mining Facilities, which surface area to be surveyed shall be approved by the Administrative Agent acting reasonably, showing all plants, significant buildings and other major improvements, any major off-site improvements, the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects reasonably acceptable to the Administrative Agent, and (y) “boundary” surveys, which may be produced by orthophotography, photogrammetric mapping, laser scanning or other similar mechanism, of the remainder of the Additional Mortgaged Property at each Mine, and in the case of the foregoing clauses (x) and (y), for which all necessary fees where applicable have been paid, and dated no more than 60 days before the date of such Mortgage, certified to the Administrative Agent and the issuer of the Mortgage Policies in a manner satisfactory to the Administrative Agent by a land surveyor duly registered and licensed in the States in which the property described in such surveys is located and reasonably acceptable to the Administrative Agent, and in any case sufficient for the issuer of the Mortgage Policies to remove the standard survey exception from such Mortgage Policies;

(iv) with respect to the sub-surface interests underlying the Additional Mortgaged Property, attorney title certification letters addressed to the Collateral Agent and issued by counsel acceptable to the Administrative Agent, dated as of the date of the applicable Mortgage and opining that the Borrower or one of the Subsidiary Guarantors holds good and marketable record title (subject to the Permitted Liens) to the property referenced therein provided that the Administrative Agent acknowledges John Ryan, Esq., of Campbell Black Carnine Heden Ballard & McDonald, P.C., and Terry Black, Esq., of Rhine Ernest LLP, as counsel reasonably acceptable for purposes of this Section 6.19(a)(iv);

(v) with regard to Material Leased Real Property, use commercially reasonable efforts to obtain estoppel and consent agreements, in form and substance reasonably satisfactory to the Administrative Agent, executed by the lessors thereof along with (x) a memorandum of lease in recordable form with respect to such leasehold interest, executed and acknowledged by the owner of the affected real property, as lessor, or (y) evidence that the applicable lease with respect to such leasehold interest or a memorandum thereof has been recorded in all places reasonably necessary or desirable, in the Administrative Agent’s reasonable judgment, to give constructive notice to third-party purchasers of such leasehold interest;

(vi) evidence of the insurance required by the terms of the Mortgage;

(vii) valuation reports and evidence of book value with respect to Additional Mortgaged Properties reasonably acceptable to the Administrative Agent and, if such valuation reports are not reasonably satisfactory to the Administrative Agent, at the request of the Administrative Agent, an appraisal of each of the properties described in the Mortgages covering the Additional Mortgaged Properties complying with the requirements of the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989, which appraisals shall be from a Person reasonably acceptable to the Administrative Agent and otherwise in form and substance reasonably satisfactory to the Administrative Agent;

(viii) deliver to the Administrative Agent a “Life-of-Loan” Federal Emergency Standard Flood Hazard Determination (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each Loan Party relating thereto), and if such Additional Mortgaged Property is located in a special flood hazard area, evidence of flood insurance confirming that such insurance has been obtained, which certificate shall be in a form and substance reasonably satisfactory to the Administrative Agent;

(ix) a Uniform Commercial Code Article 9 insurance policy in favor of the Administrative Agent and in form and substance and in amount reasonably acceptable to the Administrative Agent, insuring that the Administrative Agent has a valid first and subsisting Lien on “as extracted minerals” (as defined in the Uniform Commercial Code) in which a security interest has been granted to the Administrative Agent pursuant to the Mortgage covering the Additional Mortgaged Properties;

(x) evidence of the completion of all other recordings and filings of or with respect to the Mortgages covering the Additional Mortgaged Properties and all other action that the Administrative Agent may reasonably deem necessary or desirable in order to perfect and protect the liens and security interests created under the Mortgages covering the Additional Mortgaged Properties has been taken (including, without limitation, receipt of duly executed payoff letters, UCC-3 termination statements and landlords’ and bailees’ waiver and consent agreements) that the Administrative Agent may reasonably deem necessary or desirable in order to perfect and protect the Liens created thereby;

(xi) favorable opinions of local counsel for the Loan Parties, (1) in states in which the Additional Mortgaged Properties are located, with respect to the enforceability and perfection of all Mortgages covering the Additional Mortgaged Properties and any related fixture filings, substantially in the form of Exhibit K hereto and otherwise in form and substance reasonably satisfactory to the Administrative Agent; provided that the Administrative Agent acknowledges that any of Campbell Black Carnine Heden Ballard & McDonald, P.C. or Rhine Ernest LLP, are deemed reasonably acceptable local counsel for purposes of this clause (xi)(1), and (2) in states in which the Loan Parties party to the Mortgages are organized or formed, that the relevant mortgagor is validly existing and in good standing, corporate power, due authorization, execution and delivery, no conflicts and no consents of such Loan Parties in the granting of the Mortgages, in form and substance reasonably satisfactory to the Administrative Agent; provided that the Administrative Agent acknowledges that any of Bailey & Glasser LLP, Campbell Black Carnine Heden Ballard & McDonald, P.C. or Rhine Ernest LLP, are deemed reasonably acceptable for purposes of this clause (xi)(2); and

(xii) use commercially reasonable efforts to obtain such third party consents and agreements and other confirmations as the Administrative Agent may deem reasonably necessary or desirable and evidence that all other actions that the Administrative Agent may deem reasonably necessary or desirable in order to create valid first and subsisting Liens (subject to Permitted Liens) on the property described in the Mortgages covering the Additional Mortgaged Properties has been taken.

(b) Notwithstanding the foregoing, with respect to the Additional Mortgaged Properties subject to the terms of Section 6.12(a)(v) that consist of leasehold interest of docks by a river, easements for water supply, fee or leasehold interest in real properties that are used or will be used for railway access or other Additional Mortgaged Property that is not part of any Mining Facility or only used incidental to the operations of any Mining Facility, the Borrower or Loan Party, as applicable, shall deliver and complete, within ninety (90) days following such acquisition (as may be extended in sole discretion of Administrative Agent):

(i) evidence that counterparts of the Mortgages covering the Additional Mortgaged Properties have been duly executed, acknowledged and delivered on or before such day in form suitable for filing or recording, in all filing or recording offices that the Administrative Agent may deem necessary or desirable in order to create a valid first and subsisting Lien (subject to Permitted Liens) on the real property described therein in favor of the Collateral Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid;

(ii) complete and accurate legal descriptions to be included on the Mortgages covering the Additional Mortgaged Properties;

(iii) with respect to any leasehold interest, a copy of the recorded lease agreement or, to the extent available, memorandum of lease in form sufficient for recording and any third party consents required by the applicable lease agreement;

(iv) deliver to the Administrative Agent a “Life-of-Loan” Federal Emergency Standard Flood Hazard Determination (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each Loan Party relating thereto), and if such Additional Mortgaged Property is located in a special flood hazard area, evidence of flood insurance confirming that such insurance has been obtained, which certificate shall be in a form and substance reasonably satisfactory to the Administrative Agent; and

(v) any other document, instrument or agreement as the Administrative Agent may reasonably deem necessary or desirable in order to create a valid first and subsisting Liens on the property described therein.

(vi) (c) with respect to any Excluded Mining Lease, as soon as reasonably practicable, employ commercially reasonable efforts to obtain estoppel and consents from the lessors thereunder and promptly upon obtaining such estoppel and consents, pledge and cause such Guarantor Subsidiary to take the actions required to be taken under this Section 6.19 with respect to Additional Mortgaged Properties;

provided, that the time periods set forth in this Section 6.19 may be extended upon the request of the Borrower, if the Borrower and the Loan Parties are diligently pursuing same, in the reasonably discretion of the Administrative Agent; provided, further, that any documentation delivered pursuant to this Section 6.19 shall constitute a Loan Document hereunder and any such document creating or purporting to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties shall constitute a Collateral Document hereunder.

6.20 Mortgage Amendment. Within the time period specified in Section 2.14 and Section 2.17, and if required to be delivered thereunder after the incurrence of such Indebtedness, the Borrower shall deliver to the Administrative Agent, (a) executed counterparts of an amendment to each of the Mortgages (“Mortgage Amendment”) in form and substance reasonably satisfactory to the Administrative Agent, which amends the maximum amount of indebtedness secured thereunder and (b) a date-down endorsement, including a modification to increase the policy amounts, to each of the Original Mortgage Policies, dated as of the date of recording of each of the Mortgage Amendments, as applicable, which endorsement shall be subject only to Permitted Liens.

ARTICLE VII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than in respect of contingent obligations, indemnities and costs and expenses related thereto not then payable or in existence as of the later of the Maturity Date or the Letter of Credit Expiration Date), or any Letter of Credit shall remain outstanding, the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

7.01 Liens. Create, incur, assume or suffer to exist any Lien upon, or exception to title to, any of its property, assets or revenues, whether now owned or hereafter acquired, or sign or file under the Uniform Commercial Code of any jurisdiction a financing statement that names the Borrower or any of its Subsidiaries as debtor, or assign any accounts or other right to receive income, other than the following:

(a) Liens pursuant to any Loan Document, including in respect of any Permitted Secured Commodity Swap Contract and any Additional Permitted Secured Indebtedness; provided, that with respect to (i) any Additional Permitted Secured Indebtedness, the aggregate amount of Obligations in respect of such Additional Permitted Secured Indebtedness that are secured by a Lien under the Loan Documents shall not exceed the amount permitted to be secured pursuant to Section 7.01(n), (ii) with respect to Permitted Secured Commodity Swap Contracts, the aggregate amount of Obligations under all Permitted Secured Commodity Swap Contracts secured by a Lien under the Loan Documents shall not exceed the aggregate amount of Obligations permitted to be secured pursuant to Section 7.01(o), and (iii) any Permitted Secured Commodity Swap Contract or Additional Permitted Secured Indebtedness shall only be permitted to be secured by the Lien created pursuant to the Loan Documents to the extent an Intercreditor Agreement has been entered into in respect thereof;

(b) Liens on the property of the Borrower or any of its Subsidiaries existing on the Original Effective Date and listed on Schedule 5.08(a) and any refinancing, refunding, renewal or extension thereof;

(c) Permitted Liens;

(d) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

(e) Liens securing Indebtedness of the Borrower and its Subsidiaries permitted by Section 7.02(e) incurred to finance the acquisition of fixed or capital assets; provided, that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness (other than after-acquired title in or on such property and proceeds of the existing collateral in accordance with the instrument creating such Lien), (iii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the original purchase price of such property at the time it was acquired, and (iv) if the terms of such Indebtedness require any Lien hereunder to be subordinated to such Liens, then the Lien hereunder shall be subordinated on terms reasonably acceptable to the Administrative Agent;

(f) Liens on the property or assets of a Person which becomes a Guarantor Subsidiary after the Original Effective Date securing Indebtedness permitted by Section 7.02, at any time outstanding, not to exceed the greater of (A) $25,000,000 and (B) 2.0% of Tangible Assets, provided, that (i) such Liens existed at the time such entity became a Guarantor Subsidiary and were not created in anticipation thereof, (ii) any such Lien is not expanded to cover any other property or assets of such Person (other than the proceeds of the property or assets subject to such Lien) or of the Borrower or any Guarantor Subsidiary, (iii) the amount of Indebtedness secured thereby is not increased, and (iv) if the terms of such Indebtedness require any Lien hereunder to be subordinated to such Liens, then the Lien hereunder shall be subordinated on terms reasonably acceptable to the Administrative Agent;

(g) Liens on the property of the Borrower or any of its Subsidiaries, as a tenant under a lease or sublease entered into in the ordinary course of business by such Person, in favor of the landlord under such lease or sublease, securing the tenant’s performance under such lease or sublease, as such Liens are provided to the landlord under applicable law and not waived by the landlord;

(h) Liens arising from precautionary Uniform Commercial Code financing statement filings with respect to operating leases or consignment arrangements entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;

(i) Liens securing Refinancing Indebtedness, to the extent that the Indebtedness being refinanced was originally secured in accordance with this Section 7.01, provided, that such Lien does not apply to any additional property or assets of the Borrower or any of its Subsidiaries (other than the proceeds of the property or assets subject to such original Lien);

(j) Production Payments, royalties, dedication of reserves under supply agreements or similar rights or interests granted, taken subject to, or otherwise imposed on properties consistent with normal practices in the mining industry;

(k) leases, subleases, licenses and rights-of-use granted to others incurred in the ordinary course of business and that do not materially and adversely affect the use of the property encumbered thereby for its intended purpose;

(l) Liens in favor of a banking institution arising by operation of law or any contract encumbering deposits (including the right of set-off) held by such banking institutions incurred in the ordinary course of business and which are within the general parameters customary in the banking industry;

(m) Liens on receivables and rights related to such receivables created pursuant to any Permitted Securitization Programs (to the extent that any such Disposition of receivables is deemed to give rise to a Lien;

(n) other Liens on the Collateral (which may be either pari passu or subordinated to the Liens of the Secured Parties) securing Obligations owed to any Person (other than to any Loan Party or any of its Affiliates) in an aggregate amount not exceeding the greater of (x) if the Consolidated Net Leverage Ratio at the time of incurrence is equal to or greater than 2.0:1.0, (A) $8,000,000 and (B) 1.0% of Tangible Assets or (y) if the Consolidated Net Leverage Ratio at the time of incurrence is less than 2.0:1.0, (A) $30,000,000 and (B) 3.5% of Tangible Assets; provided, however, that such Liens shall be subject to the terms of the Collateral Documents and the Intercreditor Agreement;

(o) Liens on the Collateral securing Obligations under any Permitted Secured Commodity Swap Contract; provided, that the aggregate amount of Obligations under Permitted Secured Commodity Swap Contracts that are secured by the Collateral shall not exceed an aggregate amount equal to the greater of (i) if the Consolidated Net Leverage Ratio at the time such Permitted Secured Commodity Swap Contract became entitled to a Lien on the Collateral was equal to or greater than 2.00:1.00, the greater of (A) $10,000,000 and (B) 0.75% of Tangible Assets and (ii) if the Consolidated Net Leverage Ratio at the time such Permitted Secured Commodity Swap Contract became entitled to a Lien on the Collateral was less than 2.00:1.00, the greater of (A) $25,000,000 and (B) 2.0% of Tangible Assets; provided, further, that such Liens shall be subject to the terms of the Collateral Documents and the Intercreditor Agreement;

(p) Liens on the Collateral (which may be either pari passu or subordinated to the Liens of the Secured Parties) securing Obligations owed to holders of Permitted Senior Notes; provided, however, that (x) such Liens pursuant to this paragraph (p) shall secure Permitted Senior Notes in an aggregate amount not to exceed the Incremental Cap as then in effect and (y) such Liens shall be subject to the terms of the Intercreditor Agreement; and

(q) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods.

7.02 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness under the Loan Documents;

(b) Indebtedness outstanding on the Original Effective Date and listed on Schedule 7.02(b) (“Existing Indebtedness”);

(c) any refinancings, refundings, renewals or extensions of Indebtedness permitted under Sections 7.02(b), and 7.02(m); provided, that (i) the amount of such Indebtedness (the “Refinancing Indebtedness”) is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder, (ii) the direct or any contingent obligor with respect thereto is not changed, as a result of or in connection with such refinancing, refunding, renewal or extension, (iii) the maturity of such Refinancing Indebtedness is no earlier than the maturity for the existing Indebtedness being so refinanced and (iv) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate (as determined in good faith by the Borrower);

(d) Guarantees of the Borrower or any Subsidiary Guarantor in respect of Indebtedness otherwise permitted hereunder of the Borrower or any other Loan Party;

(e) Indebtedness in respect of Capital Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(e); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed the greater of (x) if the Consolidated Net Leverage Ratio at the time of incurrence is equal to or greater than 2.0:1.0, (A) $45,000,000 and (B) 5.5% of Tangible Assets of the Loan Parties or (y) if the Consolidated Net Leverage Ratio at the time of incurrence is less than 2.0:1.0, (A) $75,000,000 and (B) 9.0% of Tangible Assets of the Loan Parties;

(f) Indebtedness in respect of Swap Contracts (including any Commodity Swap Contract) permitted under Section 7.19;

(g) Indebtedness of the Borrower or any other Loan Party to any other Loan Party and of any non-Loan Party Subsidiary to any Loan Party or any other non-Loan Party; provided, that such Indebtedness must be subordinated to the Obligations on customary terms;

(h) intercompany current liabilities incurred in the ordinary course of business of the Borrower and its Subsidiaries;

(i) Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case in connection with deposit accounts and in the ordinary course of business;

(j) Indebtedness representing deferred or equity compensation to employees of the Borrower or any of its Subsidiaries incurred in the ordinary course of business;

(k) Indebtedness of the Borrower and Subsidiary Guarantors at any time outstanding in an aggregate principal amount not to exceed the greater of (x) if the Consolidated Net Leverage Ratio at the time of incurrence is equal to or greater than 2.0:1.0, (A) $25,000,000 and (B) 3.0% of Tangible Assets or (y) if the Consolidated Net Leverage Ratio at the time of incurrence is less than 2.0:1.0, (A) $45,000,000 and (B) 5.5% of Tangible Assets; provided, that (i) such Indebtedness shall not be Guaranteed by any Subsidiary of the Borrower that is not a Subsidiary Guarantor hereunder, and (ii) if such Indebtedness is secured by Collateral, such Indebtedness and the Liens in respect thereof shall comply with the requirements of Section 7.01(n);

(l) Indebtedness in the form of bank guaranties, bid, performance, reclamation bonds, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; provided that such Indebtedness described in this clause (l) is not secured by any Lien other than a Lien on cash described in Section 7.01(b);

(m) Indebtedness of the Borrower in respect of the Senior Notes, and any Guarantee of the Borrower and certain Subsidiary Guarantors in respect thereof, issued pursuant to the Senior Notes Indenture, in an aggregate principal amount not to exceed $400,000,000 at any time outstanding;

(n) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business, provided, that, (i) such Indebtedness (other than credit or purchase cards (is extinguished within three Business Days of its incurrence and (ii) such Indebtedness in respect of credit or purchase cards is extinguished within 60 days from its incurrence;

(o) Ordinary course performance guarantees by any Loan Party of the obligations (other than for the payment of Indebtedness for borrowed money or a letter of credit reimbursement obligation);

(p) On and after the SCH Completion, Indebtedness incurred in connection with an Permitted Securitization Program and Indebtedness of a Securitization Subsidiary arising as a consequence of any Standard Securitization Undertakings in respect of any such Permitted Securitization Program, collectively, in an aggregate principal amount not to exceed the greater of (A) $65,000,000 and (B) 5.0% of Tangible Assets;

(q) additional unsecured Indebtedness of the Borrower and its Subsidiaries; provided that (i) no Event of Default then exists or would result therefrom, (ii) after giving effect to the incurrence thereof, the Consolidated Net Leverage Ratio for the most recently ended fiscal quarter for which financial statements are available is less than the lesser of (a) 3.50:1.00 and (b) 0.25 less than the Consolidated Net Leverage Ratio set forth in Section 7.11(b) for the last day of the most recently ended fiscal quarter and (iii) the final maturity of such Indebtedness is no earlier than 180 days after the Maturity Date; and

(r) Indebtedness of the Borrower and Subsidiary Guarantors in respect of Permitted Senior Notes issued pursuant to Section 2.14(g).

7.03 Investments. Make or hold any Investments, except:

(a) Investments held by the Borrower or any of its Subsidiaries in the form of Cash Equivalents;

(b) advances to officers, directors and employees of the Borrower and Subsidiaries in an aggregate amount not to exceed $2,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(c) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(d) Investments (including debt obligations and Equity Interests) received in satisfaction of judgments or in connection with the bankruptcy or reorganization of suppliers and customers of the Borrower and its Subsidiaries and in settlement of delinquent obligations of, and other disputes with, such customers and suppliers arising in the ordinary course of business;

(e) Investments in the nature of Production Payments, royalties, dedication of reserves under supply agreements or similar rights or interests granted, taken subject to, or otherwise imposed on properties with normal practices in the mining industry;

(f) Investments existing on the Original Effective Date and set forth on Schedule 7.03 and extensions, renewals, modifications, restatements or replacements thereof; provided, that no such extension, renewal, modification or restatement shall increase the amount of the original loan, advance or investment, except by an amount equal to any premium or other reasonable amount paid in respect of the underlying obligations and fees and expenses incurred in connection with such replacement, renewal or extension;

(g) promissory notes and other similar non-cash consideration received by the Borrower and its Subsidiaries in connection with Dispositions not otherwise prohibited under this Agreement;

(h) Investments in any assets constituting a business unit received by the Borrower or its Subsidiaries by virtue of an asset exchange or swap with a third party or acquired as a capital expenditure;

(i) Swap Contracts permitted under Section 7.19;

(j) Investments by the Borrower or its Subsidiaries in any Loan Party or entity that becomes a Loan Party as a result of such Investment and Investments by any non-Loan Party in any other non-Loan Party; provided, that if the Investment is in the form of Indebtedness, such Indebtedness must be permitted pursuant to Section 7.02(g);

(k) Permitted Acquisitions;

(l) Investments by the Borrower or any of its Subsidiaries not otherwise permitted under this Section 7.03 in an aggregate total amount not in excess of the greater of (x) if the Consolidated Net Leverage Ratio at the time of incurrence is equal to or greater than 2.0:1.0, (A) $30,000,000 and (B) 3.5% of Tangible Assets or (y) if the Consolidated Net Leverage Ratio at the time of incurrence is less than 2.0:1.0, (A) $40,000,000 and (B) 5.0% of Tangible Assets;

(m) Investments by the Borrower and Subsidiary Guarantors in joint-ventures or other non-Loan Party Subsidiaries in an aggregate total amount not in excess of the greater of (x) if the Consolidated Net Leverage Ratio at the time of incurrence is equal to or greater than 2.0:1.0, A) $15,000,000 and (B) 1.5% of Tangible Assets or (y) if the Consolidated Net Leverage Ratio at the time of incurrence is less than 2.0:1.0, (A) $30,000,000 and (B) 3.5% of Tangible Assets;

(n) [Reserved];

(o) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, customers and suppliers, in each case in the ordinary course of business;

(p) Investments in any Securitization Subsidiary in connection with any Permitted Securitization Program;

(q) Investments in an aggregate amount not to exceed $10,000,000 by Oeneus LLC d/b/a Savatran LLC pursuant to an agreement to be executed with Evansville Western Railway, Inc. for the development of the rail connector at the Sugar Camp Mining Site, subject to compliance with the requirements of Section 6.12 hereof; and

(r) (i) starting with the fiscal quarter ending March 31, 2012, Investments made in an aggregate amount not to exceed the Cumulative Net Income Amount as in effect immediately before the respective Investment and (ii) Investments made in an aggregate amount not to exceed the Equity Proceeds Amount as in effect immediately before the respective Investment; provided that in either case, (A) no Default or Event of Default exists or would result therefrom and (B) after giving effect to such Investment, the Borrower would be in compliance with the financial covenants set forth in Section 7.11.

7.04 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

(a) any Subsidiary may merge with (i) the Borrower, provided, that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided, that when any Subsidiary that is a Loan Party is merging with another Subsidiary, the Loan Party shall be the continuing or surviving Person;

(b) any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Subsidiary; provided, that if the transferor in such a transaction is a Loan Party, then the transferee must either be the Borrower or another Loan Party;

(c) the Borrower and any Subsidiary may merge or consolidate with any other Person in a transaction in which the Borrower is the surviving or continuing Person; and

(d) the Borrower and its Subsidiaries may consummate any transaction that would be permitted as an Investment under Section 7.03.

7.05 Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

(a) Dispositions of used, worn out, obsolete or surplus property by the Borrower or any of its Subsidiaries in the ordinary course of business or the abandonment or allowance to lapse or expire or other Disposition of Intellectual Property in the ordinary course of business that is, in the reasonable judgment of the Borrower, no longer economically practicable to maintain or useful in the conduct of the Borrower and its Subsidiaries taken as a whole;

(b) Dispositions of inventory in the ordinary course of business;

(c) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(d) Dispositions of property by any Subsidiary to the Borrower or to a wholly-owned Subsidiary; provided, that if the transferor of such property is a Loan Party, the transferee thereof must either be the Borrower or a another Loan Party;

(e) Dispositions permitted by Section 7.04;

(f) Dispositions by the Borrower and its Subsidiaries of property pursuant to sale-leaseback transactions, provided, that the book value of all property so Disposed of, shall not exceed 1.0% of Tangible Assets;

(g) Dispositions by the Borrower and its Subsidiaries not otherwise permitted under this Section 7.05; provided, that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition, and (ii) the aggregate book value of all property Disposed of in reliance on this clause (g) in any fiscal year shall not exceed the greater of (x) $8,000,000 and (y) 1.0% of Tangible Assets;

(h) so long as no Default shall occur and be continuing, the grant of any option or other right to purchase any asset in a transaction that would be permitted under the provisions of this Section 7.05;

(i) leases (including operating and capital leases), subleases, assignments, licenses, sublicenses of real or personal property or IP Rights in the ordinary course of business and in accordance with the applicable Collateral Documents; provided, however, that any license or sublicense of intellectual property shall be on a nonexclusive basis;

(j) sales or discounts (without recourse) of accounts receivable arising in the ordinary course of business in connection with the compromise of collection thereof;

(k) sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or make pursuant to customary buy/sell arrangement between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(l) transfers of property subject to casualty or condemnation events upon receipt of the net cash proceeds constituting and Extraordinary Receipt;

(m) to the extent constituting a Disposition, the granting of a Lien permitted under Section 7.01 (but not the sale or other Disposition of the property subject to such Lien);

(n) Dispositions of receivables and rights related to such receivables in connections with any Permitted Securitization Programs; and

(o) Sale and Leaseback transactions relating to NRP Dispositions.

provided, however, that any Disposition pursuant to Section 7.05(a), (b), (c), (f), (g) and (l) shall be for fair market value and any Disposition pursuant to Section 7.05(n) shall be for Fair Market Value.

7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except that, (other than in the case of the Restricted Payments referenced in clauses (a), (b), (c), and (f) below) so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

(a) each Subsidiary may make Restricted Payments to the Borrower, the Subsidiary Guarantors and any other Person that owns a direct Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b) the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other Equity Interests of such Person;

(c) the Borrower and each Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common Equity Interests;

(d) starting with the fiscal quarter ending March 31, 2012, Restricted Payments made in an aggregate amount not to exceed the Cumulative Net Income Amount as in effect immediately before the respective Restricted Payment; provided that after giving effect to such Restricted Payment, the Borrower would be in compliance with the financial covenants set forth in Section 7.11;

(e) payments to any Person that owns a direct Equity Interest in the Borrower in respect of management fees, operating costs and expenses and other administrative fees and costs payable by the Borrower pursuant to the Management Agreement;

(f) the Borrower may make Tax Distributions and TRA Distributions; provided however, that TRA Distributions shall be permitted to be made on an annual basis only (and, for the avoidance of doubt, no TRA Distributions shall be permitted prior to March 2013); and provided further that no TRA Distribution shall be permitted unless at the time of such TRA Distribution, the Borrower (i) would be in compliance on a pro forma basis with the covenants set forth in Section 7.11 as of the most recently completed fiscal quarter ending prior to the making of such TRA Distribution for which the financial statements and certificates required by Sections 6.01(a) or (b) have been delivered and (ii) has delivered to the Administrative Agent a certificate of a Responsible Officer to the effect set forth in clause (i) above, together with reasonably detailed calculations demonstrating compliance with clause (i);

(g) the Borrower or any of its Subsidiaries may purchase or make Restricted Payments to the Public Parent for it to purchase (i) Equity Interests in any Loan Party or the Public Parent or options with respect thereto held by directors, officers or employees of the Borrower or any Subsidiary (or their estates or authorized representatives) in connection with the death, disability or termination of employment of any such director, officer or employee and (ii) Equity Interests in any Loan Party or the Public Parent for future issuance under any employee stock plan in an aggregate amount not to exceed in any fiscal year (x) prior to an IPO, $5,000,000 and (y) following an IPO, $10,000,000; provided, however, that so long as no Default or Event of Default has occurred, if such amount is not expended in the applicable fiscal year (the “Unused Amount”), up to (1) prior to an IPO, $5,000,000 per fiscal year and (2) following an IPO, $10,000,000 per fiscal year, of such Unused Amount may be carried over for such payments permitted hereunder in the immediately succeeding two fiscal years; and provided, further, if any such Unused Amount is so carried over, it will be deemed used in the applicable subsequent fiscal year before the amount allotted for such fiscal year;

(h) the Borrower or any of its Subsidiaries may make additional Restricted Payments not otherwise permitted hereunder in an aggregate total amount not to exceed (i) through the fiscal quarter ended December 31, 2012, $10,000,000 and (ii) after the fiscal quarter ended December 31, 2012, $25,000,000 (inclusive of any Restricted Payments made pursuant to clause (i) hereof;

(i) Restricted Payments made in an aggregate amount not to exceed the Equity Proceeds Amount as in effect immediately before the respective Restricted Payment; and

(j) Restricted Payments consisting of a payment of a dividend on the Borrower’s Common Stock (or the payment of dividends to any direct or indirect parent company (for purposes of this clause (j), including, without limitation, the Public Parent) of the Borrower to fund the payment by such parent company of dividends on such parent company’s Common Stock) of up to 6% per annum of the net cash proceeds received by the Borrower from any public equity offering of Common Stock of the Borrower or contributed to the Borrower by any direct or indirect parent company of the Borrower from any public equity offering of Common Stock of such parent company.

7.07 Change in Nature of Business. Engage in any line of business other than a Similar Business.

7.08 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, unless such transaction is (a) not prohibited by this Agreement and (b) upon fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate. The foregoing restrictions shall not apply to the following:

(a) transactions between or among the Borrower and any other Loan Parties or between and among any Loan Parties;

(b) the payment of reasonable and customary fees and reimbursement of expenses payable to directors of the Borrower or any Subsidiary or to any Plan, Plan administrator or Plan trustee;

(c) loans and advances to directors, officers and employees to the extent permitted by Section 7.03;

(d) arrangements with respect to the procurement of services of directors, officers, independent contractors, consultants or employees in the ordinary course of business and the payment of customary compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and reasonable reimbursement arrangements in connection therewith;

(e) payments to directors and officers of the Borrower and its Subsidiaries in respect of the indemnification of such Persons in such respective capacities from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, as the case may be, pursuant to the Organization Documents or other corporate action of the Borrower or its Subsidiaries, respectively, or pursuant to applicable law;

(f) Restricted Payments permitted by Section 7.06;

(g) payments to any Affiliate of the Borrower or any Subsidiary pursuant to any agreement in effect on the Original Effective Date and listed on Schedule 7.08 hereto;

(h) (i) payments to any Affiliate of the Borrower or any Subsidiary pursuant to any sale-leaseback transactions with such Affiliate and (ii) payments to any Affiliate of the Borrower or any Subsidiary pursuant to any Coal Mining Agreements; provided, however, that any such agreements and transactions described in the foregoing clauses (i) and (ii) must be on fair and reasonable terms and the terms thereof must be at least as favorable to the Borrower or such Subsidiary as the terms of those agreements and transactions in effect as of the Original Effective Date and reflected on Schedule 7.08.

7.09 Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of any Subsidiary to make Restricted Payments to the Borrower or any Subsidiary Guarantor or to otherwise transfer property to or invest in the Borrower or any Subsidiary Guarantor, unless such Contractual Obligations could not reasonably be expected to materially hinder the Borrower’s ability to meet its obligations under this Agreement.

7.10 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.11 Financial Covenants.

(a) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as at the end of any fiscal quarter of the Borrower to be below the minimum ratio set forth below opposite such fiscal quarter:

Fiscal Quarter Ending	Minimum Consolidated Interest Coverage Ratio
December 31, 2010	1.75:1.00
March 31, 2011	2.00:1.00
June 30, 2011	2.00:1.00
September 30, 2011	2.25:1.00
December 31, 2011 and thereafter	2.50:1.00

(b) Consolidated Net Leverage Ratio. Permit the Consolidated Net Leverage Ratio as of the end of any fiscal quarter of the Borrower to be above the net maximum ratio set forth below opposite such fiscal quarter:

Fiscal Quarter Ending	Maximum Consolidated Net Leverage Ratio
December 31, 2010	6.25:1.00
March 31, 2011	5.50:1.00
June 30, 2011	5.25:1.00
September 30, 2011	5.00:1.00
December 31, 2011	5.00:1.00
March 31, 2012	5.50:1.00
June 30, 2012	4.75:1.00
September 30, 2012	4.50:1.00
December 31, 2012	3.50:1.00
March 31, 2013 and thereafter	3.00:1.00 or, once SCH Completion has occurred, 3.50:1.00

7.12 Intentionally Omitted.

7.13 Intentionally Omitted.

7.14 Amendments of Organization Documents. Amend any of its Organization Documents in any respect materially adverse to the Lenders.

7.15 Accounting Changes. Make any change in (a) its accounting policies or reporting practices, except as required or permitted by GAAP, or (b) its fiscal year.

7.16 Prepayments, Etc. of Indebtedness. (a) In the case of any Indebtedness that is not subordinated Indebtedness, if an Event of Default under Sections 8.01(a) or (b) (only with respect to an Event of Default under Section 7.11) shall have occurred and be continuing, voluntarily prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner except, (i) the prepayment of the Credit Extensions in accordance with the terms of this Agreement, (ii) regularly scheduled or required repayments or redemptions of Indebtedness in respect of the Senior Notes and other Indebtedness set forth in Schedule 7.02 and refinancings and refundings of such Indebtedness in compliance with Section 7.02(c) and (iii) prepayments of such Indebtedness with consideration constituting the exchange of Qualified Equity Interests for the extinguishment of such Indebtedness; and (b) in the case of subordinated Indebtedness, make any payments other than (i) regularly scheduled payments of interest and otherwise in compliance with the subordination terms thereof, (ii) so long as no Default exists or would result therefrom, prepayments of such Indebtedness in an amount not to exceed the Cumulative Net Income Amount as in effect immediately before the respective prepayment; provided that after giving effect to such prepayment the Borrower would be in compliance with the financial covenant set forth in Section 7.11, (iii) so long as no Default exists or would result therefrom, prepayments of such Indebtedness in an amount not to exceed the Equity Proceeds Amount as in effect immediately before the respective prepayment and (iv) prepayments of such Indebtedness with consideration constituting the exchange of Qualified Equity Interests for the extinguishment of such Indebtedness.

7.17 Amendment, Etc. of Related Documents and Indebtedness. (a) Cancel or terminate any Related Document or consent to or accept any cancellation or termination thereof, other than in accordance with its terms, (b) amend, modify or change in any manner any term or condition of any Related Document or give any consent, waiver or approval thereunder, except in the ordinary course consistent with past practice, (c) waive any default under or any breach of any term or condition of any Related Document, except in the ordinary course consistent with past practice, (d) take any other action in connection with any Related Document, in the case of each of clauses (a) through (d), that would materially impair the value of the interest or rights of any Loan Party thereunder or that would materially impair the ability of the Lenders to be repaid hereunder or (e) if an Event of Default under Sections 8.01(a) or (b) (only with respect to an Event of Default under Section 7.11) shall have occurred and be continuing, amend, modify or change in any manner any term or condition of any Indebtedness set forth in Schedule 7.02, except for any refinancing, refunding, renewal or extension thereof permitted by Section 7.02(c).

7.18 Limitation on Negative Pledge Clauses. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of the Borrower or any Subsidiary Guarantor to create, incur, assume or suffer to exist any Lien upon any of its property to secure the Obligations hereunder; provided, however, that the foregoing clause shall not apply to Contractual Obligations which:

(a) exist on the Original Effective Date and (to the extent not otherwise permitted by this Section 7.18) are listed on Schedule 7.18 hereto;

(b) are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary of the Borrower, so long as such Contractual Obligations were not entered into solely in contemplation of such Person becoming a Subsidiary of the Borrower;

(c) arise in connection with any Lien permitted by Section 7.01 to the extent such restrictions relate solely to the assets (and any proceeds in respect thereof) which are the subject of such Lien;

(d) represent Indebtedness permitted by Section 7.02 (b), (c), (d), (e), (j), (k), (m), (q) and (r); provided, that such Indebtedness shall not conflict with (i) any terms of this Agreement, any other Loan Document or the terms of any other Indebtedness and (ii) the Borrower’s obligation to grant Liens to the Collateral Agent for the benefit of the Secured Parties in Collateral acquired after the Original Effective Date in accordance with the terms of the Loan Documents;

(e) represent secured Indebtedness permitted by Section 7.01(f) to the extent that such restrictions apply only to the Subsidiaries incurring or guaranteeing such Indebtedness (and the Subsidiaries of such Subsidiaries);

(f) arise in connection with any Disposition permitted by Section 7.05, with respect to the assets so Disposed;

(g) are customary provisions in joint venture agreements and other similar agreements applicable solely to such joint venture or the Equity Interests therein;

(h) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto;

(i) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Subsidiary;

(j) are customary limitations (including financial maintenance covenants) existing under or by reason of leases entered into in the ordinary course of business;

(k) are restrictions on cash or other deposits imposed under contracts entered into in the ordinary course of business;

(l) are customary provisions restricting assignment of any agreements;

(m) are set forth in any agreement evidencing an amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of the Contractual Obligations referred to in clauses (a) through (l) above; provided, that such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is, in the good faith judgment of the Borrower, not materially less favorable to the Loan Parties and the Lenders with respect to such limitations than those applicable pursuant to such Contractual Obligations prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; or

(n) are restrictions imposed by any agreement relating to any Permitted Securitization Program to the extent that such restrictions relate to the Securitization Assets that are the subject of such Permitted Securitization Program.

7.19 Swap Contracts. Enter into any Swap Contracts other than in the ordinary course of business for non-speculative purposes and consistent with sound business practice.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

8.01 Events of Default. Any of the following shall constitute an Event of Default:

(a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation or (ii) within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, any fee due hereunder, or any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. (i) The Borrower fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03(a), 6.03(b), 6.03(i), 6.05(a)(i), 6.07, 6.10, 6.11, 6.19, or Article VII, (ii) any of the Subsidiary Guarantors fails to perform or observe any term, covenant or agreement contained in Section 7 of the Subsidiary Guaranty (but only to the extent it relates to a default under one of the covenants listed in clause (i) above) or (iii) any of the Loan Parties fails to perform or observe any term, covenant or agreement contained in Section 6 of the Security Agreement; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e) Cross-Default. (i) The Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder, Indebtedness under Swap Contracts or Guarantees of the Obligations), in each case having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit agreement) of more than the Threshold Amount, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee was created or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity, or such Guarantee to become due or payable; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined under such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Loan Party or any Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount, unless, in the case of this clause (B), and so long as, such event of default is being contested in good faith by appropriate proceedings, and adequate reserves in respect thereof have been established on the books of such Loan Party or Subsidiary to the extent required by GAAP; or

(f) Insolvency Proceedings, Etc. The Borrower or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any substantial part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any substantial part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) The Borrower or any of its Subsidiaries becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any substantial part of the property of any such Person and is not released, vacated or fully bonded within 60 days after its issue or levy; or

(h) Judgments. There is entered against the Borrower or any of its Subsidiaries one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance), and, such judgments or orders shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

(i) ERISA. The occurrence of any of the following events that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect: (i) an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in an actual obligation to pay money of a Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC or (ii) a Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan; or

(j) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

(k) Change of Control. There occurs any Change of Control; or

(l) Collateral Documents. Any Collateral Document after delivery thereof pursuant to Section 4.01 or 6.12 shall for any reason (other than pursuant to the terms hereof or thereof, including as a result of a transaction permitted by Section 7.04 or 7.05) cease to create a valid and perfected Lien, with the priority required hereby or thereby (subject to Liens permitted by Section 7.01), on the Collateral purported to be covered thereby and comprises Property Interest which, when taken together with all Property Interest as to which such a Lien has so ceased to be effective, has an aggregate fair market value in excess of $1,000,000, except to the extent that any such loss of perfection or priority results from the failure of the Administrative Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file UCC continuation statements and except as to Collateral consisting of real property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied or failed to acknowledge coverage.

8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d) exercise on behalf of itself, the Lenders and any L/C Issuer all rights and remedies available to it, the Lenders and any L/C Issuer under the Loan Documents or applicable law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Debtor Relief Laws of the United States, the obligation of each Lender to make Loans and any obligation of any L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations owed under this Agreement shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuers (including fees and time charges for attorneys who may be employees of any Lender or any L/C Issuer) and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the ratable account of each L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(c) and 2.15, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE IX

ADMINISTRATIVE AGENT

9.01 Appointment and Authority.

(a) Each of the Lenders and the L/C Issuers hereby irrevocably appoints Citibank, N.A. to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

(b) The Administrative Agent shall also act as the Collateral Agent under the Loan Documents, and each of the Lenders (in its capacities as a Lender, Swing Line Lender (if applicable), potential Hedge Bank and potential Cash Management Bank) and an L/C Issuer hereby irrevocably appoints and authorizes Citibank, N.A. to act as the agent of such Lender and such L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03 Exculpatory Provisions. No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, no Agent:

(a) shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided, that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law; and

(c) shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and no Agent shall be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent, Collateral Agent or any of their respective Affiliates in any capacity.

No Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. Each of the Administrative Agent and the Collateral Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to such Agent by the Borrower, a Lender or an L/C Issuer.

No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent.

Notwithstanding any provision contained in this Agreement or any other Loan Document providing for any action by any Agent in its reasonable discretion or approval of any action or matter in such Agent’s reasonable satisfaction, such Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loans Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided, that, no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Law. The Administrative Agent shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any other Loan Party or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent, Collateral Agent or any other Agent Party in any capacity.

9.04 Reliance by Administrative Agent and Collateral Agent. Each of the Administrative Agent and the Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each of the Administrative Agent and Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the applicable L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such

L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Agents may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by such Agent in accordance with the advice of any such counsel, accountants or experts.

9.05 Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent. The Administrative Agent, Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and Collateral Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent or the Collateral Agent.

9.06 Resignation of Administrative Agent and Collateral Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the approval of the Borrower (such approval not to be unreasonably withheld), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above; provided, that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 9.06. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by Citibank, N.A. as Administrative Agent pursuant to this Section 9.06 shall also constitute its resignation as L/C Issuer, Swing Line Lender and Collateral Agent. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, Swing Line Lender and Collateral Agent, (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

9.07 Non-Reliance on Agents and Other Lenders. Each Lender and each L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08 No Other Duties, Etc. Except as expressly set forth herein, none of the “Joint Lead Book Managers,” “Joint Lead Arrangers” or other titles listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, Collateral Agent, a Lender or an L/C Issuer hereunder.

9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and each L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or any L/C Issuer or in any such proceeding.

9.10 Collateral and Guaranty Matters. The Lenders and the L/C Issuers irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing in accordance with Section 10.01;

(b) to take all actions reasonably requested by the applicable Loan Party in order to effect a sale of Collateral free and clear of the Liens created by the Security Documents (unless sold to a Loan Party), to the extent the Required Lenders or all the Lenders, as applicable, waive the provisions under Section 7.05 with respect to such sale of Collateral, or such sale of Collateral is permitted by Section 7.05;

(c) to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder; provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of any Revolver Refinancing Indebtedness or Permitted Senior Notes; and

(d) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i).

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Lien or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

9.11 Indemnification. If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender or L/C Issuer due to a failure on the part of such Lender or L/C Issuer (because the appropriate form was not delivered, was not properly executed, or because such Lender or L/C Issuer failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender or L/C Issuer shall indemnify and hold the Administrative Agent harmless for all amounts paid, directly or indirectly, by the Administrative Agent, as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section 9.11, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders and the L/C Issuers under this section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

9.12 Intercreditor Agreement; Consent.

(a) Each Secured Party hereby irrevocably authorizes the Agents, at such Agent’s option and discretion, to enter into an, or amend any Intercreditor Agreement (or similar agreements with the same or similar purpose) as agent for and on behalf its behalf in accordance with the terms specified in this Agreement. Any such Intercreditor Agreement entered into by the Agents on behalf of the Secured Parties shall be binding upon each Secured Party. Each Lender Party (and each Person that becomes a Lender Party hereunder pursuant to Section 10.06) and each other Secured Party hereby authorizes and directs the Administrative Agent and Collateral Agent to enter into the Intercreditor Agreement on behalf of such Secured Party and agrees that the Agents, may take such actions on its behalf as is contemplated by the terms of the Intercreditor Agreement. The Administrative Agent shall notify the Secured Parties of the effectiveness of the Intercreditor Agreement when executed and shall provide a copy of the executed Intercreditor Agreement to the Secured Parties as and when effective.

(b) Each Secured Party hereby consents to the Collateral Agent executing the Intercreditor Agreement on behalf of the Secured Parties.

9.13 No Novation. Nothing contained in this Credit Agreement, the Amendment Agreement or any other Loan Document shall constitute or be construed as a novation of any of the Obligations.

ARTICLE X

MISCELLANEOUS

10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document (other than any Fee Letter, Secured Cash Management Agreement, or Secured Hedge Agreement), and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(b) postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) or any mandatory reduction of the Aggregate Commitments hereunder without the written consent of each Lender directly adversely affected thereby;

(c) reduce the principal of, or the stated rate of interest specified herein on, any Loan or Unreimbursed Amount, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(d) change Section 2.13 or Section 8.03 of this Agreement, Section 9.2 of the Security Agreement or equivalent provision of the Intercreditor Agreement, if effective, in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(e) change any provision of this Section 10.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or any other Loan Document or make any determination or grant any consent hereunder without the written consent of each Lender;

(f) other than as permitted by Section 9.10, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender; or

(g) release all or substantially all of the Subsidiary Guarantors, without the written consent of each Lender, except to the extent the release of any Guarantor is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone);

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the applicable L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the applicable Swing Line Lender in addition to the Lenders required above, affect the rights or duties of such Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (x) the Commitment of such Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Credit Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and other definitions related to such Incremental Facilities; provided that the consent of the Required Lenders shall not be required to make any such changes necessary to be made in connection with any borrowing of New Term Loans or the extension of Incremental Revolving Credit Commitments and the making of Incremental Revolving Credit Loans thereunder.

If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Required Lenders, the Borrower may replace each Nonconsenting Lender in accordance with Section 10.13; provided, that such amendment, waiver, consent or release can be effected as a result of all such assignments.

Any such waiver and any such amendment or modification pursuant to this Section 10.01 shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the L/C Issuers, the Swing Line Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Borrower, the Lenders, the L/C Issuers, the Swing Line Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default that is waived pursuant to this Section 10.01 shall be deemed to be cured and not continuing during the period of such waiver.

10.02 Notices; Effectiveness; Electronic Communications.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower, the Administrative Agent, the Collateral Agent, any L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided, that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided, that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to the Lenders and the L/C Issuers to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided, that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Borrower, the Administrative Agent, each L/C Issuer and each Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, such L/C Issuer and such Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(e) Reliance by Administrative Agent, L/C Issuers and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic Borrowing Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03 No Waiver; Cumulative Remedies. No failure by any Lender, any L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.04 Expenses; Indemnity; Damage Waiver.

(a) Reimbursement by the Borrower. The Borrower shall pay, or reimburse the Administrative Agent (and any sub-agent thereof) for, all of the Administrative Agent’s (or such sub-agent’s) reasonable external audit, legal, appraisal, valuation, filing, document duplication and reproduction and investigation expenses and for all other reasonable and documented out-of-pocket costs and expenses (including the reasonable and documented fees, expenses and disbursements of the Administrative Agent’s counsel, Shearman & Sterling LLP and one local legal counsel in each relevant jurisdiction, auditors, accountants, appraisers, printers and other advisors, consultants and agents) incurred by the Administrative Agent (or such sub-agent) in connection with any of the following: (i) the syndication of the Revolving Facility provided for herein, the preparation, negotiation, execution, delivery, interpretation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) the creation, perfection or protection of the Liens under any Loan Document (including any reasonable and documented fees, disbursements and expenses for one local counsel in each relevant jurisdiction), (iii) all costs and expenses incurred by any L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iv) all costs and expenses incurred by the Administrative Agent (or any sub-agent thereof) (including the fees, charges and disbursements of any counsel), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.04, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable and documented out-of-pocket costs and expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, in each case, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally. The Borrower further agrees to pay or reimburse the Administrative Agent (and any sub-agent thereof) and each Lender Party for all reasonable and documented out-of-pocket costs and expenses, including reasonable attorneys’ fees (including costs of settlement), incurred by the Administrative Agent (or such sub-agent) or such Lender Party in connection with any of the following: (i) in enforcing any Loan Document or Obligation or any security therefor or exercising or enforcing any other right or remedy available by reason of an Event of Default, (ii) in defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, any Loan Party, any of the Borrower’s Subsidiaries and related to or arising out of the transactions contemplated hereby or by any other Loan Document or (iii) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in any of the foregoing clauses (i), (ii) and (iii).

(b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender Party, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnified Party”) against, and hold each Indemnified Party harmless from, any and all losses, claims, damages, liabilities, obligations, penalties, actions, judgments, suits, reasonable out-of-pocket costs, disbursements and expenses, joint or several, of any kind or nature (including the reasonable fees, charges and disbursements of any advisor or counsel for any Indemnified Party), incurred by any Indemnified Party, asserted against any Indemnified Party by the Borrower, any other Loan Party or any other Person or awarded against any Indemnified Party, in each case, arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release or threatened Release of Hazardous Materials on or from any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries, or any other Environmental Liability related in any way to any Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by an Indemnified Party, a third party or by the Borrower or any other Loan Party or any of the Borrower’s or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnified Party is a party thereto and whether or not any of the transactions contemplated hereby are consummated; provided that such indemnity shall not, as to any Indemnified Party, be available to the extent that such losses, claims, damages, liabilities, obligations, penalties, actions, judgments, suits, costs, disbursements and expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Party or (y) result from a claim brought by the Borrower or any other Loan Party against such Indemnified Party for breach in bad faith of such Indemnified Party’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section 10.04(b) shall apply to Taxes only to the extent that such Taxes arise out of or are connected to any losses, claims, damages, liabilities, obligations, penalties, actions, judgments, suits, costs, disbursements and expenses set forth above that result from a non-tax related claim.

(c) Reimbursement by Lenders. Each Lender Party severally agrees to indemnify the Administrative Agent and each sub-agent thereof and the L/C Issuer (in each case, to the extent not promptly reimbursed by the Borrower) from and against such Lender Party’s Applicable Percentage of any and all losses, claims, damages, liabilities, obligations, penalties, actions, judgments, suits, costs, disbursements and expenses, joint or several, of any kind or nature (including the fees, charges and disbursements of any advisor or counsel for such Person that may be imposed on, incurred by, or asserted against the Administrative Agent, any such sub-agent or the L/C Issuer, as the case may be, in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Administrative Agent, any such sub-agent or the L/C Issuer under the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such losses, claims, damages, liabilities, obligations, penalties, actions, judgments, suits, costs, disbursements or expenses resulting from the Administrative Agent’s, such sub-agent’s gross or the L/C Issuer’s negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse the Administrative Agent, each sub-agent thereof and the L/C Issuer for its Applicable Percentage of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 10.04(a), to the extent that the Administrative Agent, such sub-agent or the L/C Issuer is not promptly reimbursed for such costs and expenses by the Borrower.

(d) Waiver of Consequential Damages, Etc. The Borrower agrees that no Indemnified Party shall have any liability (whether in contract, tort or otherwise) to the Borrower or any other Loan Party or any of their respective Subsidiaries or any of their respective equity holders or creditors for or in connection with the transactions contemplated hereby and in the other Loan Documents, except to the extent such liability is determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnified Party’s gross negligence or willful misconduct. In no event, however, shall any Indemnified Party be liable to any Person on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or and each such Loan Party’s respective anticipated savings). The Borrower hereby waives, releases and agrees (each for itself and on behalf of each other Loan Party and on behalf of its Subsidiaries) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(e) Payments. All amounts due under this Section 10.04 shall be payable promptly upon demand therefor.

(f) Survival. The agreements in this Section 10.04 shall survive the resignation of the Administrative Agent, any L/C Issuer and any Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Overnight Rate from time to time in effect. The obligations of the Lenders and each L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of Section 10.06(e), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(g). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (e) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.06(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided, that:

(i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 and in increments of $1,000,000 in excess thereof, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Swing Line Loans;

(iii) any assignment of a Commitment must be approved by the Administrative Agent, any L/C Issuer and any Swing Line Lender unless the Person that is the proposed assignee is itself a Lender, an Affiliate of a Lender or an Approved Fund;

(iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (d) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(e).

(c) Any L/C Issuer may assign to one or more Eligible Assignees (other than an Approved Fund) all or a portion of its the undrawn portion of its L/C Commitment at any time; provided, however, that (i) each such assignment shall be to an Eligible Assignee and (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Assumption, together with a processing and recordation fee of $3,500.

(d) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal and interest amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, Lenders and the L/C Issuers, at any reasonable time and from time to time upon reasonable prior notice.

(e) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (a), (b), (c) and (f) of the first proviso to Section 10.01 that affects such Participant. Subject to subsection (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations of such Sections and Section 3.06) to the same extent as if it were a Lender and had acquired its interest by assignment. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

(f) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless such entitlement to a greater payment results from a change in any applicable law that is enacted, promulgated or adopted, as applicable, after the Participant acquired the participation in question and the participating Lender notifies the Borrower in writing of such entitlement to a greater payment no later than ninety (90) days after such change is enacted, promulgated or adopted, as applicable.

(g) Certain Pledges. Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System, and this Section shall not apply to any such pledge or assignment of a security interest; provided, that, no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender party hereto.

(h) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act.

(i) Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time any L/C Issuer assigns all of its Commitment and Revolving Credit Loans pursuant to Section 10.06(b), such L/C Issuer may, (i) upon 30 days’ notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of such L/C Issuer or Swing Line Lender, as the case may be. If any L/C Issuer resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuers hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Citibank, N.A. resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to such L/C Issuer to effectively assume the obligations of the applicable L/C Issuer with respect to such Letters of Credit.

10.07 Treatment of Certain Information; Confidentiality.

(a) Each of the Administrative Agent and the Lender Parties agrees to maintain the confidentiality of Information, except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document, any action or proceeding relating to this Agreement or any other Loan Document, the enforcement of rights hereunder or thereunder or any litigation or proceeding to which the Administrative Agent or any Lender Party or any of its Affiliates may be a party, (f) to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective counterparty, surety, reinsurer, guarantor or credit liquidity enhancer (or their advisors) to or in connection with any swap, derivative or other protective transaction relating to the Obligations or to the Borrower and its obligations, (iii) to any rating agency when required by it or (iv) the CUSIP Service Bureau or any similar organization, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender Party or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

For purposes of this Section 10.07, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided, that in the case of information received from the Borrower or any such Subsidiary after the Original Effective Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 10.07 shall be considered to have complied with its obligation to do so if such Person has exercised reasonable care to protect such Information, and in no event less than the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b) EACH LENDER PARTY ACKNOWLEDGES THAT UNITED STATES FEDERAL AND STATE SECURITIES LAWS PROHIBIT ANY PERSON WITH MATERIAL, NON-PUBLIC INFORMATION ABOUT AN ISSUER FROM PURCHASING OR SELLING SECURITIES OF SUCH ISSUER OR, SUBJECT TO CERTAIN LIMITED EXCEPTIONS, FROM COMMUNICATING SUCH INFORMATION TO ANY OTHER PERSON. EACH LENDER PARTY AGREES TO COMPLY WITH APPLICABLE LAW AND ITS RESPECTIVE CONTRACTUAL OBLIGATIONS WITH RESPECT TO CONFIDENTIAL AND MATERIAL NON-PUBLIC INFORMATION. Each Lender Party that is not a Public Lender confirms to the Administrative Agent that such Lender Party has adopted and will maintain internal policies and procedures reasonably designed to permit such Lender Party to take delivery of Restricting Information (as defined below) and maintain its compliance with applicable law and its respective contractual obligations with respect to confidential and material non-public information. A Public Lender may elect not to receive Borrower Materials and Information that contains material non-public information with respect to the Loan Parties or their securities (such Borrower Materials and Information, collectively, “Restricting Information”), in which case it will identify itself to the Administrative Agent as a Public Lender. Such Public Lender shall not take delivery of Restricting Information and shall not participate in conversations or other interactions with the Agents, any Lender Party or any Loan Party concerning the Revolving Facility in which Restricting Information may be discussed. No Agent, however, shall by making any Borrower Materials and Information (including Restricting Information) available to a Lender Party (including any Public Lender), by participating in any conversations or other interactions with a Lender Party (including any Public Lender) or otherwise, be responsible or liable in any way for any decision a Lender Party (including any Public Lender) may make to limit or to not limit its access to Borrower Materials and Information. In particular, no Agent shall have, and the Administrative Agent, on behalf of each Agent, hereby disclaims, any duty to ascertain or inquire as to whether or not a Lender Party (including any Public Lender) has elected to receive Restricting Information, such Lender Party’s policies or procedures regarding the safeguarding of material nonpublic information or such Lender Party’s compliance with applicable laws related thereto. Each Public Lender acknowledges that circumstances may arise that requires it to refer to Borrower Materials and Information that might contain Restricting Information. Accordingly, each Public Lender agrees that it will nominate at least one designee to receive Borrower Materials and Information (including Restricting Information) on its behalf and identify such designee (including such designee’s contact information) on such Public Lender’s Administrative Questionnaire. Each Public Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Public Lender’s designee’s e-mail address to which notice of the availability of Restricting Information may be sent by electronic transmission. Each Public Lender confirms to the Administrative Agent and the Lender Parties that are not Public Lenders that such Public Lender understands and agrees that the Administrative Agent and such other Lender Parties may have access to Restricting Information that is not available to such Public Lender and that such Public Lender has elected to make its decision to enter into this Agreement and to take or not take action under or based upon this Agreement, any other Loan Document or related agreement knowing that, so long as such Person remains a Public Lender, it does not and will not be provided access to such Restricting Information. Nothing in this subsection 10.07(b) shall modify or limit a Lender Party’s (including any Public Lender) obligations under this Section 10.07 with regard to Borrower Materials and Information and the maintenance of the confidentiality of or other treatment of Borrower Materials or Information.

10.08 Right of Setoff. Upon any amount becoming due and payable hereunder (whether at stated maturity, by acceleration or otherwise), each Lender Party and its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender Party or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender Party, irrespective of whether or not such Lender Party shall have made any demand under this Agreement or any other Loan Document or are owed to a branch or office of such Lender Party different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender Party and its Affiliates under this Section 10.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender Party or its Affiliates may have. Each Lender Party agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided, that the failure to give such notice shall not affect the validity of such setoff and application.

10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, or electronic transmission of a.pdf, shall be effective as delivery of a manually executed counterpart of this Agreement.

10.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.13 Replacement of Lenders. If (a) any Lender requests compensation under Section 3.04, (b) the Borrower is required to pay any additional amount or indemnity payment to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, (c) any Lender is at such time a Defaulting Lender or has given notice pursuant to Section 3.02 or (d) any Lender becomes a “Nonconsenting Lender” (hereinafter defined), then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to (and such Lender shall) assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an Eligible Assignee selected by the Borrower that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided, that:

(a) the Administrative Agent shall have received the assignment fee specified in Section 10.06(b), which fee shall be paid by either the Borrower or the replacement lender;

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d) such assignment does not conflict with applicable Laws; and

(e) neither the Administrative Agent nor any Lender shall be obligated to be or to find the assignee.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. In the event that (x) the Borrower or the Administrative Agent has requested the Lenders to consent to a departure or waiver of any provisions of the Loan Documents or to agree to any amendment thereto and (y) the Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Nonconsenting Lender”; provided that such Lender will only be deemed a Nonconsenting Lender if the applicable replacement Lender agrees to such consent, waiver or amendment. Any such replacement shall not be deemed a waiver of any rights that the Borrower shall have against the replaced Lender.

10.14 Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and any Arranger are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent and any Arranger, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent and any Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent nor any Arranger has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and any Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent nor any Arranger has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent and any Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.17 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the PATRIOT Act.

10.18 Time of the Essence. Time is of the essence of the Loan Documents.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

FORESIGHT ENERGY LLC

By:
Name:
Title:

CITIBANK, N.A., as Administrative Agent

By:
Name:
Title:

CITIBANK, N.A., as Collateral Agent

By:
Name:
Title:

[Lender signatures to be circulated separately.]